Exhibit 4.1

NYMT SECURITIES CORPORATION, as Depositor

WELLS FARGO BANK, N.A., as Securities Administrator and Master Servicer

NYMT SERVICING CORPORATION, as a Servicer

CENLAR FSB, as Subservicer

THE NEW YORK MORTGAGE COMPANY, LLC, as Seller

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

POOLING AND SERVICING AGREEMENT

Dated as of March 1, 2006

NEW YORK MORTGAGE TRUST 2006-1

MORTGAGE-BACKED PASS-THROUGH CERTIFICATES

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ATTACHMENTS

Exhibit A- 1	Form of Initial Certification
Exhibit A-2	Form of Interim Certification
Exhibit A-3	Form of Final Certification
Exhibit A-4	Form of Endorsement
Exhibit C	Form of Lost Note Affidavit
Exhibit D	Custodial Agreement
Exhibit E	Custodial Account Letter Agreement
Exhibit F	Escrow Account Letter Agreement
Exhibit G-1	Form of Monthly Remittance Advice
Exhibit G-2	Standard Layout For Monthly Defaulted Loan Report
Exhibit G-3	Form 332 Realized Loss Report
Exhibit H	Form of Sarbanes Back-up Certification
Exhibit I	Form of Subsequent Transfer Agreement
Exhibit J	Subsequent Mortgage Loan Criteria
Exhibit K	Fannie Mae Guide Announcement 95-19
Exhibit L	Form of Rule 144A Transfer Certificate
Exhibit M	Form of Purchaser’s Letter for Institutional Accredited Investors
Exhibit N	Form of ERISA Transfer Affidavit
Exhibit O	Form of Residual Certificate Transfer Affidavit (Transferee)

Exhibit P	Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit Q	Forms of Certificates
Exhibit R	Relevant Servicing Criteria
Exhibit S	Additional Form 10-D Disclosure
Exhibit T	Additional Form 10-K Disclosure
Exhibit U	Form 8-K Disclosure Information
Exhibit V	Additional Disclosure Notification
Exhibit W	ABN AMRO Servicing Agreement
Schedule A	Mortgage Loan Schedule

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This POOLING AND SERVICING AGREEMENT, dated as of March 1, 2006 (the “Agreement” or the “Pooling and Servicing Agreement”), is by and among NYMT SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), WELLS FARGO BANK, N.A., as securities administrator (the “Securities Administrator”) and master servicer (the “Master Servicer”), NYMT SERVICING CORPORATION, as a servicer (“NYMT Servicing” or a “Servicer”), CENLAR FSB, as subservicer (the “Subservicer”) and THE NEW YORK MORTGAGE COMPANY, LLC, as seller (the “Seller”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor has acquired all of the rights, title and interest of the Seller in certain conventional, adjustable rate residential mortgage loans identified in Schedule A hereto (the “Mortgage Loans”) on a servicing-retained basis from the Seller pursuant to the Mortgage Loan Purchase Agreement, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Issuing Entity;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property to be included in the Issuing Entity;

WHEREAS, on the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for its transfer to the Trustee of the Mortgage Loans and the other property to be included in the Issuing Entity;

WHEREAS, certain of the Mortgage Loans were acquired by the Seller from ABN AMRO Mortgage Group, Inc. (“ABN AMRO”) pursuant to the terms of the Master Mortgage Loan Sale and Servicing Agreement, dated as of February 1, 2006, among ABN AMRO and the Seller, as amended by the Assignment, Assumption and Recognition Agreement by and among the Depositor, the Trustee on behalf of the Issuing Entity, the Seller and ABN AMRO collectively, “the Servicing Agreement”);

WHEREAS, the Seller assigned all of its rights but none of its obligations under the Servicing Agreement to the Depositor pursuant to the Mortgage Loan Purchase Agreement and the Depositor in turn pursuant to this Agreement will assign its rights under the Servicing Agreement to the Trustee for inclusion in the assets of the Issuing Entity;

WHEREAS, the Seller desires that NYMT Servicing service the NYMC Mortgage Loans upon such transfer to the Trustee, on behalf of the Issuing Entity, pursuant to this Agreement, and NYMT Servicing has agreed to do so;

WHEREAS, NYMT Servicing desires that the Subservicer shall subservice the NYMC Mortgage Loans on behalf of NYMT Servicing beginning on the Closing Date pursuant to this Agreement but that NYMT Servicing will have ultimate responsibility for the servicing of the NYMC Mortgage Loans;

WHEREAS, the Master Servicer shall be obligated under this Agreement, among other things, and under the Servicing Agreement, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the NYMT Servicing under this Agreement and of ABN AMRO under the Servicing Agreement, upon the occurrence and continuance of a Servicing Event of Default as provided herein or therein, as applicable;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

The Issuing Entity intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Estate created hereunder. The Certificates will consist of thirteen Classes of Certificates, designated as (i) the Class 1-A-1 Certificates, (ii) the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, (iii) the Class 3-A-1 Certificates, (iv) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, and (v) the Class A-R Certificates. The descriptions of REMIC I, REMIC II, REMIC III and REMIC IV that follow are part of the Preliminary Statement. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections described below.

REMIC I

As provided herein, the Trustee will make an election to treat the assets of the Trust Estate, other than the Pre-Funding Account, the Capitalized Interest Account and any Subsequent Mortgage Loan Interest as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The Class R-I Interest will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions under United States federal income tax law. Interest on all Classes of REMIC I Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests shall be certificated.

Designation	Initial Uncertificated Balance	Uncertificated REMIC I Pass- Through Rate		Latest Possible Maturity Date(1)
LT1	$6,991,690	Variable	(2)	June 2036
LT2	$204,316,044	Variable	(2)	June 2036
LT2PF	$49,405,812	Variable	(2)	June 2036
LT3	$16,689,525	Variable	(2)	June 2036

(1)	Solely for purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the date that is one month following the Distribution Date one month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest represents the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. Interest on all Classes of REMIC II Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests shall be certificated.

Designation	Initial Uncertificated Balance	Uncertificated REMIC II Pass- Through Rate		Latest Possible Maturity Date(1)
1-L	$6,991,424.31	Variable	(2)	June 2036
1-LS	$265.69	Variable	(2)	June 2036
2-L	$253,712,214.14	Variable	(2)	June 2036
2-LS	$9,641.86	Variable	(2)	June 2036
3-L	$16,688,890.47	Variable	(2)	June 2036
3-LS	$634.53	Variable	(2)	June 2036

(1)	Solely for purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the date that is one month following the Distribution Date one month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.

REMIC III

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class R-III Interest represents the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions. Interest on all Classes of REMIC III Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The following table irrevocably sets forth the designation, the Uncertificated REMIC III Pass-Through Rate, the initial Uncertificated Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC III Regular Interests. None of the REMIC III Regular Interests shall be certificated.

Designation	Initial Uncertificated Balance	Uncertificated REMIC III Pass- Through Rate		Latest Possible Maturity Date(1)
LT3A1	$6,725,000	Variable	(2)	June 2036
LT3A2	$244,080,000	Variable	(2)	June 2036
LT3A3	$16,055,000	Variable	(2)	June 2036
LT3B1	$3,746,000	Variable	(2)	June 2036
LT3B2	$2,497,000	Variable	(2)	June 2036
LT3B3	$1,525,000	Variable	(2)	June 2036
LT3B4	$1,387,000	Variable	(2)	June 2036
LT3B5	$694,000	Variable	(2)	June 2036
LT3B6	$693,071	Variable	(2)	June 2036
LT3-AR	$100	Variable	(2)	June 2036

(1)	Solely for purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the date that is one month following the Distribution Date one month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC III Pass-Through Rate” herein.

REMIC IV

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” The Class R-IV Interest represents the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions. Interest on all Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Certificates:

Class	Initial Class Certificate Balance	Certificate Interest Rate	Latest Possible Maturity Dates (1)
1-A-1	$6,725,900	(2)	May 2036
2-A-1	148,906,000	(3)	May 2036
2-A-2	20,143,000	(3)	May 2036
2-A-3	65,756,000	(3)	May 2036
2-A-4	9,275,000	(3)	May 2036
3-A-1	16,055,000	(4)	May 2036
B-1	3,746,000	(5)	May 2036
B-2	2,497,000	(5)	May 2036
B-3	1,525,000	(5)	May 2036
B-4	1,387,000	(5)	May 2036
B-5	694,000	(5)	May 2036
B-6	693,071.98	(5)	May 2036
A-R	100	(2)	May 2036

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date one month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates, each of which represents a “regular interest” in REMIC IV.

(2)	Interest will accrue on the Class 1-A-1 and Class A-R Certificates at a per annum rate equal to the Pool 1 Net WAC.

(3)	Interest will accrue on the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates at a per annum rate equal to the Pool 2 Net WAC.

(4)	Interest will accrue on the Class 3-A-1 Certificates at a per annum rate equal to the Pool 3 Net WAC.

(5)	Interest will accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates at a per annum rate equal to the Subordinate Net WAC.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

ABN AMRO: ABN AMRO Mortgage Group, Inc., or any successor thereto.

ABN AMRO Mortgage Loans: The Mortgage Loans originated by ABN AMRO and sold by ABN AMRO to the Seller pursuant to the Master Mortgage Loan Sale and Servicing Agreement and identified as such on the Mortgage Loan Schedule.

Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accounts: Any or all of the Capitalized Interest Account, the Custodial Accounts, the Collection Account, the Pre-Funding Account and any other accounts maintained by the Securities Administrator, the Servicers or the Subservicer pursuant to pursuant to this Agreement or the Servicing Agreement.

Accrual Period: With respect to each Class of Certificates and a Distribution Date, the prior calendar month.

Additional Disclosure Notification: has the meaning set forth in Section 9.01(b).

Additional Form 10-D Disclosure: has the meaning set forth in Section 9.01(a).

Additional Form 10-K Disclosure: has the meaning set forth in Section 9.02(a).

Addition Notice: The notice given pursuant to Section 2.04(b)(i) with respect to the transfer of Subsequent Mortgage Loans to the Issuing Entity pursuant to such Section.

Adjustment Date: With respect to an adjustable rate Mortgage Loan, generally the first day of the month or months specified as such in the related Mortgage Note.

Advance: With respect to each Distribution Date and each Mortgage Loan, an amount equal to the Scheduled Payment (with the interest portion of such Scheduled Payment reduced by the Servicing Fee Rate (or, in the case of any Advance by the Master Servicer, adjusted to the Net Mortgage Rate)) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the applicable Servicer, the Subservicer or Master Servicer, as applicable, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Expense Rate: With respect to any Mortgage Loan, the sum of the applicable Servicing Fee Rate and the Master Servicing Fee Rate.

Aggregate Collateral Balance: As of any date of determination (other than the Closing Date), an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account. With respect to the Closing Date, an amount equal to the Aggregate Loan Balance as of the Cut-off Date plus the amount on deposit in the Pre-Funding Account as of the Closing Date.

Aggregate Loan Balance: As of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

Aggregate Pool: Mortgage Group 1, Mortgage Group 2 and Mortgage Group 3, in the aggregate.

Aggregate Subordinate Percentage: On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Aggregate Loan Balance for the Aggregate Pool immediately prior to such Distribution Date.

Agreement: This Pooling and Servicing Agreement and all exhibits, schedules, amendments and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees and Master Servicing Fees attributable to the Mortgage Loans and other amounts treated as payment proceeds of the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees, Prepayment Premiums and all other incidental fees and charges.

Applicable Credit Support Percentage: For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other related classes of Subordinate Certificates having higher numerical class designations than that class.

Applied Realized Loss Amount: With respect to any Distribution Date and any Class of Certificates, the sum of (i) the Realized Losses (including Excess Losses) allocated to such Class of Certificates on such Distribution Date pursuant to Section 6.06(d) and (ii) the amount of any Applied Realized Loss Amount for such Class of Certificates from the previous Distribution Date.

Apportioned Principal Balance: With respect to any class of Subordinate Certificates for any Distribution Date and Mortgage Group, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate).

Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment, Assumption and Recognition Agreement: That certain Assignment, Assumption and Recognition Agreement, relating to the Master Mortgage Loan Sale and Servicing Agreement, dated as of the Closing Date, among the Seller, ABN AMRO and the Trustee.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Issuing Entity nor the Trustee shall be responsible for determining whether any such assignment is in recordable form.

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Issuing Entity.

Available Distribution Amount: With respect to any Distribution Date and each Mortgage Group, the total amount of all cash received by the Securities Administrator on the Mortgage Loans in such Mortgage Group from each Servicer or otherwise for deposit into the Collection Account in respect of such Distribution Date, including (1) all scheduled installments of interest (net of the related Servicing Fees and Master Servicing Fees) and principal collected on the related Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof, (2) all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, in each case for such Distribution Date, (3) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received from the related Mortgage Loans during the related Prepayment Period, (4) any amounts paid by the Master Servicer and/or received from the Servicers in respect of Prepayment Interest Shortfalls with respect to the related Mortgage Loans (5) with respect to the first Distribution Date, all amounts on deposit in the Prefunding Account and (6) on the Distribution Date on which the related Mortgage Group is to be terminated pursuant to Article X hereof, that portion of the Purchase Price in respect of principal for such Mortgage Pool, up to the Par Value calculated for that Mortgage Group, minus:

(A) with respect to the Mortgage Loans in that Mortgage Group (or, if not related to the Mortgage Group, that Mortgage Group’s pro rata share of), all related charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator, the Custodian or the Trustee under this Agreement or to the related Servicers under this Agreement or Servicing Agreement, as applicable;

(B) in the case of (2), (3), (4) and (5) above, any related unreimbursed expenses incurred by the related Servicers in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Master Servicer or the related Servicers;

(C) any related unreimbursed Nonrecoverable Advances due to the Master Servicer or the Servicers; and

(D) in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Bankruptcy Loss Coverage Amount: With respect to the Subordinate Certificates, an initial amount expected to be up to approximately $100,000 as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificate

Bankruptcy Losses: Realized Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 3-A-1, Class B-1, Class B-2 and Class B-3 Certificates.

Book-Entry Termination: The occurrence of any of the following events: (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor; or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, State of Maryland or State of Minnesota are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account: An account established by the Securities Administrator, for the benefit of the Certificateholders, the amounts on deposit in which will be the Capitalized Interest Requirement for the Distribution Date in April 2006 and the Subsequent Mortgage Interest Amount for the first two Distribution Dates. The Capitalized Interest Account shall not be an asset of any REMIC created hereunder.

Capitalized Interest Requirement: For the first Distribution Date, $38,496.33.

Certificate Group: Any of the Group 1, Group 2 or Group 3 Certificates.

Certificate Interest Rate: With respect to each Distribution Date during the Interest Accrual Period and each Class of Certificates, the related Pass-Through Rate.

Certification Parties: Has the meaning set forth in Section 9.08.

Certificate Principal Amount: For any Certificate, its initial principal amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and any Applied Realized Loss Amounts previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a Mortgage Group distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02. The Securities Administrator will act as the initial Certificate Registrar under this Agreement.

Certificates: Senior Certificates and Subordinate Certificates.

Certificateholders: Persons acquiring beneficial ownership interest in the Certificates.

Certifying Person: Has the meaning set forth in Section 9.08.

Civil Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state laws.

Class: All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

Class 1-A-1 Certificates: All Certificates bearing the Class designation of “Class 1-A-1 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class 2-A-1 Certificates: All Certificates bearing the Class designation of “Class 2-A-1 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class 2-A-2 Certificates: All Certificates bearing the Class designation of “Class 2-A-2 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class 2-A-3 Certificates: All Certificates bearing the Class designation of “Class 2-A-3 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class 2-A-4 Certificates: All Certificates bearing the Class designation of “Class 2-A-4 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class 3-A-1 Certificates: All Certificates bearing the Class designation of “Class 3-A-1 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class A-R Certificates: All Certificates bearing the Class designation of “Class A-R Certificates” and evidencing the ownership of the “residual interest” in each of REMIC I, REMIC II, REMIC III and REMIC IV for purposes of the REMIC Provisions. The Class R Certificate represents the ownership of the Class R-I Interest, the Class R-II Interest, the Class R-III Interest and the Class R-IV Interest.

Class B-1 Certificates: All Certificates bearing the Class designation of “Class B-1 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class B-2 Certificates: All Certificates bearing the Class designation of “Class B-2 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class B-3 Certificates: All Certificates bearing the Class designation of “Class B-3 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class B-4 Certificates: All Certificates bearing the Class designation of “Class B-4 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class B-5 Certificates: All Certificates bearing the Class designation of “Class B-5 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class B-6 Certificates: All Certificates bearing the Class designation of “Class B-6 Certificates” representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC IV for purposes of the REMIC Provisions.

Class R-I Interest: The residual interest in REMIC I for purposes of the REMIC Provisions.

Class R-II Interest: The residual interest in REMIC II for purposes of the REMIC Provisions.

Class R-III Interest: The residual interest in REMIC III for purposes of the REMIC Provisions.

Class R-IV Interest: The residual interest in REMIC IV for purposes of the REMIC Provisions.

Class Principal Amount: Means with respect to any Class of Certificates, the aggregate Certificate Principal Amounts of the Certificates of that Class.

Class Subordination Percentage: For any Distribution Date and each Class of Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Certificates immediately before that Distribution Date.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Closing Date: March 30, 2006.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the lesser of (a) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (b) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraisal and with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Collection Account: A separate account established and maintained by the Securities Administrator pursuant to Section 5.06.

Commission: means the U.S. Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the lesser of (x) the aggregate Prepayment Interest Shortfall Amount with respect to such Distribution Date and (y) the applicable Servicing Fee, to the extent provided in Section 4.05(c) or the Servicing Agreement, as applicable, or the aggregate Master Servicing Fee payable to the Master Servicer, with respect to the Master Servicer’s obligations under Section 5.16.

Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence or recording thereon (or in a form suitable for recordation).

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling unites to the holders of the shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single-family dwelling located in a Cooperative Property.

Corporate Trust Office: With respect to (i) the Securities Administrator, the principal corporate trust office of the Securities Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement for purposes of transfers and exchanges and for presentment and surrender of the Certificates and for payment thereof is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: NYMT 2006-1, and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services (NYMT 2006-1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (NYMT 2006-1)); (ii) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Securities Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Certificateholder and the Trust, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Certificateholders and the Trust; and (iii) the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Trust, or the principal corporate trust office of any successor Trustee at the address designated by such successor Trustee by notice to the Certificateholders and the Trust.

Corresponding Class: The Class of interests in REMIC III created under this Agreement that corresponds to the Class of interests in REMIC IV or to a Class of Certificates in the manner set out below:

Corresponding REMIC III Classes	Corresponding REMIC IV Classes
LT3A1	Class 1-A-1 Certificates
LT3A2	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates
LT3A3	Class 3-A-1 Certificates
LT3B1	Class B-1 Certificates
LT3B2	Class B-2 Certificates
LT3B3	Class B-3 Certificates
LT3B4	Class B-4 Certificates
LT3B5	Class B-5 Certificates
LT3B6	Class B-6 Certificates
LT3-AR	Class A-R Certificates

Credit Support Depletion Date: The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Custodial Account: The separate custodial account (other than an Escrow Account) established and maintained by the Servicers pursuant to Section 4.02(d) of this Agreement, in the case of NYMT Servicing, and the Servicing Agreement, in the case of ABN AMRO.

Custodial Agreement: The custodial agreement relating to the custody of the Mortgage Loans, substantially in the form attached as Exhibit D hereto, between the Custodian, the Trustee and the Securities Administrator, dated as of March 1, 2006.

Custodian: The custodian appointed by the Trustee pursuant to the Custodial Agreement, and any successor thereto. The initial Custodian is LaSalle Bank, N.A.

Cut-off Date: March 1, 2006.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

Deficient Valuation: A proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form. As of the Closing Date, the following Classes of Certificates constitute Definitive Certificates: Class A-R, Class B-4, Class B-5 and Class B-6.

Delayed Delivery Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule for which the related Mortgage Note is not delivered to the Trustee or the Custodian on its behalf by the Closing Date. The Depositor shall, or shall direct to the Seller to, deliver the Mortgage Notes to the Trustee or the Custodian on its behalf:

(A) for at least 99% of the Mortgage Loans, not later than the Closing Date, and

(B) for the remaining 1% of the Mortgage Loans, not later than 90 days following the Closing Date.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Issuing Entity pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Depositor: NYMT Securities Corporation, a Delaware corporation having its principal place of business in New York, New York, or its successors in interest.

Depository Agreement: The agreement dated March 29, 2006 among the Trustee on behalf of the Issuing Entity and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Certificates.

Determination Date: With respect to each Distribution Date, the 15th day of the month in which such Distribution Date occurs, or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2006.

Due Date: The day of the calendar month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to Section 4.02(d), with respect to any NYMC Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Scheduled Payment is due on the first day of the immediately succeeding month.

Due Period: With respect to any Distribution Date and Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee, the Securities Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution: Any of the following:

(a) An institution whose:

(i)	commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

(ii)

commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicers are acceptable at the A-2 rating level if the Servicers are a bank, thrift or depository and provided the Servicers has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(b) the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments: Any one or more of the following obligations or securities:

(a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(b) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories and rated not lower than “F-1” by Fitch;

(c) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Notes Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category and rated not lower than “F-1” by Fitch;

(d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency and rated “AAA” by Fitch; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category and rated not lower than “F-1” by Fitch;

(f) a Qualified GIC;

(g) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(h) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trustee, the Master Servicer, the Securities Administrator, or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency, if so rated or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common Trust Estates, including any fund for which Wells Fargo Bank, N.A. (the “Bank”) in its capacity other than as the Master Servicer, the Securities Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class A-R, Class B-4, Class B-5 and Class B-6 Certificates and any other Class of Certificates with a rating below the lowest applicable rating requirement of Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14979 (2002), or any successor exemption.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption (“PTE”) 2002-19, 67 Fed. Reg. 14979 (2002) or PTE 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor to either of the foregoing), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicers in accordance with Section 4.02(m) of this Agreement in the case of NYMT Servicing.

Errors and Omission Insurance Policy: Any Errors and Omission Insurance policy required to be obtained by NYMT Servicing satisfying the requirements of this Agreement.

Escrow Account: The separate escrow account (other than a Custodial Account) established and maintained by NYMT Servicing pursuant to Section 4.02(f) of this Agreement.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: A Servicer Event of Default or a Subservicer Event of Default.

Excess Funding Amount: The amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, exclusive of investment income.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Excess Losses: Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

Fannie Mae or FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: Any fidelity bond to be maintained by NYMT Servicing in accordance with Section 4.02(m).

Final Scheduled Distribution Date: With respect to any Class of Certificates, the Distribution Date in March 2036.

Financial Asset: The meaning specified in Section 8-102(a) of the New York UCC.

Fitch: Fitch Ratings, or any successor.

Fraud Loss Coverage Amount: An initial amount expected to be up to approximately $5,548,061 as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (x) 2%, in the case of the first anniversary, and 1%, in the case of the second, third and fourth anniversaries, of the then current Group Balance of the Aggregate Pool, and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date, over the cumulative amount of Fraud Losses allocated to the related Certificates since the preceding anniversary.

Fraud Losses: Realized Losses by reason of a default arising from fraud, dishonesty or misrepresentation.

Freddie Mac or FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Group 1: The portion of the mortgage pool identified as Group 1.

Group 1 Certificates: The Class 1-A-1 and Class A-R Certificates.

Group 2: The portion of the mortgage pool identified as Group 2.

Group 2 Certificates: The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.

Group 3: The portion of the mortgage pool identified as Group 3.

Group 3 Certificates: The Class 3-A-1 Certificates.

Group Balance: With respect to each Mortgage Group and any Distribution Date, the aggregate of the Stated Principal Balance of the Mortgage Loans in such Mortgage Group.

Guidelines: As defined in Section 4.02(t).

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, the Securities Administrator and any Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee or the Securities Administrator shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee or the Securities Administrator knows to be so owned shall be disregarded. Each of the Trustee and the Securities Administrator may request and conclusively rely on certifications by the Depositor, the Master Servicer, the Securities Administrator (in the case of the Trustee), the Trustee (in the case of the Securities Administrator) or any Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Securities Administrator or any Servicer.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial Group 2 Mortgage Loan: Any of the Group 2 Mortgage Loans included in the Trust Estate on the Closing Date.

Initial Mortgage Loans: The Mortgage Loans included in the Trust Estate as of the Closing Date.

Initial Mortgage Loan Schedule: The schedule of Initial Mortgage Loans.

Initial Rate Cap: A fixed percentage specified in the related mortgage note by which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date more than such fixed percentage.

Insurance Policy: Any primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy reduced by expenses incurred by the Servicers or the Subservicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the related Mortgagor pursuant to the Mortgage Note or applicable state law.

Interest Distribution Amount: With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Pass-Through Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to that Distribution Date, as reduced by such Class’ share of Net Interest Shortfalls.

Interest Shortfall: For any class of Certificates and any Distribution Date, the excess , if any, of the Interest Distribution Amount for all prior Distribution Dates, over the amount in respect of interest actually distributed on such class on such prior Distribution Dates.

Interest Transfer Amount: With respect to any Undercollateralized Group and any Distribution Date, one month’s interest on the applicable Principal Transfer Amount at the related Mortgage Group’s Net WAC, plus any shortfall of interest on the Senior Certificates of the Undercollateralized Group from prior Distribution Dates.

Issuing Entity: New York Mortgage Trust, 2006-1, the common law trust formed pursuant to this Agreement.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer, the Servicers or the Subservicer, as applicable, has determined that all amounts that it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses: Expenses that are incurred by the Master Servicer, the Servicers or the Subservicer, as applicable, in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable primary mortgage insurance policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 4.02 or 4.03.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Majority Certificateholders: Until such time as the sum of the Class Principal Amounts of all Classes of Certificates has been reduced to zero, the holder or holders of in excess of 50% of the aggregate Class Principal Amount of all Classes of Certificates.

Master Mortgage Loan Sale and Servicing Agreements: The Master Mortgage Loan Sale and Servicing Agreement, dated as of February 1, 2006, by and between ABN AMRO and NYMC.

Master Servicer: Wells Fargo Bank, N.A., or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 8.01(a).

Master Servicing Fee: As to any Distribution Date, an amount equal to the product of (i) one-twelfth of the Master Servicing Fee Rate and (ii) the Aggregate Collateral Balance as of the first day of the related Due Period.

Master Servicing Fee Rate: 0.0175% per annum.

Material Defect: With respect to any Mortgage Loan, as defined in Section 2.02(c) hereof.

MBA Method: Mortgage Bankers Association Method, a standard for calculation of delinquencies. Under this method, a mortgage loan is not considered delinquent until the business day immediately preceding the mortgage loan’s due date after a missed mortgage loan payment.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Monthly Report: As defined in Section 5.08.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto; or, in the case of a Cooperative Loan, the Security Agreement.

Mortgage Group: Any of Group 1, Group 2 or Group 3.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicers in accordance with Section 5.02.

Mortgage Index: Either the Six-Month LIBOR Index, One-Year LIBOR Index or the One-Year CMT Index, as specified in the Mortgage Loan Schedule.

Mortgage Loan: Each ABN AMRO Mortgage Loan and NYMC Mortgage Loan that is conveyed to the Issuing Entity pursuant to this Agreement on the Closing Date, with respect to the Initial Mortgage Loans, and on each Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, which mortgage loan includes, without limitation, the mortgage loan documents, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds,

Condemnation Proceeds, Insurance Proceeds, any related REO Property, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan. The Initial Mortgage Loans subject to this Agreement are identified on the Initial Mortgage Loan Schedule annexed hereto as Schedule A and have an aggregate Stated Principal Balance as of the Cut-off Date of $227,997,259. The Subsequent Mortgage Loans subject to this Agreement will be identified on each Subsequent Mortgage Loan Schedule to be annexed hereto as Schedule A on each Subsequent Transfer Date.

Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of March 1, 2006, for the sale of the Mortgage Loans by the Seller to the Depositor.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the Mortgage Rate minus the applicable Servicing Fee Rate.

Mortgage Loan Schedule: Each Initial Mortgage Loan Schedule and any Subsequent Mortgage Loan Schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Estate. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the original principal balance of the Mortgage Loan; (iii) the Mortgage Rate at origination; (iv) the Mortgage Index; (v) the first Mortgage Rate adjustment date; (vi) the monthly payment of principal and interest at origination; (vii) the applicable Servicer and applicable Servicing Fee Rates; (viii) the Master Servicing Fee Rate and (ix) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the method of calculation of the Prepayment Premium. The Servicers shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool: The aggregate of all the Mortgage Loans.

Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan. when used herein in reference to NYMT Servicing, such terms shall relate only to Mortgaged Properties securing NYMC Mortgage Loans.

Mortgagor: The obligor on a Mortgage Note.

Net Interest Shortfall: With respect to any Distribution Date and any Mortgage Group, an amount equal to the sum of (1) any Net Prepayment Interest Shortfalls for that Mortgage Group and Distribution Date, and (2) Relief Act Reductions and the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Mortgage Group as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds received and retained in connection with the liquidation of such Mortgage Loan net of (i) Liquidation Expenses and (ii) any related unreimbursed Advances and Servicing Advances, if any.

Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

Net Prepayment Interest Shortfalls: With respect to a Mortgage Group and any Distribution Date, the amount by which a Prepayment Interest Shortfall for the related Prepayment Period exceeds the amount that the Master Servicer and/or each Servicer is obligated to remit as Compensating Interest to cover such shortfalls for such Due Period.

Net WAC: With respect to the Mortgage Loans in Group 1, the Pool 1 Net WAC; with respect to the Mortgage Loans in Group 2, the Pool 2 Net WAC; with respect to the Mortgage Loans in Group 3, the Pool 3 Net WAC.

New York UCC: The Uniform Commercial Code as in effect in the State of New York.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance: Any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the applicable Servicer or the Master Servicer as successor servicer which, in the reasonable discretion of the Servicer will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Servicers from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the applicable Servicer that all or a portion of a Servicing Advance or Monthly Advance would be a Nonrecoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer setting forth such determination and a reasonable explanation thereof.

NYMC: The New York Mortgage Company, LLC.

NYMC Mortgage Loans: The Mortgage Loans originated by NYMC and sold by NYMC to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

NYMT: New York Mortgage Trust, Inc.

NYMT Servicing: NYMT Servicing Corporation, or any successor thereto.

Offering Document: The Free-Writing Prospectus, the Prospectus Supplement, and the Prospectus.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President or any Assistant Vice President of a Person.

One-Year CMT Index: The weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical release H.15(519).

One-Year LIBOR Index: The average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the applicable Servicer, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Operative Agreements: This Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement, the Servicing Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Master Servicer, the Servicers, the Subservicer, the Custodian, the Securities Administrator, the Trustee or the Issuing Entity is a party.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Seller, the Securities Administrator, the Trustee and/or the Master Servicer, as applicable, and who may be in-house or outside counsel to the Seller, the Servicers, the Subservicer, the Depositor, the Master Servicer, the Securities Administrator or the Trustee, provided, however, that with respect to the interpretation or application of federal income tax matters, such counsel must be Independent of the Trustee, the Servicers and the Master Servicer and must be nationally recognized as expert in the tax aspects of asset securitization.

Original Applicable Credit Support Percentage: With respect to each Class of Subordinate Certificates, the corresponding percentage set forth opposite its Class Designation:

Class B-1	3.80%
Class B-2	2.45%
Class B-3	1.55%
Class B-4	1.00%
Class B-5	0.50%
Class B-6	0.25%

Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of (a) the principal balance of such Mortgage Loan at the date of origination, divided by (b) the Collateral Value of the related Mortgaged Property.

Overcollateralized Group: When there is an Undercollateralized Group, any Certificate Group that is not an Undercollateralized Group.

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: For any Distribution Date and with respect to the (i) Group 1 Certificates, the Pool 1 Net WAC, (ii) the Group 2 Certificates, the Pool 2 Net WAC, (iii) the Group 3 Certificates, the Pool 3 Net WAC and (iv) the Subordinate Certificates, the Subordinate Net WAC; in the case of any REMIC I Regular Interest, the Uncertificated REMIC I Pass-Through Rate; in the case of any REMIC II Regular Interest, the Uncertificated REMIC II Pass-Through Rate; and in the case of any REMIC III Regular Interest, the Uncertificated REMIC III Pass-Through Rate.

Paying Agent: As defined in Section 3.08 hereof. The initial Paying Agent shall be the Securities Administrator.

PCAOB: means the Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate, the percentage derived by dividing the denomination of such Certificate, by the aggregate denominations of all Certificates of the same Class.

Periodic Rate Cap: The maximum amount by which the Mortgage Rate on any Mortgage Loan may increase or decrease on an Adjustment Date.

Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC formed pursuant to this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pool 1 Net WAC: As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 1 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date. For federal income tax purposes, for any Distribution Date with respect to the Group 1 Certificates, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LT3A1, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

Pool 1 Subordinate Amount: As of any Distribution Date, the excess of the Stated Principal Balances of the Group 1 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Group 1 Certificates immediately before such Distribution Date.

Pool 2 Net WAC: As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 2 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances and with respect to the first Distribution Date, any amounts in the Pre-Funding Account, as of that date. For federal income tax purposes, for any Distribution Date with respect to the Group 2 Certificates, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LT3A2, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

Pool 2 Subordinate Amount: As of any Distribution Date, the excess of the Stated Principal Balances of the Group 2 Mortgage Loans, and with respect to the first Distribution Date, any amounts in the Pre-Funding Account, as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Group 2 Certificates immediately before such Distribution Date.

Pool 3 Net WAC: As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Group 3 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date. For federal income tax purposes, for any Distribution Date with respect to the Group 3 Certificates, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LT3A3, weighted on the basis of the Uncertificated Balance of such REMIC III Regular Interest.

Pool 3 Subordinate Amount: As of any Distribution Date, the excess of the Stated Principal Balances of the Group 3 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Group 3 Certificates immediately before such Distribution Date.

Pool Subordinate Amount: Any of the Pool 1 Subordinate Amount, Pool 2 Subordinate Amount or Pool 3 Subordinate Amount.

Pre-Funding Account: The account established by the Securities Administrator, for the benefit of the Certificateholders, into which the Seller is required to deposit or cause to be deposited an amount equal to $49,405,812 on the Closing Date.

Pre-Funding Period: The period from the Closing Date to April 24, 2006, during which the Seller is expected to transfer Subsequent Mortgage Loans to the Trust.

Prepayment Interest Shortfall Amount: With respect to any Distribution Date and any Principal Prepayment during the related Prepayment Period, the amount, if any, by which one month’s interest at the Mortgage Loan Remittance Rate (in the case of a Servicer) or the Net Mortgage Rate (in the case of the Master Servicer) for such Mortgage Loan on the amount of such Principal Prepayment exceeds the amount of interest received from such Mortgagor in respect of such Principal Prepayment.

Prepayment Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan in the case of a full or partial voluntary prepayment of such Mortgage Loan during the related Prepayment Period.

Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan including any payment or other recovery of principal in connection with the repurchase of a Mortgage Loan by the Seller, the Servicers or any other Person received in advance of such Mortgage Loan’s scheduled Due Date.

Principal Transfer Amount: With respect to any Distribution Date and any Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Group.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The Prospectus Supplement dated March 29, 2006 to the Prospectus dated August 29, 2005, relating to the Certificates.

Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Due Period during which such Mortgage Loan or REO Property is being so purchased; (c) the fair market value (in the case of a terminating purchase, as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of termination is provided to the certificateholders) of the REO Property and all other property being purchased; (d) any unreimbursed Servicing Advances with respect to such Mortgage Loan; and (e) any costs and damages incurred by the Trust Estate associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws with respect to the related Mortgage Loan. The Master Servicer and the Servicers shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or the Servicers under this Agreement, together with any accrued and unpaid Servicing Administration Fee and Master Servicing Fee with respect to such Mortgage Loan.

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i)	be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii)	provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii)	provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the Pass-Through Rate provided under such contract to the date of delivery of such funds to the Trustee;

(iv)	provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v)	provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account not later than the Business Day prior to any Distribution Date.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than, and not more than 0.50% higher than, the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Purchase Agreement, (xv) has the same first lien position as the Deleted Mortgage Loan, (xvi) is covered by a primary mortgage insurance policy if the Deleted Mortgage Loan was so covered, (xvii) contains provisions covering the payment of Prepayment Premium by the Mortgager for early prepayment of the Mortgage Loan at least as favorable to the Trust Estate as the Deleted Mortgage Loan, (xviii) has a maturity date not later than the maturity date of the latest maturing Mortgage Loan in the Mortgage Pool as of the Closing Date, (xix) has the same Mortgage Index as the Deleted Mortgage Loan, (xx) if originated on or after November 27, 2003, is not a “high cost” loan subject to the New Jersey Home Ownership Security Act of 2003 and (xxi) if originated on or after January 1, 2004 is not a “high-cost” loan subject to the New Mexico Home Loan Protection Act. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rapid Prepayment Conditions: As to any Distribution Date, if (1) the Aggregate Subordinate Percentage on such date is less than 200% of the Aggregate Subordinate Percentage on the Closing Date; or (2) the outstanding Stated Principal Balance of the Mortgage Loans in any Mortgage Pool Delinquent 60 days or more (including Mortgage Loans in REO, foreclosure, or bankruptcy status) (averaged over the preceding six-month period), as a percentage of such Mortgage Pool’s Pool Subordinate Amount, is greater than or equal to 50%.

Rating Agency: Moody’s and Fitch.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the Unpaid Principal Balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicers with respect to such Mortgage Loan (other than Advances of principal) including Liquidation Expenses. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of Liquidation Expenses, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date: With respect to each Distribution Date, the last Business Day of the month preceding the month of such Distribution Date.

Regulation AB: means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100—229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria means the Servicing Criteria applicable to the parties, as set forth on Exhibit R attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, each Servicer or Custodian, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I Regular Interest: REMIC I Regular Interest LT1, REMIC I Regular Interest LT2, REMIC I Regular Interest LT2PF and REMIC I Regular Interest LT3.

REMIC I Regular Interest LT1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT2PF: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT2PF shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest LT3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest: REMIC II Regular Interest 1-L, REMIC II Regular Interest 1-LS, REMIC II Regular Interest 2-L, REMIC II Regular Interest 2-LS, REMIC II Regular Interest 3-L and REMIC II Regular Interest 3-LS.

REMIC II Regular Interest 1-L: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest 1-L shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest 1-LS: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest 1-LS shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest 2-L: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest 2-L shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest 2-LS: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest 2-LS shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest 3-L: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest 3-L shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC II Regular Interest 3-LS: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II for purposes of the REMIC Provisions. REMIC II Regular Interest 3-LS shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest: REMIC III Regular Interest LT3A1, REMIC III Regular Interest LT3A2, REMIC III Regular Interest LT3A3, REMIC III Regular Interest LT3B1, REMIC III Regular Interest LT3B2, REMIC III Regular Interest LT3B3, REMIC III Regular Interest LT3B4, REMIC III Regular Interest LT3B5 and REMIC III Regular Interest LT3B6.

REMIC III Regular Interest LT3A1: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in

REMIC III for purposes of the REMIC Provisions. REMIC III Regular Interest LT3A1 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest LT3A2: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in REMIC III for purposes of the REMIC Provisions. REMIC III Regular Interest LT3A2 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest LT3A3: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in REMIC III for purposes of the REMIC Provisions. REMIC III Regular Interest LT3A3 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest LT3B1: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in REMIC III for purposes of the REMIC Provisions. REMIC III Regular Interest LT3B1 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest LT3B2: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in REMIC III for purposes of the REMIC Provisions. REMIC III Regular Interest LT3B2 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest LT3B3: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in REMIC III for purposes of the REMIC Provisions. REMIC III Regular Interest LT3B3 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest LT3B4: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in REMIC III for purposes of the REMIC Provisions. REMIC III Regular Interest LT3B4 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest LT3B5: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in REMIC III for purposes of the REMIC Provisions. REMIC III Regular Interest LT3B5 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC III Regular Interest LT3B6: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a regular interest in REMIC III for purposes of the REMIC Provisions. REMIC III Regular Interest LT3B6 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interest: Any REMIC I Regular Interest, REMIC II Regular Interest or REMIC III Regular Interest.

REO Disposition: The final sale by the Servicers or the Subservicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.02(p) hereof or the Servicing Agreement, as applicable.

REO Property: A Mortgaged Property which has been acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan. When used herein in reference to NYMT Servicing, such term shall relate only to REO Properties with respect to NYMC Mortgage Loans.

Reportable Event has the meaning set forth in Section 9.03.

Representing Party: Each of Servicers and the Subservicer making the representations and warranties under Sections 4.05(a), 4.05(b), and the Servicing Agreement, as applicable.

Residual Certificates: The Class A-R Certificates.

Responsible Officer: Any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Trustee or the Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Certificate: Any Class A-R, Class B-4, Class B-5 or Class B-6 Certificate.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Sarbanes-Oxley Act: means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superceded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Civil Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Securities Act: means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator: Wells Fargo Bank, N.A., or any successor thereto.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller: The New York Mortgage Company, LLC, or any successor.

Senior Certificates: Class 1-A-1, Class A-R, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 3-A-1 Certificates.

Senior Percentage: For each Distribution Date and each Mortgage Group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Mortgage Group and for such Distribution Date, and with respect to Mortgage Group 2 only, the amounts on deposit in the Pre-Funding Account; provided, however, on any Distribution Date after the second Senior Termination Date has occurred, the Senior Percentage of the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all the Senior Certificates and the Subordinate Certificates, immediately prior to such date.

Senior Prepayment Percentage: With respect to any Mortgage Group and any Distribution Date: occurring before April 2013, 100%; occurring in or after April 2013 but before April 2014, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date; occurring in or after April 2014 but before April 2015, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date; occurring in or after April 2015 but before April 2016, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date; occurring in or after April 2016 but before April 2017, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or occurring in April 2017 or thereafter, the related Senior Percentage for that date.

Notwithstanding the foregoing: (i) no decrease in the Senior Prepayment Percentage for any Mortgage Group will occur as described above unless the Step-Down Test is satisfied with respect to each Mortgage Group on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for a Mortgage Group exceeds the related Senior Percentage on the Closing Date, the Senior Prepayment Percentage for all Mortgage Groups for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in March 2009, in which case the Senior Prepayment Percentage for each Mortgage Group will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after to the Distribution Date in April 2009, the Senior Prepayment Percentage for each Mortgage Group will equal the related Senior Percentage for such Distribution Date and (v) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior

Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

Senior Principal Distribution Amount: For a Certificate Group and a Distribution Date, the sum of (1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Group due during the related Due Period; (2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Group during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Group that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the Purchase Price of each Mortgage Loan purchased by ABN AMRO pursuant to the Servicing Agreement or the Seller pursuant hereto, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Group, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Group with respect to the related Prepayment Period; and (iv) with respect to Group 2, only on the Distribution Date immediately following the expiration of the Pre-Funding Period, any remaining amounts on deposit in the Pre-Funding Account. (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Group that was fully liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; (4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Group from prior Distribution Dates.

On any Distribution Date after the second Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the Aggregate Pool, as opposed to the Mortgage Loans in the related Mortgage Group.

Senior Termination Date: The date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Group is reduced to zero.

Servicer: In the case of the NYMC Mortgage Loans, NYMT Servicing and, in the case of the ABN AMRO Mortgage Loans, ABN AMRO and, in each case, any successor servicer appointed as provided herein.

Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 4.07 with respect to NYMT Servicing.

Servicer Remittance Date: The day in each calendar month on which the Servicers are required to remit payments to the Collection Account, which is the 18th day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day), commencing in April 2006.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and (e) any losses sustained by the Servicers with respect to the liquidation of the Mortgaged Property. Notwithstanding anything to the contrary herein or in the Servicing Agreement, in the event a Servicer determines in its reasonable judgment that a Servicing Advance is a Nonrecoverable Advance, the Servicer shall be under no obligation to make such Servicing Advance.

Servicing Agreement: The Master Mortgage Loan Sale and Servicing Agreement as amended by the Assignment, Assumption and Recognition Agreement which is attached as Exhibit W hereto.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: An aggregate monthly fee paid to the Servicers calculated at the product of 1/12th of the Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.

Servicing Fee Rate: With respect to each Mortgage Loan, the servicing fee rate as specified in the Mortgage Loan Schedule.

Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, Certificates, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Subservicer.

Servicing Function Participant: Means any Subservicer or Subcontractor of a Servicer, the Master Servicer, the Trustee, the Custodian or the Securities Administrator, respectively.

Servicing Officer: Any officer of the Servicers or the Subservicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicers and the Subservicer to the Master Servicer upon request, as such list may from time to time be amended.

Servicing Standard: The servicing and administration of the Mortgage Loans for which NYMT Servicing or the Subservicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicers or the Subservicer, as applicable, generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s or the Subservicer’s own portfolio, as applicable, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Issuing Entity or any Person to which the Mortgage Loans may be transferred by the Trust, (c) without regard to (i) any relationship that the Servicers or the Subservicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions; (ii) the right of the Servicers or the Subservicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the obligation of the Servicers or the Subservicer to make Servicing Advances; (iv) the ownership, servicing or management by the Servicers or the Subservicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Servicers or any affiliate of the Servicers or the Subservicer has extended to any mortgagor or any affiliate of such mortgagor, and (d) in accordance with the applicable state, local and federal laws, rules and regulations.

Six-Month LIBOR: The London interbank offered rate for six-month United States dollar deposits.

Six-Month LIBOR Index: The average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the applicable Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Special Hazard Loss Coverage Amount: With respect to the Subordinate Certificates, an initial amount expected to be up to approximately $5,100,000, as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of (1) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses in the Aggregate Pool incurred since the Closing Date, or (2) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the Aggregate Loan Balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest Aggregate Loan Balance of any zip code area. All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

Special Hazard Losses: Realized Losses in respect of Special Hazard Mortgage Loans.

Special Hazard Mortgage Loan: A Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

Stated Principal Balance: With respect to a Mortgage Loan and any Distribution Date, either (a) the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (i) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period after the Cut-off Date immediately preceding such Distribution Date, whether or not received, and (ii) all amounts allocable to unscheduled principal distributions received on or before the last day of the Prepayment Period immediately preceding such Distribution Date or (b) in the case of any Mortgage Loan liquidated during such Due Period, zero.

Step-Down Test: As to any Distribution Date, the Step-Down Test will be satisfied if both of the following conditions are met, (1) first, the outstanding principal balance of all Mortgage Loans in a Mortgage Group delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of (i) if such date is on or prior to the second Senior Termination Date, the related Pool Subordinate Amount, or (ii) if such date is after the second Senior Termination Date, the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and (2) second, cumulative Realized Losses on the Mortgage Loans in each Mortgage Group do not exceed (i) for each Distribution Date occurring in the period from April 2013 to March 2014, 30% of the Aggregate Pool Original Subordinate Class Principal Amount; (ii) for each Distribution Date occurring in the period from April 2014 to March 2015, 35% of the Aggregate Pool Original Subordinate Class Principal Amount; (iii) for each Distribution Date occurring in the period from April 2015 to March 2016, 40% of the Aggregate Pool Original Subordinate Class Principal Amount; (iv) for each Distribution Date occurring in the period from April 2016 to March 2017, 45% of the Aggregate Pool Original Subordinate Class Principal Amount; and (v) for the Distribution Date in April 2017 and thereafter, 50% of the Aggregate Pool Original Subordinate Class Principal Amount.

Subcontractor: means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB (without regard to any threshold percentage specified therein) with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

Subordinate Balance Ratio: As of any date of determination, the ratio among the principal balances of REMIC II Regular Interest 1-LS, REMIC II Regular Interest 2-LS and REMIC II Regular Interest 3-LS, equal to the ratio among the Pool Subordinate Amounts of Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans.

Subordinate Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Subordinate Class Percentage: For each class of Subordinate Certificates and for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Subordinate Certificates immediately prior to such date.

Subordinate Net WAC: As of any Distribution Date, the weighted average of the Pool 1 Net WAC, Pool 2 Net WAC and Pool 3 Net WAC, in each case weighted on the basis of the Pool Subordinate Amounts for Group 1, Group 2 and Group 3, respectively, for such Distribution Date. For federal income tax purposes, for any Distribution Date with respect to the Subordinate Certificates, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rate on REMIC III Regular Interest LT3B1, REMIC III Regular Interest LT3B2, REMIC III Regular Interest LT3B3, REMIC III Regular Interest LT3B4, REMIC III Regular Interest LT3B5 and REMIC III Regular Interest LT3B6.

Subordinate Percentage: With respect to each Mortgage Group and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Group on such Distribution Date; provided, however, on any Distribution Date after the occurrence of the second Senior Termination Date, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between the 100% and the Senior Percentage related to all the Mortgage Loans for such Distribution Date.

Subordinate Prepayment Percentage: For any Distribution Date and for any Mortgage Group, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

Subordinate Principal Distribution Amount: The aggregate of the amount calculated for each Mortgage Group for each Distribution Date, equal to the sum of (1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Mortgage Group due during the related Due Period; (2) the product of (a) the related Subordinate Prepayment Percentage and (b) the sum of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Group during the related repayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Group that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Group received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Group that was purchased by ABN AMRO pursuant to the Servicing Agreement and the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Group, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Group with respect to such Distribution Date; and (iv) with respect to Group 2, only on the Distribution Date immediately following the expiration of the Pre-Funding Period, any remaining amounts on deposit in the Pre-Funding Account; (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Group that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Mortgage Group; and (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

Subsequent Group 2 Mortgage Loan: A Mortgage Loan to be included in Group 2 sold by the Depositor to the Trust Estate pursuant to Section 2.04, such Mortgage Loan being identified on the Subsequent Mortgage Loan Schedule.

Subsequent Mortgage Loan Interest: Any amount constituting a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Group 2 Mortgage Loan relating to the first two Distribution Dates in excess of 0.00% per annum. There will be no Subsequent Mortgage Loan Interest after the Second Distribution Date. The Subsequent Mortgage Loan Interest shall be deposited into the Capitalized Interest Account by the Securities Administrator on behalf of the Depositor from funds received by the Securities Administrator with respect to the Subsequent Mortgage Loans. The Subsequent Mortgage Loan Interest shall not be an asset of any REMIC created under this Agreement.

Subsequent Mortgage Loans: The Mortgage Loans transferred to the Trust Estate during the Pre-Funding Period.

Subsequent Recoveries: With respect to any liquidated Mortgage Loan, amounts received net of reimbursable expenses in respect of principal on such Mortgage Loan to the extent that such amount previously has been allocated as a Realized Loss to a Class or Classes of Certificates.

Subsequent Transfer Agreement: A Subsequent Transfer Agreement entered into between the Seller, the Issuing Entity, the Depositor, the Trustee and the Securities Administrator, substantially in the form attached as Exhibit I.

Subservicer: For purposes of Article IV, means Cenlar FSB or any successor in interest with respect to the NYMC Mortgage Loans. With respect to Article IX, means Cenlar FSB and any Person that services Mortgage Loans on behalf of a Servicer or Cenlar, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB (without regard to any threshold percentage specified therein).

Subservicer Event of Default: Any one of the conditions or circumstances enumerated in Section 4.07 with respect to the Subservicer.

Substitution Amount: The amount, if any, by which the Stated Principal Balance of a Deleted Mortgage Loan exceeds the Stated Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Stated Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Advances or Servicing Advances or unpaid Servicing Fees or unpaid Master Servicing Fees and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Total Transfer Amount: An amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferee Affidavit: As defined in Section 3.03(f).

Transfer Payments: Collectively, the Interest Transfer Amount and Principal Transfer Amount.

Trust Account: The Collection Account.

Trust Estate or Trust Fund: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which four REMIC elections are to be made, such entire Trust Estate consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Servicing Agreement and the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (vi) the Collection Account, any Custodial Account, any Escrow Account, the Pre-Funding Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement and the Servicing Agreement and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

Trustee: U.S. Bank National Association, not in its individual capacity but solely as Trustee, or any successor in interest.

Two Times Test: The Two Times Test will be met with respect to each Mortgage Group if (a) on or prior to the Distribution Date in March 2009, (i) the Aggregate Subordinate Percentage for the Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each Mortgage Group and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date or (b) on or after the Distribution Date in April 2009, (i) the Aggregate Subordinate Percentage for the Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each Mortgage Group and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 30% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Uncertificated Balance: The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses. The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated Interest: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the Uncertificated REMIC Pass-Through Rate applicable to such REMIC Regular Interest, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the Net Interest Shortfalls allocated to such REMIC Regular Interest.

Uncertificated REMIC Pass-Through Rate: Any of the Uncertificated REMIC I Pass-Through Rate, the Uncertificated REMIC II Pass-Through Rate and the Uncertificated REMIC III Pass-Through Rate.

Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest LT1, the Pool 1 Net WAC. The Uncertificated REMIC I Pass-Through Rate with respect to REMIC I Regular Interest LT2 and the first two Distribution Dates is the weighted average of the Net Mortgage Rates of the Initial Mortgage Loans in Group 2 and thereafter is the Pool 2 Net WAC. The Uncertificated REMIC I Pass-Through Rate with respect to REMIC I Regular Interest LT2PF and the first two Distribution Dates is a per annum rate of 0% and thereafter is the Pool 2 Net WAC. With respect to REMIC I Regular Interest LT3, the Pool 3 Net WAC.

Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II Regular Interest 1-L and REMIC II Regular Interest 1-LS, the weighted average of REMIC I Regular Interest LT1. With respect to REMIC II Regular Interest 2-L and REMIC II Regular Interest 2-LS, the weighted average of REMIC I Regular Interest LT2 and REMIC I Regular Interest LT2PF. With respect to REMIC II Regular Interest 3-L and REMIC II Regular Interest 3-LS, the weighted average of REMIC I Regular Interest LT3.

Uncertificated REMIC III Pass-Through Rate: With respect to REMIC III Regular Interest LT3A1 and REMIC III Regular Interest LT3-AR, the weighted average of REMIC II Regular Interest 1-L and REMIC II Regular Interest 1-LS. With respect to REMIC III Regular Interest LT3A2, the weighted average of REMIC II Regular Interest 2-L and REMIC II Regular Interest 2-LS. With respect to REMIC III Regular Interest LT3A3, the weighted average of REMIC II Regular Interest 3-L and REMIC II Regular Interest 3-LS. With respect to REMIC III Regular Interest LT3B1, REMIC III Regular Interest LT3B2, REMIC III Regular Interest LT3B3, REMIC III Regular Interest LT3B4, REMIC III Regular Interest LT3B5 and REMIC III Regular Interest LT3B6, the weighted average of the REMIC II Regular Interest 1-LS, REMIC II Regular Interest 2-LS and REMIC II Regular Interest 3-LS.

Undercollateralized Group: Any Certificate Group in which the aggregate Class Principal Amount of the related class or classes of Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Group.

Underwriter: J.P. Morgan Securities, Inc.

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 99% of all voting rights will be allocated among the holders of the Certificates (other than the Class A-R Certificates) as provided below. The Class A-R Certificate shall be allocated 1% of the voting rights. The portion of such voting rights allocated to each Class of Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Certificates. The voting rights allocation to any Class of Certificates will be allocated among all holders of each such Class or Certificate in proportion to the outstanding Class Principal Amount of such Certificates.

Section 1.02. Calculations With Respect to the Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicers or the Subservicer to the Master Servicer. Payments to be made by the Securities Administrator shall be based on information provided by the Master Servicer. The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer, the Servicers or the Subservicer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

ISSUANCE OF CERTIFICATES

Section 2.01. Creation and Declaration of Trust Estate; Conveyance of Initial Mortgage Loans.

(a) Mortgage Loans. As of the Closing Date, in consideration of the Trustee’s delivery of the Certificates, on behalf of the Issuing Entity, to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trustee on behalf of the Issuing Entity, without recourse, subject to Section 2.07, in trust, all the right, title and interest of the Depositor in and to the Trust Estate. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Initial Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Estate, as Trustee, in trust, for the benefit and use of the Certificateholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuing Entity has issued and delivered the Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans and the other property of the Trust Estate.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee, on behalf of the Issuing Entity, all of its rights and interest under the Mortgage Loan Purchase Agreement, including the benefit of the representations and warranties of ABN AMRO in respect of the Servicing Agreement, but without delegation of any of its obligations thereunder. The Trustee, on behalf of the Issuing Entity, hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

It is agreed and understood by the Depositor and the Trustee that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004, (iv) a “High-Cost Home Loan” under the Illinois High Risk Home Loan Act, effective as of January 1, 2004, and (v) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

(b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with the Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Initial Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i) the original Mortgage Note, endorsed either (A) in blank or (B) in the form of the Form of Endorsement set forth in Exhibit A-4 hereto, or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit C hereto, stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) the original of any guarantee executed in connection with the Mortgage Note assigned to the Trustee;

(iii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by an Officer’s Certificate of the Seller to be a true and complete copy of the original submitted for recording, together with a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to “U.S. Bank National Association,” as Trustee for the benefit of the Certificateholders of the New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates”, without recourse or (C) to the order of the Trustee, or in the case of a Cooperative Loan, an original Assignment of the Security Agreement;

(v) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments or, in the case of an intervening assignment that has been lost, a written Opinion of Counsel for the Seller acceptable to the Trustee that such original intervening assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi) with respect to each Mortgage Loan other than a Cooperative Loan, the original or a certified copy of lender’s title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or a certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable);

(vii) with respect to any Cooperative Loan, the following documents: the Security Agreement; a stock certificate evidencing the Cooperative Shares and related stock power; Proprietary Lease; and Recognition Agreement;

(viii) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office; and

(ix) the original of any security agreement or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office.

The Depositor and the Seller acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

(c) MERS is the record owner of some of the Initial Mortgage Loans. The Seller shall, or shall cause the applicable Servicer or the Subservicer, at the expense of the Seller, to take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. With respect to each Cooperative Loan, the Seller shall, or at its expense, shall cause the applicable Servicer or the Subservicer to, take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related Mortgaged Property. Assignments of Mortgage with respect to each Non- MERS Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Seller delivers an Opinion of Counsel (which must be Independent counsel) acceptable to the Trustee and the Rating Agencies, to the effect that recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the applicable Servicer or the Seller shall submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the applicable Servicer, at the expense of the Seller shall cause to be properly recorded in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(iv) above with respect to each Non-MERS Mortgage Loan.

(d) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Trustee, or to the Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e) For Initial Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the Custodian on behalf of the Trustee, an Officer’s Certificate of the Seller which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 5.07 have been so deposited. All original documents that are not delivered to the Trustee or the Custodian on behalf of the Trustee shall be held by the applicable Servicer or the Subservicer in trust for the benefit of the Trustee and the Certificateholders.

Section 2.02. Acceptance of Trust Estate; Review of Documentation.

(a) Subject to the provisions of Section 2.01, the Trustee acknowledges receipt of the assets transferred by the Depositor as the assets included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Estate” be delivered to the Trustee (or the Custodian) on its behalf.

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the Custodian on behalf of the Trustee, will execute and deliver to the Depositor, the Servicers, the Subservicer (and the Trustee if delivered by the Custodian) on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1 (or in the form annexed to the Custodial Agreement as Exhibit 1, Receipt of Mortgage Certificates) certifying that pursuant to the Custodial Agreement, the applicable Originator delivered and released to the Custodian, subject to and in accordance with the Mortgage Loan Purchase Agreement and the Servicing Agreement as modified by the Assignment, Assumption and Recognition Agreement, the documents listed in Section 2.01(b) hereof.

(b) Within 45 days after the Closing Date, the Custodian on behalf of the Trustee, will, for the benefit of Certificateholders, review each Mortgage File to ascertain that all required documents set forth in Section 2.01(b) have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Servicers and the Subservicer (and the Trustee if delivered by the Custodian) an Interim Certification in the form annexed hereto as Exhibit A-2 (or in the form annexed to the Custodial Agreement as Exhibit A-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c) If, in the course of the review described in paragraph (b) above or paragraph (d) below, the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable or if the Depositor, the applicable Servicer, the Subservicer, the Securities Administrator or the Trustee discovers a breach of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or the Servicing Agreement and related Assignment, Assumption and Recognition Agreement in respect of any Mortgage Loan and such breach materially adversely affects the interest of the Certificateholders in the related Mortgage Loan (provided that any such breach that causes the Mortgage Loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders) (each, a “Material Defect”), the party discovering such Material Defect shall promptly so notify the Depositor and the Trustee. Within 90 days of its receipt of such notice, the Seller shall be required to cure such

Material Defect (and, in such event, the Seller shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Estate, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, the Seller shall repurchase the related Mortgage Loan from the Trust Estate at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.02; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase must occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. The failure of the Custodian to deliver the Interim Certification within 45 days after the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Estate.

(d) Within 180 days following the Closing Date, the Custodian, shall deliver to the Depositor, the Servicers and the Subservicer and the Trustee a Final Certification substantially in the form attached as Exhibit A-3 (or in the form annexed to the Custodial Agreement as Exhibit A-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f) Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in the Custodial Agreement.

(g) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of a copy of the Mortgage Loan Purchase Agreement and the Servicing Agreement.

Section 2.03. Grant Clause.

(a) It is intended that the conveyance by the Depositor to the Trustee, on behalf of the Issuing Entity, of the Mortgage Loans, as provided for in Section 2.01 be construed as a sale by the Depositor to the Trustee, on behalf of the Issuing Entity of the Mortgage Loans and other assets in the Trust Estate for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Issuing Entity to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuing Entity of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee on behalf of the Issuing Entity of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Trustee or any other agent of the Issuing Entity of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee on behalf of the Issuing Entity for the purpose of perfecting such security interest under applicable law.

(b) The Depositor or, at the Depositor’s direction, the Trustee on behalf of the Issuing Entity shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Depositor, and furnish a copy of each such filed financing statement to the Trustee. The Depositor shall prepare and file, at the expense of the Issuing Entity, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Depositor has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuing Entity, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

Neither the Depositor nor the Issuing Entity shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Trustee. Before effecting such change, each of the Depositor or the Issuing Entity proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Depositor and the Issuing Entity authorizes its immediate or mediate transferee, including the Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.03(b).

(c) The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuing Entity is held by the Issuing Entity. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Estate by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Estate is held by the Trustee on behalf of the Certificateholders.

Section 2.04. Subsequent Transfers.

(a) Subject to the satisfaction of the conditions set forth in paragraph (b) below and pursuant to the terms of each Subsequent Transfer Agreement, in consideration of the Securities Administrator’s delivery, on behalf of the Issuing Entity, on the related Subsequent Transfer Date to or upon the order of the Seller of the purchase price therefor, (i) the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Depositor and (ii) the Depositor shall sell, transfer, assign, set over and otherwise convey without recourse to the Trustee on behalf of the Issuing Entity, all right, title and interest of the Seller and the Depositor, as applicable, in and to each Subsequent Mortgage Loan transferred pursuant to such Subsequent Transfer Agreement, including (i) the related Stated Principal Balance as of the Cut-off Date after giving effect to payments of principal due on or before the Cut-off Date; (ii) all collections in respect of interest and principal received after the Cut-off Date (other than principal and interest due on or before such Cut-off Date) including all Subsequent Mortgage Loan Interest relating to the Subsequent Group 2 Mortgage Loans transferred to the Issuing Entity on such Subsequent Transfer Date; (iii) property which secured such Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of such Subsequent Mortgage Loan; and (v) all proceeds of any of the foregoing. To the extent that the Seller or the Depositor received any amounts in respect of the Subsequent Group 2 Mortgage Loans on or after the Cut-off Date (other than principal and interest due on or before such Cut-off Date), the Seller and the Depositor shall remit such amounts to the Securities Administrator for deposit in the Collection Account or the Capitalized Interest Account, as applicable. The transfers by the Seller to the Depositor and by the Depositor to the Trustee on behalf of the Issuing Entity of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule attached thereto shall be absolute and shall be intended by the Seller, the Depositor and all parties hereto, to be treated as a sale by the Seller to the Depositor and as a sale by the Depositor to the Trustee on behalf of the Issuing Entity. If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.04 from the Seller to the Depositor and by the Depositor to the Trustee on behalf of the Issuing Entity pursuant to this Agreement and each Subsequent Transfer Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, each of the Seller and the Depositor intend that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted and does hereby grant to the Depositor and the Depositor shall be deemed to have granted and does hereby grant to the Trustee on behalf of the Issuing Entity as of such Subsequent Transfer Date a first priority security interest in the entire right, title and interest of the Seller and of the Depositor in and to the Subsequent Mortgage Loans and all other property conveyed to the Trustee on behalf of the Issuing Entity pursuant to this Section 2.04 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. The purchase price shall be one hundred Percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans as of the Cut-off Date. On or before each Subsequent Transfer Date, the Seller shall deliver to, and deposit with the Custodian on behalf of the Trustee, the related documents with respect to each Subsequent Mortgage Loan transferred on such Subsequent Transfer Date, and the related Subsequent Mortgage Loan Schedule in computer readable format with respect to such Subsequent Mortgage Loans.

(b) The Seller shall transfer and deliver to the Custodian on behalf of the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) of this Section 2.04 only upon the satisfaction of each of the following conditions on or prior to the applicable Subsequent Transfer Date:

(i) The Seller shall have provided the Servicers, the Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Subservicer and the Rating Agencies with an Addition Notice, which notice shall be given not less than two Business Days prior to the applicable Subsequent Transfer Date and shall designate the Subsequent Mortgage Loans to be sold to the Issuing Entity and the aggregate Stated Principal Balance of such Mortgage Loans and the Rating Agencies shall have informed the Seller, the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicers or the Subservicer prior to the applicable Subsequent Transfer Date that the inclusion of such Subsequent Mortgage Loans will not result in the downgrade or withdrawal of the ratings assigned to the Certificates;

(ii) The Seller shall have delivered to the Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Subservicer and the Servicers a duly executed Subsequent Transfer Agreement in substantially the form of Exhibit I;

(iii) The Seller shall have delivered to the Securities Administrator for deposit in the Collection Account all principal collected and interest collected on such Subsequent Mortgage Loans to the extent accrued and due after the Cut-off Date;

(iv) As of each Subsequent Transfer Date, the Seller was not insolvent, the Seller will not be made insolvent by such transfer and the Seller is not aware of any pending insolvency;

(v) Such addition will not result in a material adverse tax consequence to the Trust Estate or any Certificateholder;

(vi) The Pre-Funding Period shall not have terminated;

(vii) The Depositor shall have provided the Trustee and the Rating Agencies with an Opinion of Counsel relating to the sale (i.e., “True Sale Opinion”) of the Subsequent Mortgage Loans from the Depositor to the Trust, the enforceability of the Subsequent Transfer Agreement with respect to the Depositor and to the effect that the transfer of such Subsequent Mortgage Loans will not adversely affect the tax status of the Certificates, which matters may be covered in the opinions delivered on the Closing Date;

(viii) The aggregate Stated Principal Balance of Subsequent Mortgage Loans does not exceed the amount deposited in the Pre-Funding Account as of the Closing Date;

(ix) The conditions specified in Exhibit J hereto shall be met;

(x) On the last Subsequent Transfer Date, the Trustee shall have received an Independent accountant’s letter confirming that the characteristics of the Mortgage Loans (including the Subsequent Mortgage Loans), satisfy the parameters set forth in Exhibit J hereto; and

(xi) The Trustee on behalf of the Issuing Entity shall have provided the Depositor, the Rating Agencies, the Seller and the Underwriter with an Opinion of Counsel relating to general corporate matters, in a form reasonably satisfactory to the addressees thereto.

(c) Each party hereto shall comply with their respective obligations set forth in Sections 2.01, 2.02, 2.07 through 2.10 with respect to the Subsequent Mortgage Loans delivered on each Subsequent Transfer Date. References in such Sections to the Initial Mortgage Loans or Mortgage Loans shall be deemed to refer to the Subsequent Mortgage Loans and references to the Cut-off Date or the Closing Date, as applicable, shall be deemed to refer to the applicable related Cut-off Date or Subsequent Transfer Date, respectively, except that references to 360 days after the Closing Date shall remain unchanged as shall representations made with specific reference to the Initial Mortgage Loans.

Section 2.05. [RESERVED].

Section 2.06. Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Certificateholders.

Section 2.07. Representations and Warranties as to the Mortgage Loans.

(a) The Depositor hereby represents and warrants to the Trustee for the benefit of Certificateholders, the Securities Administrator, the Master Servicer, NYMT Servicing and the Subservicer as of the Closing Date or such other date as is specified, that:

(i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) Immediately prior to the transfer by the Depositor to the Trust Estate of each Mortgage Loan, the Depositor had good and equitable title to each Initial Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Initial Mortgage Loans to the Trust Estate;

(iv) The Depositor has not transferred the Initial Mortgage Loans to the Trust Estate with any intent to hinder, delay or defraud any of its creditors;

(v) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted; and

(b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders, the Securities Administrator, the Master Servicer, NYMT Servicing, the Subservicer and the Depositor as of the Closing Date or such other date as is specified, that:

(i) the Seller is a New York limited liability company, duly organized validly existing and in good standing under the laws of the State of New York, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller;

(ii) the Seller has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii) the Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

(iv) the execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of incorporation or bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound; and

(v) no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

(c) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders, the Securities Administrator, the Master Servicer, NYMT Servicing, the Subservicer and the Depositor as of the Closing Date or such other date as is specified, with respect to the Mortgage Loans, the representations and warranties set forth in Section 3.2 of the Mortgage Loan Purchase Agreement;

(d) In accordance with the terms and conditions of the Assignment, Assumption and Recognition Agreement, the representations and warranties of ABN AMRO with respect to the ABN AMRO Mortgage Loans in the ABN AMRO Servicing Agreement, which have been assigned to the Trustee under the Assignment, Assumption and Recognition Agreement, are made as of the date hereof.

(e) To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Seller under subsection (c) above or the Mortgage Loan Purchase Agreement or of ABN AMRO under the Servicing Agreement, the only right or remedy of the Trustee or any Certificateholder hereunder shall be their rights to enforce the obligations of the Seller or ABN AMRO under any applicable representation or warranty made by it. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.07(a)(ii)) under any circumstances.

Section 2.08. Discovery of Breach. It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 2.07(a), (ii) of the Seller set forth in Section 2.07(b) and (c) (iii) of NYMT Servicing and the Subservicer pursuant to Section 4.05 of this Agreement and (iv) of ABN AMRO pursuant to Section 2.07(d), shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Depositor, the Seller, the Securities Administrator, the Trustee, the Master Servicer, the Underwriter, either Servicer or the Subservicer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Certificateholders or the Trustee therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, remedies for breach will apply to such inaccuracy. Any breach of the representation and warranty set forth in clauses (xxi), (xxxiv), (lxxiii), (lxxiv), (lxxv), (lxxvi), (lxxvii), (lxxviii), (lxxix), (lxxx), (lxxxviii), (lxxxix), (xc) and (xci) of Section 3.2(b) of the Mortgage Loan Purchase Agreement shall be deemed to materially and adversely affect the interest of the Issuing Entity in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty. Upon discovery by any of the Depositor, the Master Servicer, the Servicers, the Subservicer, the Securities Administrator or the Trustee of a breach of any of such representations and warranties made by the Seller or of a breach by ABN AMRO of its representations and warranties under the Servicing Agreement that adversely and materially affects the value of the related Mortgage Loan (provided that any such breach that causes a Mortgage Loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code shall be deemed to adversely and materially affect the value of the related Mortgage Loan), the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the discovery by the Seller or ABN AMRO of a breach of any representation or warranty given to the Trustee by the Seller or as assignee of the representations and warranties given by ABN AMRO under the Servicing Agreement, or the Seller’s or ABN AMRO’s receipt of written notice of such a breach, the Seller or ABN AMRO, as applicable, pursuant to the terms herein and in the Mortgage Loan Purchase Agreement in the case of the Seller, or the Servicing Agreement in the case of ABN AMRO, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price on the terms herein in the case of a breach by the Seller, or on the terms of the Servicing Agreement or (c) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that notwithstanding any extension of the cure period described above, such substitution or repurchase must occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. Notwithstanding any provision to the contrary herein, to the extent there is a breach of Section 3.2(a)(v) of the MLPA with respect to the ABN AMRO Mortgage Loans, the Trustee shall first enforce the remedies against ABN AMRO prior to enforcing any remedies against the Seller; provided, however, that any Mortgage Loan that is not a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code must be removed by the Seller or the Depositor from REMIC I within 90 days of notice or discovery of such breach.

Section 2.09. Repurchase, Purchase or Substitution of Mortgage Loans.

(a) With respect to any Mortgage Loan repurchased by the Seller or ABN AMRO, as applicable, pursuant to Section 2.07(e) or Section 2.08 of this Agreement and Section 6.03 of the Servicing Agreement, or any Mortgage Loan purchased by NYMT Servicing pursuant to Section 4.02(b) of this Agreement, the principal portion of the funds in respect of such repurchase or purchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price therefore shall be deposited in the Collection Account. Upon receipt by the Securities Administrator of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), the Trustee shall release or cause to be released and reassign to the

Depositor, the Seller or a Servicer, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the applicable Servicer or the Subservicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

(b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or its custodian) in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Seller, or the applicable Servicer, as applicable, must deliver to the Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Seller and the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicers shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicers if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee (on behalf of the Issuing Entity) to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

(c) Upon discovery by the Seller, the Depositor, the Servicers, the Subservicer, the Securities Administrator or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.07 herein, substitute one or more Qualifying Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. The Trustee shall re-convey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Section 2.10. Merger, Consolidation and Limitation on Liability of the Depositor.

(a) Merger or Consolidation of the Depositor. The Depositor shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or as shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor shall be a party,

or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 2.11. Limitation on Liability of the Depositor. Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Master Servicer, NYMT Servicing, Subservicer, Issuing Entity, Trustee or the Securities Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability, provided, however, that the Depositor may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Depositor shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

ARTICLE III

THE CERTIFICATES

Section 3.01. The Certificates.

(a) The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Class Principal Amount specified herein. Each Class of Book-Entry Certificates and each Class of Definitive Certificates (other than the Class A-R Certificate) will be issued in the minimum denominations in Class Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class A-R Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of such Class. Each Uncertificated Interest shall be issued as a single security and maintained in fully registered form in a denomination equal to 100% of the percentage interest of such interest.

(b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee or of the Securities Administrator on its behalf. Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 7.12. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee or the Securities Administrator on behalf of the Trustee to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

Section 3.02. Registration.

The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”). The Trustee may appoint a bank or trust company to act as successor Certificate Registrar. A registration book shall be maintained for the Certificates and the Uncertificated Interests collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 7.09 and 7.10 hereof with respect to the resignation, discharge or removal of the Securities Administrator and the appointment of a successor Securities Administrator. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Certificate Register in respect of the Uncertificated Interests shall contain a statement that transfers of the Uncertificated Interests to a Disqualified Organization are prohibited as provided in this Agreement.

Section 3.03. Transfer and Exchange of Certificates.

(a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.03 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee or the Securities Administrator on behalf of the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Class Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Class Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee or the Securities Administrator on behalf of the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate:

(i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit H hereto; and

(ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit M hereto.

(d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Trustee, has received (A) a certificate substantially in the form of Exhibit N hereto from such transferee or (B) with respect to an ERISA-Restricted Certificate other than the Class A-R Certificate, an Opinion of Counsel satisfactory to the Trustee and the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in any nonexempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, any Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in the Agreement. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed by virtue of acceptance of such Certificate or interest therein to have made the representations set forth in Exhibit N, paragraph 2(x) or 2(y). In the event that such representation or deemed representation is violated, or any attempt to transfer to a Plan or a person acting for, on behalf of or with the assets of, any such Plan, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust

Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial transfer of the ERISA-Restricted Certificates. The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03 provided that the transfer was registered in accordance with the foregoing requirements and none of the Securities Administrator, the Trustee or the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Securities Administrator, on behalf of the Trustee, shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan any payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator, on behalf of the Trustee, shall be paid and delivered by the Securities Administrator, on behalf of the Trustee, to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

(e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f) Notwithstanding anything to the contrary contained herein, each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee;

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Certificate Registrar shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Certificate Registrar under subparagraph (c) and (d) above, the Certificate Registrar shall have been furnished with an affidavit (a “Transferee Affidavit”) of the initial owner or the proposed transferee substantially in the form attached hereto as Exhibit O and a certificate (a “Transferor Certificate”) substantially in the form attached hereto as Exhibit P;

(iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transferee Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transferee Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 3.03(f) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 3.03(c), Section 3.03(d) and this Section 3.03(f) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transferee Affidavit and the certificates required by Section 3.03(c) and (d). The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator, to the last preceding Permitted Transferee of such Certificate; and

(v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Certificate Registrar, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 3.03(f) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Certificate Registrar of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Securities Administrator, the Master Servicer or the Servicer, to the effect that the elimination of such restrictions will not cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(g) Each Holder of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

Section 3.04. Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Certificate Registrar.

Section 3.05. Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Certificate Registrar or (ii) the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor, the Trustee or the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee or the Securities Administrator on behalf of the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Class Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor or the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Certificate Registrar and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Certificate Registrar, the Trustee or any agent in connection therewith.

Section 3.06. Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07. Temporary Certificates.

(a) Pending the preparation of Definitive Certificates, upon the order of the Depositor, the Securities Administrator on behalf of the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Securities Administrator on behalf of the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Class Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08. Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders hereunder. The Trustee hereby appoints the Securities Administrator as the initial Paying Agent. The Trustee shall cause any Paying Agent, other than the Securities Administrator, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Collection Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator. If the Paying Agent is not the Trustee or the Securities Administrator, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

Section 3.09. Book-Entry Certificates.

(a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i) the provisions of this Section 3.09 shall be in full force and effect;

(ii) the Certificate Registrar, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificateholders and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c) If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates. Neither the Depositor, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Certificate Registrar, upon the instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

ARTICLE IV

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

BY THE SERVICERS

Section 4.01. Seller’s Engagement of NYMT Servicing to Perform Servicing Responsibilities with respect to the NYMC Mortgage Loans.

(a) Contract for Servicing; Possession of Servicing Files. The Seller, as the owner of the servicing rights of the NYMC Mortgage Loans, by execution and delivery of this Agreement, does hereby contract with NYMT Servicing and the Subservicer, each subject to the terms of this Agreement, for the servicing or subservicing, as the case may be, of the NYMC Mortgage Loans for the benefit of the Issuing Entity and the Trustee. NYMT Servicing or Subservicer shall maintain a Servicing File with respect to each NYMC Mortgage Loan in order to service such NYMC Mortgage Loans pursuant to this Agreement and each Servicing File delivered to NYMT Servicing or Subservicer shall be held in trust by NYMT Servicing or Subservicer for the benefit of the Trustee on behalf of the Certificateholders; provided, however, that neither NYMT Servicing nor the Subservicer shall have any liability for any Servicing Files (or portions thereof) not delivered by the Seller. NYMT Servicing or Subservicer’s possession of any portion of the NYMC Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related NYMC Mortgage Loan pursuant to this Agreement, and such retention and possession by NYMT Servicing or Subservicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related NYMC Mortgage Loan prepared by or which come into the possession of NYMT Servicing or Subservicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by NYMT Servicing or Subservicer at the will of the Trustee in such custodial capacity only. The Servicing File retained by NYMT Servicing or Subservicer pursuant to this Agreement shall be identified in accordance with NYMT Servicing or Subservicer’s file tracking system to reflect the ownership of the related NYMC Mortgage Loan by the Trustee. NYMT Servicing or Subservicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

(b) Books and Records. All rights arising out of the NYMC Mortgage Loans shall be vested in the Trustee, subject to NYMT Servicing’s and the Subservicer’s rights to service and administer the NYMC Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with an NYMC Mortgage Loan, other than the Master Servicing Fee, the Servicing Fee and other compensation and reimbursement to which NYMT Servicing, the Subservicer and the Master Servicer are entitled as set forth herein, including but not limited to Sections 4.04 below, shall be received and held by them in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

NYMT Servicing or the Subservicer, as applicable, shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 2.07 and Section 4.02(a) within one week of their execution; provided, however, that NYMT Servicing or Subservicer shall provide the Custodian with a Servicer or Subservicer certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

Section 4.02. Servicing of the NYMC Mortgage Loans.

(a) NYMT Servicing and Subservicer to Service the NYMC Mortgage Loans. NYMT Servicing shall service and administer the NYMC Mortgage Loans from and after the Closing Date and, except where prior consent or approval of the Master Servicer is required under this Agreement, shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which NYMT Servicing may deem necessary or desirable, consistent with the terms of this Agreement and with Servicing Standards. NYMT Servicing hereby delegates to the Subservicer such power and authority, but only to the extent provided in this Section 4.02(a). Beginning on the Closing Date, the Subservicer shall perform all of the obligations of NYMT Servicing under this Agreement relating to the servicing of the NYMC Mortgage Loans, on behalf of NYMT Servicing. All references to “NYMT Servicing” in this Agreement relating to a servicing right or a servicing obligation in respect of the NYMC Mortgage Loans shall refer to the “Subservicer” beginning on the Closing Date, except in the case where this Agreement expressly states that NYMT Servicing Corporation, in its capacity as a Servicer, shall retain such right or perform such obligation. Notwithstanding any of the provisions of this Agreement referring to actions taken through the Subservicer, NYMT Servicing shall not be relieved of any of its obligations hereunder with respect to the servicing of the NYMC Mortgage Loans and NYMT Servicing shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of NYMT Servicing. However, NYMT Servicing Corporation, in its capacity as a Servicer hereunder, shall not directly service any NYMC Mortgage Loan unless and until NYMT Servicing has obtained all necessary licenses and approvals in each jurisdiction as may be necessary for NYMT Servicing to directly service such NYMC Mortgage Loans; provided, however, that NYMT Servicing shall promptly obtain all such licenses and approvals if required to directly service any NYMC Mortgage Loans pursuant to the terms of this Agreement.

Consistent with the terms of this Agreement, NYMT Servicing may waive, modify or vary any term of any NYMC Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in NYMT Servicing’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Trustee and the Certificateholders; provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of NYMT Servicing, reasonably foreseeable, NYMT Servicing shall not make any future advances and NYMT Servicing shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal balance

(except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan. Notwithstanding the foregoing, neither NYMT Servicing nor the Subservicer shall permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the Startup Day under the REMIC Provisions. In the event of any such modification which permits the deferral of interest or principal payments on any NYMC Mortgage Loan, NYMT Servicing shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, make an Advance in accordance with Section 4.03(c) in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. NYMT Servicing shall be entitled to reimbursement for such advances to the same extent as for all other Advances made pursuant to Section 4.03.

Without limiting the generality of the foregoing, NYMT Servicing shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, the Issuing Entity and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the NYMC Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall execute and deliver to NYMT Servicing powers of attorney and other documents, furnished to it by NYMT Servicing and reasonably satisfactory to the Trustee, necessary or appropriate to enable NYMT Servicing to carry out its servicing and administrative duties under this Agreement; provided that the Trustee shall not be liable for the actions of NYMT Servicing under any such powers of attorney. Promptly after the execution of any assumption, modification, consolidation or extension of any NYMC Mortgage Loan, NYMT Servicing shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.

In servicing and administering the NYMC Mortgage Loans, NYMT Servicing shall adhere to the Servicing Standard.

(b) Delinquent and Defaulted NYMC Mortgage Loans; NYMT Servicing Discretion. Subject to the restrictions in Section 2.08 and 2.09, NYMT Servicing, in its capacity as Servicer of the NYMC Mortgage Loans, may either (i) purchase any delinquent NYMC Mortgage Loan in consideration of the Purchase Price of such NYMC Mortgage Loan or (ii) only within two years of the Closing Date, substitute a defaulted NYMC Mortgage Loan with a Qualifying Substitute Mortgage Loan. Any purchase or substitution effected by NYMT Servicing Corporation in reliance on this Section 4.02(b) shall be performed in accordance with the terms specified in Section 2.08 and 2.09 hereof.

(c) Collection and Liquidation of NYMC Mortgage Loans. Continuously from the Closing Date, until the date each Mortgage Loan ceases to be subject to this Agreement, NYMT Servicing shall proceed diligently to collect all payments due under each of the NYMC Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the NYMC Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

NYMT Servicing shall use its best efforts, consistent with the Servicing Standard to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.02. NYMT Servicing shall use its best efforts to realize upon defaulted NYMC Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, NYMT Servicing shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuing Entity and the Trustee after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by NYMT Servicing through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not otherwise postponed, deferred or waived pursuant to Section 4.02 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, NYMT Servicing shall take such action as (1) shall be consistent with Servicing Standards and (2) NYMT Servicing shall determine prudently to be in the best interest of the Issuing Entity, the Trustee and the Certificateholders. In the event that any payment due under any Mortgage Loan is not otherwise postponed, deferred or waived pursuant to Section 4.02(a) and remains delinquent for a period of 105 days or any other default continues for a period of 105 days beyond the expiration of any grace or cure period, NYMT Servicing shall commence foreclosure proceedings. NYMT Servicing shall notify the Master Servicer in writing of the commencement of foreclosure proceedings on a monthly basis no later than the fifth Business Day of each month (which notification may be included within the monthly reports submitted to the Master Servicer under Section 4.03(b) this Agreement). In such connection, NYMT Servicing shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Sections 4.02(e) and 4.02(p).

Notwithstanding the generality of the preceding paragraph, NYMT Servicing shall take such actions generally in accordance with NYMT Servicing’s established default timeline and in accordance with Servicing Standards with respect to each Mortgage Loan and Mortgagor for which there is a delinquency until such time as the related Mortgagor is current with all payments due under the Mortgage Loan.

In conjunction with any action or inaction pursuant to this Section 4.02(c), NYMT Servicing will comply with the provisions of Section 4.02(p).

(d) Establishment of and Deposits to Custodial Account.

(i) NYMT Servicing shall segregate and hold all funds collected and received pursuant to the NYMC Mortgage Loans separate and apart from any of its own funds and general assets and shall initially establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, each of which accounts shall be titled “NYMT Servicing Corporation (or Cenlar FSB as subservicer for NYMT Servicing Corporation) in trust for U.S. Bank National Association, as Trustee for the New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates” and referred to herein as a “Custodial Account.” Each Custodial Account shall be an Eligible Account. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 4.02(j) hereof. Funds deposited in the Custodial Account may be drawn on by NYMT Servicing in accordance with Section 4.02(e) hereof. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit E hereto. A copy of such certification or letter agreement shall be furnished to the Trustee, the Master Servicer and, upon request, to any subsequent owner of the NYMC Mortgage Loans.

(ii) NYMT Servicing shall deposit in the Custodial Account on a daily basis, but not more than two (2) Business Days after receipt by NYMT Servicing and retain therein, the following collections received by NYMT Servicing and payments made by NYMT Servicing after the related Cut-off Date (other than scheduled payments of principal and interest due on or before the related Cut-off Date), as applicable:

(A) all payments on account of principal on the NYMC Mortgage Loans, including all Principal Prepayments;

(B) all payments on account of interest on the NYMC Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(C) all Liquidation Proceeds (net of Liquidation Expenses);

(D) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.02(k) (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Servicing Standards);

(E) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Servicing Standards;

(F) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of payment. Such deposit shall be made from NYMT Servicing’s own funds, without reimbursement therefore, up to a maximum amount per month in the aggregate of the Servicing Fee, actually received for such month for the NYMC Mortgage Loans;

(G) all Advances made by NYMT Servicing pursuant to Section 4.03(c);

(H) any amounts received from the Seller, the Depositor or any other person giving representations and warranties with respect to the NYMC Mortgage Loans, in connection with the repurchase of any Mortgage Loan;

(I) any amounts required to be deposited by NYMT Servicing pursuant to Section 4.03(k) in connection with the deductible clause in any blanket hazard insurance policy;

(J) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds pursuant to Section 4.02(p); and

(K) any other amounts required to be deposited in the Custodial Account pursuant to this Agreement.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee, Prepayment Interest Excess Amounts and Ancillary Income need not be deposited by NYMT Servicing into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution maintaining such account shall accrue to the benefit of NYMT Servicing and NYMT Servicing shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to NYMT Servicing.

(e) Permitted Withdrawals from Custodial Account.

NYMT Servicing shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.03(a);

(ii) in the event NYMT Servicing has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery into the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(iii) to reimburse itself for unreimbursed Advances and Servicing Advances, NYMT Servicing’s right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related Liquidation Proceeds (net of Liquidation Expenses), Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by NYMT Servicing from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, NYMT Servicing’s right thereto shall be prior to the rights of the Certificateholders;

(iv) to reimburse itself for any previously unreimbursed Advances or Servicing Advances that it determines are Nonrecoverable Advances, it being understood, in the case of each such reimbursement, that NYMT Servicing’s right thereto shall be prior to the rights of the Certificateholders;

(v) to pay itself investment earnings on funds deposited in the Custodial Account;

(vi) to transfer funds to another Eligible Account in accordance with Section 4.02(j) hereof;

(vii) to invest funds in certain Eligible Investments in accordance with Section 4.02(d)(i) and Section 4.02(i) hereof;

(viii) to withdraw funds deposited in error;

(ix) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(x) to pay itself any Prepayment Interest Excess Amount.

(f) Establishment of and Deposits to Escrow Account. NYMT Servicing shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “NYMT Servicing Corporation (or Cenlar FSB as subservicer for NYMT Servicing Corporation, a federal savings bank, as Subservicer) in trust for U.S. Bank National Association, as Trustee, for the New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates.” The Escrow Accounts shall be established with an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Nothing herein shall require NYMT Servicing to compel a Mortgagor to establish an Escrow Account in violation of applicable law. Funds deposited in the Escrow Account may be drawn on by NYMT Servicing in accordance with Section 4.02(g). The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit F hereto. A copy of such certification or letter agreement shall be furnished to the Master Servicer.

NYMT Servicing shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i) all Escrow Payments collected on account of the NYMC Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

NYMT Servicing shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.02(g). NYMT Servicing shall be entitled to retain any interest earnings paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the

Mortgagor. To the extent required by law, NYMT Servicing shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or the interest earnings paid thereon are insufficient for such purposes.

(g) Permitted Withdrawals from Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by NYMT Servicing only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse NYMT Servicing for any Servicing Advance of an Escrow Payment made by NYMT Servicing with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required to be escrowed under the terms of the related Mortgage Loan;

(iv) to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with Section 4.02(o);

(vi) to pay to NYMT Servicing, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

(vii) to clear and terminate the Escrow Account on the termination of this Agreement.

NYMT Servicing will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Agreement , reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which NYMT Servicing knows, or in servicing the NYMC Mortgage Loans in accordance with Servicing Standards should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and NYMT Servicing receives notice of a tax lien with respect to the Mortgage being imposed, NYMT Servicing will advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property in order to prevent loss of title to the Mortgaged Property.

(h) Notification of Adjustments. With respect to each Mortgage Loan, NYMT Servicing shall adjust the Mortgage Rate on the related Pass-Through Rate adjustment date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and

Mortgage Note. NYMT Servicing shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. NYMT Servicing shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by NYMT Servicing or the receipt of notice from the Master Servicer that NYMT Servicing has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, NYMT Servicing shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Seller thereby.

(i) Payment of Taxes, Insurance and Other Charges.

(i) With respect to each Mortgage Loan which provides for Escrow Payments, NYMT Servicing shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by NYMT Servicing in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. NYMT Servicing shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of the same or the making of the Escrow Payments.

(ii) To the extent that a Mortgage does not provide for Escrow Payments, NYMT Servicing shall make Servicing Advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as NYMT Servicing determines to be in the best interest of the Trust; provided, that in any event NYMT Servicing shall pay such charges on or before any date by which payment is necessary to preserve the lien status of the Mortgage. NYMT Servicing shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge and necessary to avoid a lien on or loss on Mortgage Property.

(j) Protection of Accounts. NYMT Servicing may transfer the Custodial Account or the Escrow Account to a different Eligible Institution from time to time. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably, and NYMT Servicing shall give notice to the Master Servicer, the Trustee of any change in the location of the Custodial Account.

NYMT Servicing shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not Eligible Accounts.

Amounts on deposit in the Custodial Account may be invested at the option of NYMT Servicing, but only in Eligible Investments. Any such Eligible Investment with respect to the Custodial Account shall mature no later than two (2) Business Days prior to NYMT Servicing

Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than NYMT Servicing) that maintains the Custodial Account, then such Eligible Investment may mature on the related Servicer Remittance Date. Any such Eligible Investment shall be made in the name of NYMT Servicing in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of NYMT Servicing and may be withdrawn at any time by NYMT Servicing. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account by NYMT Servicing out of its own funds immediately as realized. If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Eligible Investments.

(k) Maintenance of Hazard Insurance. NYMT Servicing shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Servicing Standards against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration shall be in effect with a generally acceptable insurance carrier acceptable under Servicing Standards in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, NYMT Servicing determines in accordance with applicable law and pursuant to Servicing Standards that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, NYMT Servicing shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification, NYMT Servicing shall immediately force place the required flood insurance on the Mortgagor’s behalf.

NYMT Servicing shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Servicing Standards.

In the event that the Master Servicer or NYMT Servicing shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, NYMT Servicing shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name NYMT Servicing as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

NYMT Servicing shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that NYMT Servicing shall not accept any such insurance policies from insurance companies unless such companies are generally acceptable under Servicing Standards. NYMT Servicing shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. NYMT Servicing shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.02(d), any amounts collected by NYMT Servicing under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with NYMT Servicing’s normal servicing procedures) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e).

Notwithstanding anything set forth in the preceding paragraph, NYMT Servicing agrees to indemnify the Trustee, the Issuing Entity, the Certificateholders and the Master Servicer for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that any such indemnified party may sustain in any way related to the failure of the Mortgagor (or NYMT Servicing) to maintain hazard or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

(l) Maintenance of Mortgage Impairment Insurance. In the event that NYMT Servicing shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the NYMC Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.02(k) and otherwise complies with all other requirements of Section 4.02(k), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.02(k). Any amounts collected by NYMT Servicing under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e). Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.02(k), and there shall have been a loss which would have been covered by such policy, NYMT Servicing shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from NYMT Servicing’s funds, without reimbursement therefor. Upon request of the Master Servicer or the Trustee, NYMT Servicing shall cause to be delivered to such person a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Trustee.

(m) Maintenance of Fidelity Bond and Errors and Omissions Insurance. NYMT Servicing shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the NYMC Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure NYMT Servicing against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure NYMT Servicing against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.02(m) requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve NYMT Servicing from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the coverage amounts which are acceptable for NYMT Servicing as determined by Fannie Mae and Freddie Mac. Upon the request of the Master Servicer or the Trustee, NYMT Servicing shall cause to be delivered to such party a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Master Servicer and the Trustee.

(n) Inspections. NYMT Servicing shall inspect the Mortgaged Property as often as deemed necessary by NYMT Servicing to assure itself that the value of the Mortgaged Property is being preserved. In addition, NYMT Servicing shall inspect the Mortgaged Property and/or take such other actions as may be necessary or appropriate in accordance with Servicing Standards or as may be required by the primary mortgage guaranty insurer. NYMT Servicing shall keep a written report of each such inspection.

(o) Restoration of Mortgaged Property. NYMT Servicing need not obtain the approval of the Master Servicer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Servicing Standards. At a minimum, NYMT Servicing shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) NYMT Servicing shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) NYMT Servicing shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii) pending repairs or restoration, NYMT Servicing shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

(p) Title, Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee in trust for the benefit of the Certificateholders or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by NYMT Servicing (with a copy delivered to the Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

NYMT Servicing shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. NYMT Servicing, either itself or through an agent selected by NYMT Servicing, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. NYMT Servicing shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as NYMT Servicing deems to be in the best interest of the Issuing Entity, the Trustee and the Certificateholders.

In the event that the Trust Estate acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default of an NYMC Mortgage Loan, NYMT Servicing shall dispose of such REO Property before the end of the third taxable year beginning after the year of its acquisition by the Trust Estate for purposes of Section 860G(a)(8) of the Code unless NYMT Servicing has received a grant of extension from the Internal Revenue Service of the above-mentioned grace period such that the holding by the Trust Estate of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on “prohibited transactions” as defined in Section 860F of the Code; (ii) cause any REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (iii) cause any REMIC constituting any part of the Trust Estate to fail to qualify as a REMIC, in which case the Trust Estate may continue to hold such REO Property.

Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Estate shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Estate in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Estate to the imposition of any federal, state or local income taxes on the income earned from such REO Property, including any taxes imposed by reason of such property failing to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions unless NYMT Servicing has agreed to indemnify and hold harmless the Trust Estate with respect to the imposition of any such taxes.

Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an opinion of counsel acceptable to the Trustee is obtained by NYMT Servicing to the effect that such sale shall not cause any REMIC constituting part of the Trust Estate to fail to qualify as a REMIC).

If NYMT Servicing hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, NYMT Servicing will notify the Master Servicer of the existence of the Environmental Problem Property. Additionally, NYMT Servicing shall set forth in such notice a description of such problem, a recommendation to the Master Servicer relating to the proposed action regarding the Environmental Problem Property, and NYMT Servicing shall carry out the recommendation set forth in such notice. Notwithstanding the foregoing, NYMT Servicing shall obtain the Master Servicer’s prior written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) Business Days of receipt of such request for prepaid expenditures shall be deemed an approval of such expenditure. If NYMT Servicing has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker’s price opinion which reveals the potential for such problem), NYMT Servicing will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property.

NYMT Servicing shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and NYMT Servicing shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 4.03.

NYMT Servicing shall make Servicing Advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.02(k), such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. NYMT Servicing shall make monthly remittances on each Servicer Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.02(q) and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

(q) Real Estate Owned Reports. Together with the statement furnished pursuant to Section 4.03(b), NYMT Servicing shall furnish to the Master Servicer on or before the 10th calendar day in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and NYMT Servicing’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

(r) Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trustee pursuant to a deed in lieu of foreclosure, NYMT Servicing shall submit to the Trustee and the Master Servicer a monthly liquidation report with respect to such Mortgaged Property.

(s) Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, NYMT Servicing shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

(t) Prepayment Premiums. All Prepayment Premiums collected shall be payable to NYMT Servicing, or any successor servicer, as Ancillary Income and shall not be available to make payments to the Certificateholders hereunder.

(u) Compliance with Safeguarding Customer Information Requirements. NYMT Servicing has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

(v) Presentment of Claims and Collection of Proceeds. NYMT Servicing shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the NYMC Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to NYMT Servicing in respect of such policies or bonds shall be promptly deposited in the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.03. Payments To the Master Servicer.

(a) Remittances. On each Servicer Remittance Date, NYMT Servicing shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.02(e)), plus (b) all Advances, if any, which NYMT Servicing is obligated to make pursuant to Section 4.03(c), minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Servicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.02(d)(ii)(G) and Section 4.04(c), and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Servicer Remittance Date occurs, which amounts shall be remitted on NYMT Servicing Remittance Date next succeeding the Due Date related to such Scheduled Payment.

With respect to any remittance received by the Master Servicer after the Servicer Remittance Date on which such remittance was due, NYMT Servicing shall pay to the Master Servicer interest on any such late remittance at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by NYMT Servicing on the date such late remittance is made and shall cover the period commencing with the day following such Servicer Remittance Date and ending with the Business Day on which such remittance is made, both inclusive. Such interest shall be remitted on the next succeeding Servicer Remittance Date. The payment by NYMT Servicing of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by NYMT Servicing.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

Wells Fargo Bank, N.A.

ABA#: 121-000-248

Account Name: Corporate Trust Clearing

Account Number: 3970771416

For further credit to: 50907400 - Attention: NYMT 2006-1

(b) Statements to Master Servicer and Securities Administrator. On the 10th day of each calendar month (or, if such 10th day is not a Business Day, then on the next succeeding Business Day), NYMT Servicing shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Exhibit G-1 hereto, a monthly defaulted loan report in the format set forth in Exhibit G-2 hereto and a realized loss report in the format set forth in Exhibit G-3 hereto (or in such other format mutually agreed to between NYMT Servicing and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer and the Seller which includes on an aggregate basis for the previous calendar month (i) the amount of any insurance claims filed, (ii) the amount of any claim payments made and (iii) the amount of claims denied or curtailed. The Master Servicer will convert such data into a format acceptable to the Securities Administrator and provide monthly reports to the Securities Administrator.

In addition, not more than 75 days after the end of each calendar year, commencing December 31, 2006, NYMT Servicing shall provide (as such information becomes reasonably available to NYMT Servicing) to the Master Servicer and the Securities Administrator such information concerning the NYMC Mortgage Loans and annual remittances to the Master Servicer therefrom as is necessary for the Securities Administrator to prepare the reports required by Section 5.07(c). Such obligation of NYMT Servicing shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by NYMT Servicing to the Master Servicer and the Securities Administrator pursuant to any requirements of the Code as from time to time are in force. NYMT Servicing shall also provide to the Securities Administrator such information as may be requested by it and required for the completion of any tax reporting responsibility of the Securities Administrator within such reasonable time frame as shall enable the Securities Administrator to timely file each applicable tax report or return required to be filed by it.

(c) Advances by Servicer. On each Servicer Remittance Date, NYMT Servicing shall deposit in the Custodial Account from its own funds or from amounts held for future payment, or a combination of both, an amount equal to all Scheduled Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the NYMC Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future payment and so used shall be replaced by NYMT Servicing by deposit in the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than remittances to the Master Servicer required to be made on such Servicer Remittance Date. NYMT Servicing shall keep appropriate records of such amounts and will provide such records to the Master Servicer upon request.

NYMT Servicing’s obligation to make such Advances as to any Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the payment of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Notwithstanding the foregoing, if the Subservicer fails to make any Advance required to be made by this Section 4.03 with respect to any Remittance Date, then NYMT Servicing shall be obligated to make such Advance, subject to its determination of the recoverability of such Advance.

(d) Due Dates Other Than the First of the Month. NYMC Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.03(d). Any Scheduled Payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of that month. For example, a Scheduled Payment due on November 15 shall be considered to be due on December 1. Any Scheduled Payment due and collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account.

For NYMC Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the Scheduled Payment due on the first of the month following the Cut-off Date.

(e) Credit Reporting. For each Mortgage Loan, in accordance with its current servicing practices, NYMT Servicing will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, NYMT Servicing shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit K, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

Section 4.04. General Servicing Procedures.

(a) Transfers of Mortgaged Property. Subject to Section 4.02 herein, NYMT Servicing shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, NYMT Servicing shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that NYMT Servicing shall not exercise such rights if prohibited by law from doing so.

If NYMT Servicing reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, NYMT Servicing shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event NYMT Servicing is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and NYMT Servicing has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the buyer of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the timing of principal or interest payments on the Mortgage Loan, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, NYMT Servicing shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by NYMT Servicing, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the NYMC Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, NYMT Servicing diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

(b) Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by NYMT Servicing of a notification that payment in full will be escrowed in a manner customary for such purposes, NYMT Servicing shall notify the Master Servicer in the monthly remittance advice as provided in Section 4.03(b), and may request the release of any Mortgage Loan Documents from the Custodian in accordance with the Custodial Agreement.

If NYMT Servicing satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should NYMT Servicing otherwise prejudice any rights the Seller, the Trustee or the Issuing Entity may have under the mortgage instruments, NYMT Servicing shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding NYMT Servicing Remittance Date in the month following the date of such release. NYMT Servicing shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.02(m) insuring NYMT Servicing against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

(c) Servicing Compensation. As consideration for servicing the NYMC Mortgage Loans subject to this Agreement, NYMT Servicing shall be paid in the aggregate the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly to NYMT Servicing. NYMT Servicing will pay the Subservicer pursuant to a separate agreement between such parties. Additional servicing compensation in the form of Ancillary Income shall be retained by the Subservicer only and is not required to be deposited in the Custodial Account. The obligation of the Issuing Entity to pay the Servicing Fee is limited to, and the Servicing Fee is payable from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Scheduled Payment collected by NYMT Servicing, or as otherwise provided in Section 4.02(e)(ii).

Each of NYMT Servicing and the Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

The Servicing Fee payable to or retained by NYMT Servicing or the Subservicer, as applicable, with respect to any Due Period shall be reduced by the Prepayment Interest Shortfall Amount for the related Prepayment Period required to be deposited in the Custodial Account and remitted to the Master Servicer on the related Servicer Remittance Date. NYMT Servicing and the Subservicer shall be obligated to remit to the Master Servicer on each Servicer Remittance Date the Prepayment Interest Shortfall Amount, only up to an amount equal to in the aggregate the Servicing Fee for such Due Period.

(d) [RESERVED].

(e) Inspection. NYMT Servicing shall provide the Trustee and the Master Servicer, upon five (5) Business Days’ advance notice, during normal business hours, access to all records maintained by NYMT Servicing in respect of its rights and obligations hereunder and access to officers of NYMT Servicing responsible for such obligations. Upon request, NYMT Servicing shall furnish to the Trustee and the Master Servicer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

Section 4.05. Representations, Warranties and Agreements.

(a) Representations, Warranties and Agreements of NYMT Servicing. NYMT Servicing, in its capacity as Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Subservicer, the Depositor and the Trustee and the Securities Administrator, as of the Closing Date:

(i) Due Organization and Authority. NYMT Servicing is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted; NYMT Servicing has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by NYMT Servicing and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of NYMT Servicing (except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affect the enforcement of creditor’s rights generally) and all requisite corporate action has been taken by NYMT Servicing to make this Agreement valid and binding upon NYMT Servicing in accordance with its terms;

(ii) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of NYMT Servicing;

(iii) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by NYMT Servicing or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of NYMT Servicing’s charter or by-laws or any legal restriction or any agreement or instrument to which NYMT Servicing is now a party or by which it is bound, (b) constitute a default under any of the foregoing, (c) result in an acceleration under any of the foregoing, (d) result in the violation of any law, rule, regulation, order, judgment or decree to which NYMT Servicing or its property is subject or (e) impair the ability of NYMT Servicing to act as Servicer hereunder with respect to the NYMC Mortgage Loans, or impair the value of the NYMC Mortgage Loans;

(iv) Ability to Perform. NYMT Servicing does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to NYMT Servicing’s knowledge, threatened against NYMT Servicing which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of NYMT Servicing, or in any material impairment of the right or ability of NYMT Servicing to carry on its business substantially as now conducted, or in any material liability on the part of NYMT Servicing, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of NYMT Servicing contemplated herein, or which would be likely to impair materially the ability of NYMT Servicing to perform under the terms of this Agreement;

(vi) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by NYMT Servicing of or compliance by NYMT Servicing with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(vii) No Default. NYMT Servicing is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which NYMT Servicing is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of NYMT Servicing to perform under the terms of this Agreement;

(viii) Ability to Service. NYMT Servicing or an affiliate is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the NYMC Mortgage Loans. NYMT Servicing or an affiliate is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make NYMT Servicing or an affiliate unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

(ix) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading; and

(x) No Commissions to Third Parties. NYMT Servicing has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

(b) Representations, Warranties and Agreements of the Subservicer. Cenlar, FSB as Subservicer hereunder, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to NYMT Servicing, the Master Servicer, the Depositor and the Trustee and the Securities Administrator, as of the Closing Date:

(i) Due Organization and Authority. The Subservicer is validly existing and in good standing as a federally chartered national banking association with full power and authority to transact any business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Subservicer;

(ii) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer;

(iii) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Subservicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of the Subservicer’s charter or any legal restriction or any agreement or instrument to which the Subservicer is now a party or by which it is bound, (b) constitute a material default under any of the foregoing, (c) result in an acceleration under any of the foregoing, (d) result in the violation of any law, rule, regulation, order, judgment or decree to which the Subservicer or its property is subject or (e) impair the ability of the Subservicer to service the NYMC Mortgage Loans, or impair the value of the NYMC Mortgage Loans;

(iv) Ability to Perform. The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Subservicer’s knowledge, threatened against the Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer, or in any material impairment of the right or ability of the Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Subservicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Subservicer contemplated herein, or which would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement;

(vi) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of or compliance by the Subservicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(vii) No Default. The Subservicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Subservicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Subservicer to perform under the terms of this Agreement;

(viii) Ability to Service. The Subservicer is an approved seller/Subservicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the NYMC Mortgage Loans. The Subservicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Subservicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac; and

(ix) No Commissions to Third Parties. The Subservicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

(c) Remedies for Breach of Representations and Warranties of NYMT Servicing and the Subservicer. It is understood and agreed that the representations and warranties set forth in Sections 4.05(a) and Section 4.05(b) shall survive the engagement of each Representing Party to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to NYMT Servicing and the Subservicer, as applicable, and shall inure to the benefit of the Master Servicer and the Trustee. Upon discovery by either NYMT Servicing, the Subservicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the such Representing Party to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the NYMC Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer or the Trustee, the party discovering such breach shall give prompt written notice to the other parties.

Within 60 days of the earlier of either discovery by or notice to a Representing Party of any breach of a representation or warranty set forth in Section 4.05(a) or Section 4.05(b), as applicable, which materially and adversely affects the ability of such Representing Party to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the NYMC Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, such Representing Party shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, such breach shall constitute a Servicer Event of Default.

In addition, such Representing Party shall indemnify all other parties to this Agreement and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such Representing Party’s representations and warranties contained in Section 4.05.

Any cause of action against a Representing Party relating to or arising out of the breach of any representations and warranties made in Section 4.05(a) or Section 4.05(b), as applicable, shall accrue upon (i) discovery of such breach by such Representing Party or notice thereof by the Master Servicer, the Depositor or the Trustee to such Representing Party, (ii) failure by the

Representing Party to cure such breach within the applicable cure period, and (iii) demand upon the Representing Party by the Master Servicer or the Trustee for compliance with this Agreement.

(d) Additional Indemnification by NYMT Servicing. NYMT Servicing shall indemnify the Master Servicer, the Depositor, the Issuing Entity, the Trustee and the Securities Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to the failure of NYMT Servicing to perform its duties and service the NYMC Mortgage Loans in accordance with the terms of this Agreement. NYMT Servicing shall immediately notify the Master Servicer, the Depositor, the Trustee and the Securities Administrator if a claim is made by a third party with respect to this Agreement or the NYMC Mortgage Loans that may result in such Liabilities, and NYMT Servicing shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. NYMT Servicing shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to NYMT Servicing’s indemnification pursuant to this Section 4.05(d), or the failure of NYMT Servicing to service and administer the NYMC Mortgage Loans in accordance with the terms of this Agreement.

(e) Additional Indemnification by the Subservicer. The Subservicer shall indemnify the Master Servicer, NYMT Servicing, the Depositor, the Trustee, the Issuing Entity and the Securities Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to the failure of the Subservicer to perform its duties and service the NYMC Mortgage Loans in accordance with the terms of this Agreement. The Subservicer shall immediately notify the Master Servicer, NYMT Servicing, the Depositor, the Trustee and the Securities Administrator if a claim is made by a third party with respect to this Agreement or the NYMC Mortgage Loans that may result in such Liabilities, and the Subservicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from the such indemnified party in connection with such claim. The Subservicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Subservicer’s indemnification pursuant to this Section 4.05(e), or the failure of the Subservicer to service and administer the NYMC Mortgage Loans in accordance with the terms of this Agreement.

Section 4.06. NYMT Servicing and the Subservicer.

(a) Merger or Consolidation of NYMT Servicing. NYMT Servicing shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the NYMC Mortgage Loans and to perform its duties under this Agreement.

Any Person into which NYMT Servicing may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which NYMT Servicing shall be a party, or any Person succeeding to the business of NYMT Servicing, shall be the successor of NYMT Servicing hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

(b) Limitation on Liability of NYMT Servicing and Others. Neither NYMT Servicing nor any of the directors, officers, employees or agents of NYMT Servicing shall be under any liability to the Master Servicer, the Depositor, the Issuing Entity, the Trustee or the Securities Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect NYMT Servicing or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. NYMT Servicing and any director, officer, employee or agent of NYMT Servicing may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. NYMT Servicing shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the NYMC Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that NYMT Servicing may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, NYMT Servicing shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

(c) Limitation on Resignation and Assignment by NYMT Servicing. This Agreement has been entered into with NYMT Servicing in reliance upon the independent status of NYMT Servicing, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 4.06(c) and Section 4.02(a), NYMT Servicing shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Trustee, the Master Servicer and the Securities Administrator, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Trustee, the Master Servicer and the Securities Administrator;

provided, that in each case, there must be delivered to the Seller, the Master Servicer, the Trustee and the Securities Administrator a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

NYMT Servicing shall not resign from the obligations and duties hereby imposed on it except by mutual consent of NYMT Servicing and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by NYMT Servicing. Any such determination permitting the resignation of NYMT Servicing shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed NYMT Servicing’s responsibilities and obligations hereunder in the manner provided in Section 4.08.

Without in any way limiting the generality of this Section 4.06, in the event that NYMT Servicing either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 4.06 and Section 4.02(a), without the prior written consent of the Seller, the Master Servicer, the Trustee and the Securities Administrator, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 11.07 of the Agreement, without any payment of any penalty or damages and without any liability whatsoever to NYMT Servicing or any third party.

(d) Merger or Consolidation of Cenlar, FSB. The Subservicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or as shall be necessary to protect the validity and enforceability of this Agreement or any of the NYMC Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Subservicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

(e) Limitation on Liability of Cenlar, FSB and Others. Neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Master Servicer, the Depositor, the Issuing Entity, Trustee or the Securities Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Subservicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this

Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Subservicer and any director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the NYMC Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Subservicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Subservicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

(f) Limitation on Resignation and Assignment by Cenlar, FSB. This Agreement has been entered into with the Subservicer in reliance upon the independent status of the Subservicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 4.06(f) and Section 4.02(a), the Subservicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, without the prior written consent of the Seller, the Trustee, the Master Servicer and the Securities Administrator, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Trustee, the Master Servicer and the Securities Administrator, and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Subservicer, shall not be unreasonably withheld by any of them; provided, that in each case, there must be delivered to the Seller, the Master Servicer, the Trustee and the Securities Administrator a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

The Subservicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Subservicer and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Subservicer. Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Subservicer’s responsibilities and obligations hereunder in the manner provided in Section 4.08.

Without in any way limiting the generality of this Section 4.06, in the event that the Subservicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 4.06(f) and Section 4.02(a), without the prior written consent of the Seller, the Master Servicer, the Trustee and the Securities Administrator, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 11.07 of this

Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Subservicer or any third party.

(g) Successor Servicers. The provisions of Sections 4.06(a), (b), and (c) shall apply to any successor to NYMT Servicing as Servicer hereunder other than the Subservicer.

(h) Acknowledgement of Custodial Agreement. NYMT Servicing and the Subservicer hereby acknowledge and agree to comply with the provisions of the Custodial Agreement as applicable to each of them respectively.

Section 4.07. Termination for Cause.

Any of the following occurrences shall constitute an event of default (each, a “Servicer Event of Default” or “Subservicer Event of Default,” as applicable) on the part of NYMT Servicing or Cenlar FSB:

(a) any failure by NYMT Servicing or the Subservicer, as applicable, to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to NYMT Servicing or the Subservicer, as applicable, by the Master Servicer or NYMT Servicing; or

(b) failure by NYMT Servicing or the Subservicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements on the part of NYMT Servicing or the Subservicer, as applicable, set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to NYMT Servicing or the Subservicer, as applicable, by the Master Servicer or NYMT Servicing; or

(c) failure by NYMT Servicing or the Subservicer, as applicable, to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located except where the failure to so maintain such license does not have a material adverse effect on NYMT Servicing’s or the Subservicer’s, as applicable, ability to service the NYMC Mortgage Loans; or

(d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against NYMT Servicing or the Subservicer, as applicable, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(e) the consent of NYMT Servicing or the Subservicer, as applicable, to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to NYMT Servicing or the Subservicer, as applicable, or of or relating to all or substantially all of its property; or

(f) A written admission by NYMT Servicing or the Subservicer, as applicable, to its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(g) NYMT Servicing or the Subservicer, as applicable, ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer;

(h) NYMT Servicing or the Subservicer, as applicable, attempts to assign the servicing of the NYMC Mortgage Loans or its right to servicing compensation hereunder or NYMT Servicing or the Subservicer, as applicable, or attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement;

(i) (x) any of the Rating Agencies reduces or withdraws the rating of any of the Certificates due to a reason attributable to the Subservicer or (y) the Subservicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced below its rating in effect on the Closing Date or withdrawn; provided that if the Subservicer’s rating by any Rating Agency is reduced by not more than two levels, the Subservicer shall have 180 days to cure such default by having the applicable Rating Agency restore the Subservicer’s rating to its level in effect on the Closing Date; or

(j) the net worth of NYMT Servicing or the Subservicer, as applicable, shall be less than $15,000,000; or

(k) failure by NYMT Servicing or Subservicer, as applicable, to duly perform, within the required time period, its obligations under Sections 9.05, 9.06, 9.07 or 9.08 which failure continues unremedied for a period of 7 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to NYMT Servicing by the Master Servicer or to the Subservicer by NYMT Servicing, as applicable.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Master Servicer, the Trustee or NYMT Servicing (in the case of a Subservicer Event of Default) may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer, the Trustee or NYMT Servicing (in the case of a Subservicer Event of Default), by notice in writing to NYMT Servicing or the Subservicer, as applicable, may terminate all the rights and obligations of NYMT Servicing or the Subservicer, as applicable, under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Subservicer of such written notice of termination, all authority and power of the Subservicer under this Agreement, whether with respect to the NYMC Mortgage Loans or otherwise, shall pass to and be vested in NYMT Servicing, an Affiliate of NYMT Servicing or a successor Subservicer appointed by NYMT Servicing with the consent of the Master Servicer and the Trustee, which consent shall not be unreasonably withheld, and NYMT Servicing (or the successor Subservicer) shall be subject to all of the responsibilities, duties and liabilities relating thereto, including the obligation to make Monthly Advances, provided however, any assumption of such duties by NYMT Servicing or an Affiliate of NYMT Servicing pursuant to this paragraph shall be conditioned upon the receipt by the Master Servicer, the Seller, the Depositor, the Trustee and the Securities Administrator of a letter from each Rating Agency to the effect that such transfer of servicing to NYMT Servicing or its Affiliate will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. Upon receipt by NYMT Servicing, of such written termination notice, all authority and power of NYMT Servicing, under this Agreement, whether with respect to the NYMC Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer, in accordance with Section 4.08(a). Upon written request from the Master Servicer, NYMT Servicing or the Subservicer, as applicable, shall prepare, execute and deliver to the successor servicer or Subservicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the NYMC Mortgage Loans and related documents, at NYMT Servicing’s or the Subservicer’s, as applicable, sole expense. NYMT Servicing or the Subservicer, as applicable, shall cooperate with the Seller, the Master Servicer, the Trustee and such successor in effecting the termination of NYMT Servicing’s or the Subservicer’s, as applicable, responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by NYMT Servicing or the Subservicer, as applicable, to the Custodial Account or Escrow Account or thereafter received with respect to the NYMC Mortgage Loans.

By a written notice, the Master Servicer, with the consent of the other parties, may waive any default by NYMT Servicing or the Subservicer, as applicable, in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

NYMT Servicing will promptly notify the Master Servicer upon the occurrence of a Servicer Event of Default. The Subservicer will promptly notify the Master Servicer upon the occurrence of a Subservicer Event of Default. The Master Servicer shall promptly notify NYMT Servicing at any time that the Master Servicer obtains actual knowledge of the occurrence of a Subservicer Event of Default.

Section 4.08. Successor to Servicer and Subservicer, Miscellaneous Provisions.

(a) Successor to NYMT Servicing. Simultaneously with the termination of NYMT Servicing’s responsibilities and duties under this Agreement pursuant to Sections 4.05, 4.06, or 4.07, the Master Servicer shall (i) within 90 days of NYMT Servicing’s notice of such termination, succeed to and assume all of NYMT Servicing’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 4.06(d) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of NYMT Servicing under this Agreement simultaneously with the termination of NYMT Servicing’s responsibilities, duties and liabilities under this Agreement. Any successor to NYMT Servicing shall be subject to the approval of the

Master Servicer, the Trustee and the Securities Administrator. Any approval of a successor servicer by the Master Servicer, the Trustee and the Securities Administrator, shall, if the successor servicer is not at that time a servicer of other NYMC Mortgage Loans for the Trustee, be conditioned upon the receipt by the Master Servicer, the Seller, the Trustee and the Securities Administrator of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on NYMC Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted NYMT Servicing under this Agreement. In the event that NYMT Servicing’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, NYMT Servicing shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of NYMT Servicing pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 4.08(a) and shall in no event relieve NYMT Servicing of the representations and warranties made pursuant to Sections 4.05 and the remedies available to the Master Servicer, the Trustee and the Seller under Sections 4.08(c), 4.05(d) and 4.05(e), it being understood and agreed that the provisions of such Sections 4.08(c), 4.05(d) and 4.05(e) shall be applicable to NYMT Servicing notwithstanding any such resignation or termination of NYMT Servicing, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, NYMT Servicing shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. NYMT Servicing shall cooperate with the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of NYMT Servicing’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by NYMT Servicing to the Custodial Account or Escrow Account or thereafter received with respect to the NYMC Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, NYMT Servicing, the Master Servicer, the Securities Administrator and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.05(a) and provide for the same remedies set forth in such Section herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by NYMT Servicing under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of NYMT Servicing, with like effect as if originally named as a party to this Agreement. Any termination or resignation of NYMT Servicing or termination of this Agreement pursuant to Sections 4.05, 4.06 and 4.07 shall not affect any claims that the Seller, the Master Servicer, the Trustee or the Securities Administrator may have against NYMT Servicing arising out of NYMT Servicing’s actions or failure to act prior to any such termination or resignation.

NYMT Servicing shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and NYMT Servicing shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of NYMT Servicing.

Upon a successor’s acceptance of appointment as such, it shall notify the Trustee, the Securities Administrator, the Seller and Master Servicer and the Depositor of such appointment.

(b) Successor to Cenlar FSB. Notwithstanding anything to the contrary in Section 4.08(a), any successor to the Subservicer (but not NYMT Servicing acting as successor to the Subservicer, in which case NYMT Servicing shall be governed by Section 4.08(a)) shall be governed by this Section 4.08(b). Simultaneously with the termination of the Subservicer’s responsibilities and duties under this Agreement pursuant to Sections 4.05, 4.06 or 4.07, NYMT Servicing shall (i) within 90 days of the Subservicer’s notice of such termination, succeed to and assume all of the Subservicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 4.06(d) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Subservicer under this Agreement simultaneously with the termination of the Subservicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Subservicer pursuant to (i) or (ii) above, in either case shall be subject to the approval of the Master Servicer, the Trustee and the Securities Administrator. Any approval of a successor Subservicer by NYMT Servicing, the Master Servicer, the Trustee and the Securities Administrator, shall, if the successor Subservicer is not at that time a Subservicer of other NYMC Mortgage Loans for the Trust, be conditioned upon the receipt by the Master Servicer, the Seller, the Trustee and the Securities Administrator of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, NYMT Servicing, as applicable, may make such arrangements for the compensation of such successor out of payments on NYMC Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Subservicer under this Agreement. In the event that the Subservicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Subservicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Subservicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 4.08(b) and shall in no event relieve the Subservicer of the representations and warranties made pursuant to Sections 4.05 and the remedies available to NYMT Servicing, the Master Servicer, the Trustee, the Securities Administrator and the Seller under Sections 4.05(c), 4.05(d) and 4.05(e), it being understood and agreed that the provisions of such Sections 4.05(c), 4.05(d) and 4.05(e) shall be applicable to the Subservicer notwithstanding any such resignation or termination of the Subservicer, or the termination of this Agreement. Neither NYMT Servicing, in its capacity as successor Subservicer, nor any other successor Subservicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Subservicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Subservicer shall cooperate with NYMT Servicing, the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Subservicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Subservicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to the Custodial Account or Escrow Account or thereafter received with respect to the NYMC Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to NYMT Servicing, the Trustee, the Subservicer, the Master Servicer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.05(a) and provide for the same remedies set forth in such Section herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Subservicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Subservicer or termination of this Agreement pursuant to Sections 4.05, 4.06 and 4.07 shall not affect any claims that the Seller, NYMT Servicing, the Master Servicer, the Securities Administrator or the Trustee may have against the Subservicer arising out of the Subservicer’s actions or failure to act prior to any such termination or resignation.

The Subservicer shall deliver promptly to the successor Subservicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Subservicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Trustee, the Securities Administrator, the Seller, Master Servicer and the Depositor of such appointment.

(c) Costs. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning Servicer if such termination or resignation is a result of an occurrence of a termination event under Sections 4.05(c) or 4.07, and (ii) in all other cases by the Issuing Entity.

Section 4.09. Miscellaneous Servicing Provisions.

(a) Protection of Confidential Information. NYMT Servicing shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the NYMC Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for NYMT Servicing to do so in working with legal counsel, subservicers, special servicers, auditors, taxing authorities or other governmental agencies.

(b) No Personal Solicitation. For so long as either NYMT Servicing or the Subservicer services the NYMC Mortgage Loans, each covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the NYMC Mortgage Loans by the related mortgagors; provided, however, that it is understood that this limitation on solicitations is not intended to prohibit either (i) solicitation programs maintained by the Seller or any of its Affiliates, including NYMT Servicing Corporation as Servicer, that are directed uniformly to all or a portion of the Seller’s or its Affiliate’s borrowers or other customers and not specifically targeted to the borrowers of the NYMC Mortgage Loans or (ii) promotions undertaken by the Seller or any of its Affiliates, including NYMT Servicing Corporation as Servicer, that are directed to the general public at large or to certain segments thereof.

(c) Intention of the Parties. It is the intention of the Seller, Servicer and Subservicer that the Seller is conveying, and NYMT Servicing is receiving only a contract for servicing the NYMC Mortgage Loans. Accordingly, the parties hereby acknowledge that the Issuing Entity remains the sole and absolute owner of the NYMC Mortgage Loans (other than the servicing rights) and all rights related thereto.

Section 4.10. Information to be Provided by NYMT Servicing.

(a) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, NYMT Servicing shall (or shall cause Cenlar FSB and each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Depositor and the Master Servicer in writing of (A) any material litigation or governmental proceedings involving NYMT Servicing, Cenlar FSB, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the Closing Date between NYMT Servicing, Cenlar FSB, any Subservicer or any Third-Party Originator and any of the parties to this transaction, (C) any Servicer Event of Default under the terms of this Agreement, (D) any merger, consolidation or sale of substantially all of the assets of NYMT Servicing, and (E) NYMT Servicing’s entry into an agreement with a Subservicer (other than Cenlar FSB) to perform or assist in the performance of any of NYMT Servicing’s obligations under this Agreement and (ii) provide to the Depositor a description of such proceedings, affiliations or relationships.

(b) As a condition to the succession to NYMT Servicing, Cenlar FSB or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which NYMT Servicing, Cenlar FSB or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to NYMT Servicing, Cenlar FSB or any Subservicer, NYMT Servicing shall provide to the Master Servicer and Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(c) In addition to such information as NYMT Servicing, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D, NYMT Servicing or such Subservicer, as applicable, shall, to the extent NYMT Servicing or such Subservicer has knowledge, provide to the Master Servicer notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(d) NYMT Servicing shall provide to the Master Servicer and Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to NYMT Servicing or any Subservicer or NYMT Servicing or such Subservicer’s performance hereunder as may be reasonably requested by the Purchaser, any Master Servicer or any Depositor.

Section 4.11. ABN AMRO as Servicer of the ABN AMRO Mortgage Loans. ABN AMRO is the Servicer with respect to the ABN AMRO Mortgage Loans and is servicing such mortgage loans in accordance with the Servicing Agreement which is attached hereto as Exhibit W.

ARTICLE V

ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY THE

MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Section 5.01. Duties of the Master Servicer; Representations and Warranties.

(a) For and on behalf of the Issuing Entity, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans from and after the Closing Date in accordance with the provisions of this Article V. The Master Servicer hereby represents and warrants to the Depositor, the Trustee, the Securities Administrator, the Servicers and the Subservicer, as of the Closing Date, that:

(i) it is validly existing and in good standing as a federally chartered national banking association and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 5.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi) the information about the Master Servicer under the heading “The Master Servicer” in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b) It is understood and agreed that the representations and warranties set forth in this Section 5.01 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Issuing Entity, the Trustee, the Securities Administrator, the Servicers and the Subservicer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in this Section 5.01. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the foregoing parties as provided in this Section constitutes the sole remedy (other than as set forth in Section 8.01) of such parties respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Depositor, the Issuing Entity, the Trustee, the Securities Administrator, the Servicers or the Subservicer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Section 5.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee. The Master Servicer shall provide the Depositor and the Trustee, upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require the Servicers to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of Section 4.02(m) of this Agreement in the case of NYMT Servicing or Section 11.12 of the Servicing Agreement, in the case of ABN AMRO, (ii) cause the Servicers to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in Section 4.02(m) of the Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon request.

(b) The Master Servicer shall promptly report to the Trustee and the Securities Administrator any material changes that may occur in the Master Servicer’s Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish either such party, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee and the Securities Administrator all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee and the Securities Administrator. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Collection Account. Any amounts relating to the Mortgage Loans collected by the Servicers under any such bond or policy shall be remitted to the Master Servicer.

Section 5.03. Master Servicer’s Financial Statements and Related Information. For each year this Agreement is in effect, the Master Servicer shall deliver to the Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year, beginning May 31, 2007. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related Certificates and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 5.04. Power to Act; Procedures.

(a) The Master Servicer shall master service the Mortgage Loans, provided that the Master Servicer shall not take, or knowingly permit the Servicers to take, any action that is inconsistent with or prejudices the interests of the Issuing Entity, the Trustee or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Issuing Entity, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Issuing Entity, the Trustee and the Certificateholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer in its own name, and the Servicers, to the extent such authority is delegated to NYMT Servicing under this Agreement or to ABN AMRO under the Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Servicing Standards, to execute and deliver, on behalf of itself and the Certificateholders, the Securities Administrator, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee (or the Securities Administrator acting for the Trustee) shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or the Servicers to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and to allow the Servicers to service the Mortgage Loans in each case in accordance with Servicing Standards (and the Trustee or the Securities Administrator shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicers). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 7.10 herein. In no event shall the Master Servicer, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

(b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Servicing Standards where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit the Servicers to, in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause the Servicers to make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.03 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.

(c) With respect to any REO Property, the Master Servicer shall enforce the obligation of the Servicers to (i) cause the name of the Issuing Entity to be placed on the title to such REO Property and (ii) ensure that the title to such REO Property references this Agreement. The Master Servicer shall cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. Pursuant to such efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by this Agreement and the Servicing Agreement, subject to the REMIC Provisions. In the event that the Issuing Entity acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property within the time period specified in this Agreement and the Servicing Agreement, but in any event within three years after the acquisition by the Servicer for the Issuing Entity (such period, the “REO Disposition Period”) unless (i) the Master Servicer and the Securities Administrator receive an Opinion of Counsel to the effect that the holding by the Issuing Entity of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on “prohibited transactions” of the Issuing Entity as defined in Section 860F of the Code or under the law of any state in which real property securing a Mortgage Loan owned by the Issuing Entity is located or cause any REMIC created hereunder to fail to qualify as a REMIC for federal income tax purposes or for state tax purposes under the laws of any state in which real property securing a Mortgage Loan owned by the Issuing Entity is located at any time that any Certificates are outstanding or (ii) an extension of such period shall have been applied for and received from the Internal Revenue Service, in which case the Issuing Entity may continue to hold such Mortgaged Property for the period of such extension. To the extent the related Servicer fails to dispose of the REO Property as described above, the Seller will dispose of such REO Property within the time periods stated above.

(d) Notwithstanding any other provision of this Agreement, the Master Servicer shall not permit any Mortgaged Property acquired by the Issuing Entity to be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, (ii) result in the receipt by any REMIC created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions or (iii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Issuing Entity with respect to the imposition of any such taxes.

(e) Notwithstanding any other provision of this Agreement, the Master Servicer and the Securities Administrator, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Master Servicer or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding.

(f) The Master Servicer and the Securities Administrator will comply in all respects with the provisions of Section 6.13 applicable to the Master Servicer or Securities Administrator, as applicable.

Section 5.05. Enforcement of Servicers’ and Master Servicer’s Obligations.

(a) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the Servicers are not required to take under this Agreement or the Servicing Agreement, as applicable, and (ii) cause the Servicers to take any action or refrain from taking any action if this Agreement or the Servicing Agreement, as applicable, does not require the Servicers to take such action or refrain from taking such action.

(b) The Master Servicer, for the benefit of the Issuing Entity, the Trustee and the Certificateholders, shall enforce the obligations of NYMT Servicing hereunder and of ABN AMRO under the Servicing Agreement, and shall, in the event that the Servicers fails to perform its obligations in accordance herewith or therewith, terminate the rights and obligations of the Servicers hereunder or thereunder and either act as servicer of the related Mortgage Loans or cause other parties hereto to either assume the obligations of the Servicers under the applicable agreement (or agree to execute and deliver a successor servicing or sub-servicing agreement with a successor servicer). Such enforcement, including, without limitation, the legal prosecution of claims, termination of servicing or sub-servicing rights, appointment of successors and transfer of servicing thereto, as applicable, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are unavailable or insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

Section 5.06. Collection Account.

(a) On the Closing Date, the Securities Administrator shall open and shall thereafter maintain a segregated account held in trust in the name of the Securities Intermediary (the “Collection Account”), entitled “Collection Account, U.S. Bank National Association, as Trustee, in trust for Certificateholders of the New York Mortgage Trust 2006-1 Mortgage-Backed

Pass-Through Certificates.” The Collection Account shall relate solely to the Certificates issued by the Issuing Entity, and funds deposited in the Collection Account shall not be commingled with any other monies.

(b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c) The Securities Administrator shall give to the Master Servicer and the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Securities Administrator shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Trustee. On each Distribution Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 5.07), shall be applied to make the requested payment of principal and/or interest on each Class of Certificates.

(d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Distribution Date and one Business Day following receipt thereof, the following amounts received or payments made by the Master Servicer (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) all remittances from the Custodial Accounts to the Master Servicer pursuant to Section 4.03 or the Servicing Agreement, as applicable;

(ii) all Advances made by the Servicers or the Master Servicer pursuant to Section 6.10 hereof and Section 11.01 of the Servicing Agreement and any payment in respect of Prepayment Interest Shortfalls paid by the Master Servicer pursuant to Section 5.16 hereof; and

(iii) the Purchase Price of any Mortgage Loan repurchased by the Depositor or the Seller during the related Prepayment Period or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan.

(e) Funds in the Collection Account may be invested by the Securities Administrator in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the next Distribution Date (or on the Distribution Date with respect to any Eligible Investment of the Securities Administrator or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee in trust for the benefit of the Certificateholders. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.07 and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer or any Servicer in the Collection Account and may be retained by the Master Servicer or the Servicers, as applicable, as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 5.07. Application of Funds in the Collection Account. The Securities Administrator may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i) to reimburse the Master Servicer or the Servicers, as applicable, for any previously unreimbursed Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii) to reimburse the Master Servicer or the Servicers following a final liquidation of a Mortgage Loan for any previously unreimbursed Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer’s or Servicers’ right thereto shall be prior to the rights of the Certificateholders;

(iii) to reimburse the Master Servicer or the Servicers from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 4.02(o) or the Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate and Master Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to the Master Servicer or the Servicers out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv) to pay to the Depositor or the Seller or any other Person, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not paid on the date on which the related repurchase was effected, and to pay to the applicable party any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

(v) to the extent not paid by the Servicers, to pay any Insurance Premium with respect to a Mortgage Loan;

(vi) to pay to the Master Servicer income earned on the investment of funds on deposit in the Collection Account;

(vii) on each Distribution Date, to make payment to the Certificateholders in the amounts and in the manner provided for in Article VI for the related Distribution Date (to the extent collected by the Master Servicer or the Servicers);

(viii) to make payment to itself, the Master Servicer, the Servicers, the Subservicer, the Trustee, the Custodian and others pursuant to any provision of this Agreement or the Custodial Agreement;

(ix) to withdraw funds deposited in error in the Collection Account;

(x) to clear and terminate the Collection Account pursuant to Article X; and

(xi) to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor master servicer appointed by the Trustee pursuant to Section 8.01, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders.

In connection with withdrawals pursuant to subclauses (i), (ii), (iii) and (iv) above, the Master Servicer’s or the Servicers’ or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Securities Administrator shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.

Section 5.08. Reports to Certificateholders.

(a) On each Distribution Date, the Securities Administrator shall make available to the Trustee, the Servicers, Cenlar FSB as Subservicer, the Master Servicer, the Depositor and each Certificateholder, a report (each, a “Monthly Report”) setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicers or Subservicer):

(i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii) the aggregate amount of the payment to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii) (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicers (or the Master Servicer) with respect to such Distribution Date;

(iv) the amount of Advances included in the payment on such Distribution Date;

(v) the Class Principal Amount of each Class of Certificates after giving effect to the payment of principal on such Distribution Date;

(vi) in the aggregate, the amount of the Servicing Fee and Master Servicing Fee with respect to such Distribution Date;

(vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(viii) the cumulative amount of Realized Losses to date, in the aggregate;

(ix) with respect to each Mortgage Group and in the aggregate, the amount of Realized Losses with respect to such Distribution Date, in the aggregate and the amount of any Applied Loss Amounts in respect of each class of certificates;

(x) the amount of Realized Losses with respect to such Distribution Date, in the aggregate;

(xi) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the MBA method (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

(xii) with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

(xiii) with respect to each Mortgage Group and in the aggregate, the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

(xiv) to the extent such information is provided to the Master Servicer by the Servicer or Subservicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 and Group 3 Mortgage Loans;

(xv) the amount of any unpaid Interest Shortfalls with respect to each class of Certificates;

(xvi) the Group Balance for all of the Mortgage Groups and the Stated Principal Balance of the Mortgage Loans in each Mortgage Group at the end of the related Prepayment Period, and the applicable Net WAC of the Mortgage Loans in each Mortgage Group at the beginning of the related Due Period;

(xvii) the Senior Percentage and the Subordinate Percentage for each Mortgage Group for the following Distribution Date; and

(xviii) the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Group for the following Distribution Date.

The Securities Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and Certificateholders via the Securities Administrator’s website. The Securities Administrator’s website can be accessed at www.ctslink.com. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Securities Administrator by the Master Servicer (in a format agreed to by the Securities Administrator and the Master Servicer) prior to the Distribution Date. In preparing or furnishing the foregoing information, the Securities Administrator and the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicers or the Subservicer, and neither the

Securities Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data. The Securities Administrator and the Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided to the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

(b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee shall be forwarded promptly to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicers, shall use reasonable efforts to obtain such information and documentation from the Servicers, and provide), to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Certificateholder for actual expenses incurred in providing such reports and access.

(c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Securities Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing such items provided to the Certificateholders pursuant to Section 5.09(a) as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 5.09(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Certificates. The Securities Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code.

Section 5.09. Termination of Servicer or Subservicer; Successor Servicers.

(a) The Master Servicer shall be entitled to terminate the rights and obligations of the NYMT Servicing or Subservicer, as applicable, upon the occurrence of a Servicer Event of Default as set forth in Section 4.07 and ABN AMRO upon the occurrence of an Event of Default under the Servicing Agreement; provided, however, that in the event of termination of the related Servicer or of both the Servicers and the Subservicer by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor servicer as provided in Section 4.08.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer. The Master Servicer shall be entitled to be reimbursed by the Servicers or Subservicer, as applicable (or by the Trust Estate, if the Servicers or Subservicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the

Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b) If the Master Servicer acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer and in the event of any such assumption by the successor servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance would constitute a Nonrecoverable Advance.

Section 5.10. Master Servicer Liable for Enforcement. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of either the Servicers or Subservicer in the performance by such Servicer of its obligations under Article IV or the Servicing Agreement, as applicable.

Section 5.11. Assumption of Master Servicing by Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 8.01 of this Agreement), the Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

Section 5.12. Release of Mortgage Files.

(a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the applicable Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the applicable Servicer will, promptly notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Securities Administrator pursuant to Section 5.07 or the Servicing Agreement, as applicable, have been or will be so deposited) of a Servicing Officer and shall request (on the form attached to the Custodial Agreement; or if the applicable Servicer does not make such request, the Master Servicer may do so) the Custodian, to deliver to the applicable Servicer or Subservicer the related Mortgage File. Upon receipt of such certification and request, the Trustee or the Custodian, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the applicable Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicers, as applicable, (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of the Master Servicer or of such Servicer, as applicable, and delivery to the Trustee or the Custodian, of a trust receipt signed by a Servicing Officer substantially in the form attached to the Custodial Agreement, release the related Mortgage File held in its possession or control to the Master Servicer (or such Servicer, as applicable). Such trust receipt shall obligate the Master Servicer or such Servicer, as applicable, to return the Mortgage File to the Trustee or the Custodian, as applicable, when the need therefor by the Master Servicer or such Servicer, as applicable, no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or the Custodian, as applicable, to the Master Servicer or such Servicer as applicable.

Section 5.13. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit, or cause the Servicers to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicers from time to time as are required by the terms hereof, or by the terms of the Servicing Agreement, to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer or by the Servicers in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the Servicers as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw amounts provided in this Agreement and to the right of the Servicers to retain their respective Servicing Fee and other amounts as provided herein and in the Servicing Agreement. The Master Servicer shall, and shall cause (to the extent provided in Article IV hereof or in the Servicing Agreement) the Servicers to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicers, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer or by the Servicers for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Master Servicer and the Servicers shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicers under this Agreement or the Servicing Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement or the Servicing Agreement.

(c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicers or the Master Servicer that are collected by the Servicers or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicers or the Master Servicer is entitled to hereunder or under the Servicing Agreement); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or the Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or the Servicers shall be held by the Master Servicer or the Servicers for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d) The Master Servicer agrees that it shall not, and shall not authorize the Servicers to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 5.14. Opinion. On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Trustee, the Issuing Entity, the Securities Administrator, the Servicers and the Subservicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and a representative of the Underwriter, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 5.15. Trustee To Retain Possession of Certain Insurance Policies and Documents. The Trustee (or the Custodian on behalf of the Trustee) shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts payable in respect of the Certificates have been paid in full, the Trustee (or the Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause the Servicers to deliver to the Trustee (or the Custodian), upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or the Servicers or Subservicer from time to time.

Section 5.16. Compensation to the Master Servicer. As compensation for its services hereunder, the Master Servicer shall be entitled to receive its Master Servicer Fees and retain all income and gain realized from any investment of funds in the Collection Account pursuant to Section 5.06(e) and the Master Servicing Fee (together, the “Master Servicing Compensation”). Notwithstanding the foregoing, the Master Servicer shall deposit in the Collection Account, on or before the related Distribution Date, an amount equal to the lesser of (i) its Master Servicing Fees with respect to such Distribution Date and (ii) the amount of any Compensating Interest Payment required to be paid by the Servicers with respect to such Distribution Date pursuant to this Agreement, but which is not paid by the Servicers. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 5.17. Reports to the Trustee.

(a) Not later than 30 days after each Distribution Date, the Securities Administrator shall, upon request, forward to the Trustee a statement, deemed to have been certified by a officer of the Securities Administrator, setting forth the status of the Collection Account maintained by the Securities Administrator as of the close of business on the related Distribution Date, indicating that all payments required by this Agreement to be made by the Securities Administrator have been made (or if any required payment has not been made by the Securities Administrator, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Securities Administrator. Copies of such statement shall be provided by the Securities Administrator, upon request, to the Depositor, Attention: Contract Finance and any

Certificateholders (or by the Trustee at the Securities Administrator’s expense if the Securities Administrator shall fail to provide such copies to the Certificateholders, unless (i) the Securities Administrator shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Securities Administrator’s failure to provide such statement).

(b) Not later than two Business Days following each Distribution Date, the Securities Administrator shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or Subservicer or by the Depositor.

(c) All information, reports and statements prepared by the Securities Administrator under this Agreement shall be based on information supplied to the Master Servicer by the Servicers without independent verification thereof and the Master Servicer and the Securities Administrator shall be entitled to rely on such information.

Section 5.18. [RESERVED].

Section 5.19. [RESERVED].

Section 5.20. Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

Section 5.21. Resignation of Master Servicer. Except as otherwise provided in Sections 5.20 and this Section 5.21 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

Section 5.22. Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Trustee and the Depositor shall have consented to such action; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 5.16 hereof, shall thereafter be payable to such successor master servicer.

Section 5.23. Limitation on Liability of the Master Servicer and Others.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, fraud, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 5.06.

Section 5.24. Indemnification; Third-Party Claims. The Master Servicer agrees to indemnify the Depositor, the Issuing Entity and the Trustee, NYMT Servicing and the Subservicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuing Entity, the Trustee, NYMT Servicing or Subservicer may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Issuing Entity, the Trustee, NYMT Servicing and the Subservicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Mortgage Loans entitling the Depositor, the Issuing Entity, the Trustee, NYMT Servicing or Subservicer to indemnification under this Section 5.24, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

Section 5.25. Alternative Index. In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the applicable Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the applicable Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

Section 5.26. Transfer of Servicing. The Seller agrees that it shall provide written notice to the Master Servicer and the Trustee thirty days prior to any proposed transfer or assignment by the Seller of the servicing of the NYMT Mortgage Loans other than transfer or assignment to the Subservicer. In addition, the ability of the Seller to transfer or assign the servicing hereunder to a successor servicer shall be subject to the following conditions:

(i) receipt of written consent of the Master Servicer and Trustee to such transfer;

(ii) Such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

(iii) Such successor servicer must satisfy the Servicer eligibility standards set forth in Section 4.06(d);

(iv) Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicers;

(v) If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

(vi) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Distribution Date, to the Securities Administrator, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the applicable Servicing Agreement.

ARTICLE VI

DEPOSITS AND DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 6.01. The Collection Account.

(a) The Securities Administrator shall establish and maintain the Collection Account as provided in Section 5.07, which account shall be pledged to the Trustee for the benefit of the Certificateholders.

(b) The Securities Administrator shall make withdrawals from the Collection Account only for the purposes set forth in Section 5.07.

Section 6.02. [RESERVED].

Section 6.03. [RESERVED].

Section 6.04. [RESERVED].

Section 6.05. Priority of Distributions.

(a) Subject to Sections 6.05(c), (h), (i) and (j), on each Distribution Date prior to the Credit Support Depletion Date, the Available Distribution Amount from (a) the related Mortgage Group (in (i) the case of the Senior Certificates) and (b) all Mortgage Groups (in the case of the Subordinate Certificates) (and, in the case of the first Distribution Date, the Capitalized Interest Requirement and (ii) in the case of the first two Distribution Dates, any Subsequent Mortgage Loan Interest shall be withdrawn from by the Securities Administrator from the Capitalized Interest Account and added to the Available Distribution Amount for such Distribution Dates) will be allocated among the related classes of Senior Certificates and Subordinate Certificates in the following order of priority:

(i) Concurrently, from the related Available Distribution Amount, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates of the related Certificate Group;

(ii) Concurrently,

(A) to the Class A-R and Class 1-A-1 Certificates, the Senior Principal Distribution Amount for Group 1, in the following order of priority:

(1) to the Class A-R Certificates, until its Class Principal Amount has been reduced to zero;

(2) to the Class 1-A-1 Certificates, until its Class Principal Amount has been reduced to zero;

(B) to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, the Senior Principal Distribution Amount for Group 2, concurrently as follows:

(1) 96.2000163881%, sequentially to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective Class Principal Amounts have been reduced to zero;

(2) 3.7999836119%, to the Class 2-A-4 Certificates, until its Class Principal Amount has been reduced to zero;

(C) to the Class 3-A-1 Certificates, the Senior Principal Distribution Amount for Group 3 until its Class Principal Amount has been reduced to zero;

(iii) From the Available Distribution Amount for all Mortgage Groups remaining after the distributions in (i) and (ii) above, to the Subordinate Certificates, in the following order of priority:

(A) to the Class B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(B) to the Class B-1 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(C) to the Class B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(D) to the Class B-2 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(E) to the Class B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(F) to the Class B-3 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(G) to the Class B-4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(H) to the Class B-4 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(I) to the Class B-5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(J) to the Class B-5 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(K) to the Class B-6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

(L) to the Class B-6 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

(iv) To the Class A-R Certificate (in respect of the Class R-IV Interest), any remaining amount of the Available Distribution Amount from the Mortgage Groups in the aggregate.

(b) Notwithstanding the priorities described in clause (a) above, on each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for each Mortgage Group shall be combined and distributed to the remaining Classes of Certificates, on a pro rata basis, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, in reduction of the Certificate Principal Amounts of such Certificates, pro rata (on the basis of their Class Principal Amounts), until such Certificate Principal Amounts have been reduced to zero; and third, to the Class A-R Certificate, any remaining Available Distribution Amount from such Mortgage Group.

(c) Notwithstanding the priority and allocation set forth in Section 6.05(a)(iii) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentage of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments shall be made to any such Classes and the amount of such Principal Prepayment otherwise distributable to such Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 6.05(a)(iii) above.

(d) For purposes of distributions provided in Section 6.05(a), each Mortgage Group shall “relate” to the Senior Class or Classes of the applicable Related Certificate Group.

(e) [RESERVED].

(f) For purposes of distributions of interest pursuant to Section 5.02(a) such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of the Interest Distribution Amount; and second, in respect of Interest Shortfalls.

(g) Notwithstanding the priority of distributions set forth in paragraph (a) above, if on any Distribution Date prior to the Credit Support Depletion Date (1) either one of the Rapid Prepayment Conditions is satisfied on such date and (2) the Certificate Principal Amount of the Senior Certificates relating to one of the Mortgage Groups have been reduced to zero, then that portion of the Available Distribution Amount for such Mortgage Group that represents principal collections on the related Mortgage Loans shall be applied as an additional distribution to the remaining Classes of Senior Certificates in reduction of, and in proportion to, the Class Principal Amounts thereof.

(h) If, on any Distribution Date, any Certificate Group would constitute an Undercollateralized Group and any other Certificate Group constitutes an Overcollateralized Group, then notwithstanding Section 6.05(a)(ii), the Available Distribution Amount for such Overcollateralized Group, to the extent remaining following distributions of interest and principal to the Senior Certificates of that Certificate Group, shall be distributed up to the sum of the Interest Transfer Amount and the Principal Transfer Amount for such Undercollateralized Group to the Senior Certificates related to that Undercollateralized Group first, in payment of accrued but unpaid interest, if any, and then to such Senior Certificates as principal, in the same order and priority as such Certificates would receive other distributions of principal.

(i) If more than one Undercollateralized Group exists on any Distribution Date, the sum of the Interest Transfer Amounts and the Principal Transfer Amounts shall be allocated among such Undercollateralized Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans in that Undercollateralized Group. If more than one Overcollateralized Group exists on any Distribution Date, reductions in the Available Distribution Amount for such Overcollateralized Groups to make the payments required to be made pursuant to this Section 6.05(h) on such Distribution Date shall be made pro rata, on the basis of the Class Principal Amount of the related Senior Certificates.

Section 6.06. Allocation of Realized Losses.

(a) On or prior to each Distribution Date, the Master Servicer shall aggregate the information provided by each Servicer with respect to the total amount of Realized Losses, including Excess Losses, experienced on the Mortgage Loans for the related Distribution Date.

(b) On each Distribution Date, the principal portion of Realized Losses (other than Excess Losses) shall be allocated as follows:

first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Principal Amount of each such Class is reduced to zero; and

second, to each Class of Senior Certificates relating to the Mortgage Pool which sustained such loss (allocated among the related Senior Classes on a pro rata basis), in each case, until the Class Principal Amount of each such Class of Senior Certificates is reduced to zero; provided that any Realized Losses (other than Excess Losses) in Mortgage Group 2 otherwise allocable to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates shall be allocated to the Class 2-A-4 Certificates, until its Class Principal Amount is reduced to zero.

(c) On each Distribution Date, any Excess Losses on the Mortgage Loans in a Mortgage Group shall be allocated to the related Classes of Senior Certificates of the related Certificate Group and the Subordinate Certificates then outstanding, pro rata, on the basis of, with respect to such Senior Certificates, their respective Class Principal Amounts and, with respect to each Class of Subordinate Certificates, the applicable Apportioned Principal Balance for each such Class relating to the Mortgage Group in which such Excess Losses occurs; provided, however, on any Distribution Date after the second Senior Termination Date, such Excess Losses on the Mortgage Loans in the related Mortgage Group will be allocated to the Senior Certificates and Subordinate Certificates on the basis of their respective Class Principal

Amounts; and provided, further, that after the Credit Support Depletion Date, such Excess Losses shall be allocated pro rata to all Senior Certificates regardless of Certificate Group, on the basis of their respective Class Principal Amounts immediately prior to the related Distribution Date, until the respective Class Principal Amounts of each such Class are reduced to zero.

(d) On each Distribution Date, the Class Principal Amount of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced by the amount, if any, by which the aggregate of the Class Principal Amounts of all outstanding Classes of Certificates (after giving effect to the distribution of principal and allocation of Realized Losses on such Distribution Date) exceeds the aggregate Stated Principal Balance for the Aggregate Pool for the following Distribution Date (such amount for any Distribution Date, the “Applied Realized Loss Amount”).

(e) Any allocation of a loss pursuant to this Section 6.06 to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

(f) If Subsequent Recoveries have been received with respect to a Liquidated Mortgage Loan, the amount of such Subsequent Recoveries will be applied sequentially, in the order of payment priority, to increase the Class Principal Amount of each Class of Certificates to which Realized Losses have been allocated in respect of such Liquidated Mortgage Loan, but in each case by not more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to this Section 6.06. Holders of such Certificates will not be entitled to any payment in respect of the Interest Distribution Amount on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied among the Certificates of a Class pro rata based on the Certificate Principal Amount of the Certificates of such Class.

Section 6.07. REMIC Allocations.

(a) Distributions on the REMIC I Regular Interests. On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests and distributed to the holders of the Class A-R Certificates (in respect of the Class R-I Interest), as the case may be:

(i) With respect to the Group 1 Mortgage Loans:

(A) to the Holders of REMIC I Regular Interest LT1 in an amount equal to the Uncertificated Interest for such REMIC I Regular Interest for such Distribution Date, plus any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(B) to the Holders of REMIC I Regular Interest LT1, in an amount equal to the remainder of the Available Distribution Amount for Group 1 for such Distribution Date after the distributions made pursuant to clause (A) above, until the Uncertificated Balance of REMIC I Regular Interest LT1 is reduced to zero; and

(C) any remaining amount to the Holders of the Class A-R Certificates (in respect of the Class R-I Interest).

(ii) With respect to the Group 2 Mortgage Loans:

(A) to the Holders of REMIC I Regular Interest LT2 and REMIC I Regular Interest LT2PF, in an amount equal to the Uncertificated Interest for such REMIC I Regular Interest for such Distribution Date, plus any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(B) to the Holders of REMIC I Regular Interest LT2 and REMIC I Regular Interest LT2PF, in an amount equal to the remainder of the Available Distribution Amount for Group 2 for such Distribution Date after the distributions made pursuant to clause (i) above, allocated sequentially as follows:

(1) With respect to the first two Distribution Dates, the remaining Available Distribution Amount for Group 2 shall be distributed to REMIC I Regular Interest LT2 until its Uncertificated Balance equals the Stated Principal Balances as of the related Due Period of the Group 2 Mortgage Loans that aren’t Subsequent Mortgage Loans and for each Distribution Date thereafter to the Holders of REMIC I Regular Interest LT2, until the Uncertificated Balance of REMIC I Regular Interest LT2 is reduced to zero; and then

(2) With respect to the first two Distribution Dates, the remaining Available Distribution Amount for Group 2 shall be distributed to REMIC I Regular Interest LT2PF until its Uncertificated Balance equals the Stated Principal Balances as of the related Due Period of the Group 2 Mortgage Loans that are Subsequent Mortgage Loans and for each Distribution Date thereafter to the Holders of REMIC I Regular Interest LT2PF, until the Uncertificated Balance of REMIC I Regular Interest LT2PF is reduced to zero; and

(C) any remaining amount to the Holders of the Class A-R Certificates (in respect of the Class R-I Interest);

(iii) With respect to the Group 3 Mortgage Loans:

(A) to the Holders of REMIC I Regular Interest LT3 in an amount equal to the Uncertificated Interest for such REMIC I Regular Interest for such Distribution Date, plus any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(B) to the Holders of REMIC I Regular Interest LT3, in an amount equal to the remainder of the Available Distribution Amount for Group 3 for such Distribution Date after the distributions made pursuant to clause (A) above, until the Uncertificated Balance of REMIC I Regular Interest LT3 is reduced to zero; and

(C) any remaining amount to the Holders of the Class A-R Certificates (in respect of the Class R-I Interest).

(b) Distributions on the REMIC II Regular Interests. On each Distribution Date, interest shall be distributed in respect of the REMIC II Regular Interests in an amount equal to the Uncertificated Interest for such REMIC II Regular Interest for such Distribution Date, plus any amounts in respect thereof remaining unpaid from previous Distribution Dates. Any Net Interest Shortfalls shall be allocated to the REMIC II Regular Interests pro rata (based on the amount of interest that is allocated to such REMIC II Regular Interest). All distributions of principal shall be made first, to REMIC II Regular Interest 1-LS, REMIC II Regular Interest 2-LS and REMIC II Regular Interest 3-LS so as to keep the Uncertificated Balances thereof (computed to eight decimal places) equal to 0.100% of the Pool Subordinate Amount for the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of principal shall be distributed to the REMIC II Regular Interest 1-LS, the REMIC II Regular Interest 2-LS and the REMIC II Regular Interest 3-LS, such that the Subordinate Balance Ratio is maintained), and second, any remaining principal to the REMIC II Regular Interest 1-L, the REMIC II Regular Interest 2-L and the REMIC II Regular Interest 3-L. Any distributions of principal made to the REMIC II Regular Interests pursuant to this paragraph shall be made from the Group 1 Mortgage Loans to the REMIC II Regular Interests beginning with the numeral “1,” from the Group 2 Mortgage Loans to the REMIC II Regular Interests beginning with the numeral “2,” and from the Group 3 Mortgage Loans to the REMIC II Regular Interests beginning with the numeral “3.”

Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to REMIC II Regular Interest 1-LS, REMIC II Regular Interest 2-LS and REMIC II Regular Interest 3-LS so as to keep the Uncertificated Balances thereof (computed to eight decimal places) equal to 0.100% of the Pool Subordinate Amount for the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans, respectively (except that if any such amount is greater than on the preceding Distribution Date, the least amount of Realized Losses shall be allocated to the REMIC II Regular Interest 1-LS, the REMIC II Regular Interest 2-LS and the REMIC II Regular Interest 3-LS such that the Subordinate Balance Ratio is maintained); and third, the remaining Realized Losses shall be allocated to the REMIC II Regular Interest 1-L, the REMIC II Regular Interest 2-L and the REMIC II Regular Interest 3-L. Any Realized Losses allocated to the REMIC II Regular Interests pursuant to this paragraph shall be (a) from Realized Losses allocated to the Group 1 Mortgage Loans in the case of REMIC II Regular Interests beginning with the numeral “1,” (b) from Realized Losses allocated to the Group 2 Mortgage Loans in the case of REMIC II Regular Interests beginning with the numeral “2,” and (c) from Realized Losses allocated to the Group 3 Mortgage Loans in the case of REMIC II Regular Interests beginning with the numeral “3.”

As of any date, the aggregate Uncertified Balance of the REMIC II Regular Interest 1-L and the REMIC II Regular Interest 1-LS shall equal the aggregate Stated Principal Balance of the Group 1 Mortgage Loans. As of any date, the aggregate Uncertified Balance of the REMIC II Regular Interest 2-L and the REMIC II Regular Interest 2-LS shall equal the aggregate Stated Principal Balance of the Group 2 Mortgage Loans. As of any date, the aggregate principal balance of the REMIC II Regular Interest 3-L and the REMIC II Regular Interest 3-LS shall equal the aggregate Stated Principal Balance of the Group 3 Mortgage Loans.

Any remaining Available Distribution Amount shall be distributed to the Class A-R Certificates in respect of the Class R-II Interest.

(c) Distributions on the REMIC III Regular Interests. On each Distribution Date, each REMIC III Regular Interest shall receive distributions in an amount equal to the Uncertified Interest for such REMIC III Regular Interest for such Distribution Date, plus any amounts in respect thereof remaining unpaid from prior Distribution Date. On each Distribution Date, each REMIC III Regular Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Certificate or Certificates, as provided herein and shall have its Uncertificated Balance increased in the same manner as the Class Principal Amount of its Corresponding Class or Classes is increased. As of any date, the Uncertified Balance of each REMIC III Regular Interest equals the aggregate of the Class Principal Amount of the respective Corresponding Class or Classes.

Any remaining Available Distribution Amount shall be distributed to the Class A-R Certificates in respect of the Class R-III Interest.

Notwithstanding the priorities and amounts of distribution of funds pursuant to this Section 6.07, actual distributions of the Available Distribution Amount shall be made only in accordance with Section 6.05.

Section 6.08. REMIC Related Covenants. For as long as any REMIC created hereunder shall exist, the Trustee, the Securities Administrator, the Depositor, NYMT Servicing, the Subservicer and the Master Servicer shall act in accordance herewith to assure continuing treatment of each REMIC created hereunder as a REMIC and avoid the imposition of tax on any REMIC created hereunder. In particular:

(a) None of the Securities Administrator, the Master Servicer nor the Trustee shall create, or permit the creation of, any “interests” in any REMIC created hereunder within the meaning of Code Section 860D(a)(2) other than the interests represented by the Certificates, the Residual Certificates, the REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests.

(b) Except as otherwise provided in the Code, (i) none of the Depositor, NYMT Servicing, the Subservicer or the Master Servicer shall contribute or shall allow to be contributed to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either “qualified mortgages” or “permitted investments” as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed, or deemed contributed, to any REMIC created hereunder after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of such REMIC imposed by Code Section 860G(d).

(c) Neither the Trustee nor the Securities Administrator, on behalf of the Trust Estate or the Trustee shall accept on behalf of any REMIC created hereunder any fee or other compensation for services and none of the Securities Administrator, the Trustee, NYMT Servicing, the Subservicer or the Master Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

(d) Neither the Securities Administrator, on behalf of the Trust Estate or the Trustee, nor the Trustee shall sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.08 and 2.09, unless such sale is pursuant to a “qualified liquidation” of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

(e) The Securities Administrator shall maintain books with respect to the Trust Estate and each REMIC created hereunder on a calendar year taxable year basis and on an accrual basis.

(f) None of the Master Servicer, the Securities Administrator, NYMT Servicing, the Subservicer or the Trustee shall engage in a “prohibited transaction” (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Master Servicer and the Depositor, the Securities Administrator and the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and (d); provided that the Master Servicer shall have delivered to the Securities Administrator and the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC created hereunder and will not disqualify any such REMIC from treatment as a REMIC; and, provided further, that the Master Servicer shall have demonstrated to the satisfaction of the Securities Administrator and the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and that such action will not adversely impact the rating of the Certificates. None of the Master Servicer, the Securities Administrator, NYMT Servicing, the Subservicer or the Trustee shall, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the applicable Servicer, reasonably foreseeable, authorize any modification with respect to any Mortgage Loan that would (i) change the Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions. Further, none of the Master Servicer, the Securities Administrator, NYMT Servicing, the Subservicer, the Trustee shall authorize any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G 2(b) of the Treasury regulations and (y) cause any REMIC constituting part of the Trust Estate to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the Startup Day under the REMIC Provisions.

Section 6.09. Master Servicer, Securities Administrator and Trustee Indemnification.

(a) In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to (i) the negligent performance by the Trustee of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Trustee or any co-trustee, the Trustee shall indemnify the Trust Estate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Trustee’s or any co-trustee’s covenants.

(b) In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Master Servicer’s covenants.

(c) In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Securities Administrator’s covenants.

(d) In the event that any REMIC created hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due solely to (i) the negligent performance by the Subservicer of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Estate as a result of the location of the Subservicer, the Subservicer shall indemnify the Trust Estate against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Subservicer’s covenants.

Section 6.10. Advances by Master Servicer and the Servicers.

(a) Subject to Section 4.03(c) and the Servicing Agreement, Advances shall be made in respect of each Servicer Remittance Date as provided herein. If, on any Determination Date, a Servicer determines that any Scheduled Payments due during the related Due Period have not been received, such Servicer shall advance such amount to the extent provided in Section 4.03(c) hereof, in the case of NYMT Servicing, and in the Servicing Agreement, in the case of ABN AMRO. If any Servicer fails to remit Advances required to be made under Section 4.03(c) hereof or the Servicing Agreement, as applicable, hereof, the Master Servicer shall itself make such Advance in accordance with the next sentence, or shall cause the successor Servicer to make such Advance on the Servicers Remittance Date immediately following such Determination Date. If the Master Servicer determines that an Advance is required, it shall on the Business Day immediately prior to the related Distribution Date remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Collection Account immediately available funds in an amount equal to such Advance. The Master Servicer and the Servicers shall be entitled to be reimbursed from the Collection Account, and the Servicers shall be entitled to be reimbursed from its respective Custodial Account, for all Advances made by it as provided in Section 4.02(e) and the Servicing Agreement. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is a Nonrecoverable Advance, the Master Servicer shall be under no obligation to make such Advance.

(b) In the event that the Master Servicer or a Servicer fails for any reason to make an Advance required to be made pursuant to this Section 6.08 or the Servicing Agreement, the Trustee, as successor Master Servicer, shall, on or before the related Distribution Date, deposit in the Collection Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicers that would have been deposited in such Collection Account over (b) the amount of any Advance made by the Master Servicer or the Servicers with respect to such Distribution Date; provided, however, that the Trustee as successor Master Servicer, or any other successor Master Servicer, shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee as successor Master Servicer, or any other successor Master Servicer, shall be entitled to be reimbursed from the Collection Account for Advances made by it pursuant to this Section 6.08 as if it were the Master Servicer

Section 6.11. Pre-Funding Account.

(a) The Securities Administrator has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account entitled the Pre-Funding Account, which is and shall continue to be an Eligible Account in the name of the Securities Administrator and shall be designated “Wells Fargo Bank, N.A., as Securities Administrator of the New York Mortgage Trust 2006-1 Pre-Funding Account.” Any investment earnings from the Pre-Funding Account will be paid to NYMT on the first Business Day of the month following each Distribution Date during the Pre-Funding Period; provided, however, that if the final Subsequent Transfer Date occurs after the Distribution Date in a month, on such Subsequent Transfer Date, the Securities Administrator shall (i) transfer the Excess Funding Amount from the Pre-Funding Account to the Collection Account, (ii) transfer any investment earnings to NYMT as soon as practicable and (iii) close the Pre-Funding Account. The amount on deposit in the Pre-Funding Account shall be invested in the Wells Fargo Advantage Prime Investment Money Market Fund unless another Eligible Investment is specified in writing by NYMT. All investment earnings on funds on deposit in the Pre-Funding Account will be treated as owned by, and will be taxable to NYMT and will not be deposited into any REMIC created hereunder.

(b) On the Closing Date, the Seller will deposit $49,405,812 into the Pre-Funding Account.

(c) On each Subsequent Transfer Date, (i) the NYMT shall instruct the Securities Administrator to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans sold to the Issuing Entity on such Subsequent Transfer Date and (ii) the Securities Administrator shall pay such amounts to or upon the order of NYMT with respect to such transfer.

(d) If at the end of the Pre-Funding Period amounts still remain in the Pre-Funding Account, the Securities Administrator shall withdraw such amounts, exclusive of investment income, from the Pre-Funding Account on the immediately following Distribution Date and deposit such amounts in the Collection Account to be included as part of principal distributions to the certificates.

(e) Unless closed as provided in Section 6.11(a) above, the Pre-Funding Account shall be closed at the close of business on the Distribution Date immediately following the end of the Pre-Funding Period.

(f) The Pre-Funding Account shall be part of the Trust Estate, but not part of any REMIC created hereunder. For federal income tax purposes, the Pre-Funding Account shall be an “outside reserve fund” within the meaning of Treasury regulation § 1.860G-2(h). NYMT shall be the beneficial owner of the Pre-Funding Account for federal income tax purposes, subject to the foregoing power of the Securities Administrator to transfer amounts in the Pre-Funding Account to the Collection Account.

(g) Each Subsequent Mortgage Loan acquired by the Issuing Entity with funds from the Pre-Funding Account shall be acquired pursuant to a fixed price contract within the meaning of Code section 860G(a)(3)(A)(ii).

Section 6.12. The Capitalized Interest Account.

(a) The Securities Administrator, as Paying Agent, for the Trustee, shall establish and maintain an Eligible Account, to be held in trust for the benefit of Certificateholders, entitled “Capitalized Interest Account of U.S. Bank National Association, as Trustee, for the benefit of NYMT 2006-1 Mortgage-Backed Pass-Through Certificates.” On the Closing Date, the Depositor shall cause to be deposited in the Capitalized Interest Account cash in an amount equal to the Capitalized Interest Requirement. On the first Distribution Date, funds in the Capitalized Interest Account equal to the Capitalized Interest Requirement for such Distribution Date shall be withdrawn by the Securities Administrator from the Capitalized Interest Account and deposited into the Collection Account. With respect to any Distribution Date on which there are any amounts that constitute Subsequent Mortgage Loan Interest funds in the Capitalized Interest Account equal to the Subsequent Mortgage Loan Interest shall be withdrawn by the Securities Administrator from the Capitalized Interest Account and deposited into the Collection Account. All amounts deposited in respect of the Capitalized Interest Requirement and the Subsequent Mortgage Loan Interest shall be considered cash deposits by NYMT to REMIC IV.

(b) During the Pre-Funding Period, amounts on deposit in the Capitalized Interest Account may, at the direction of NYMT, be invested in Permitted Investments, and in the absence of such instructions shall be invested in the Wells Fargo Advantage Prime Investment Money Market Fund. All investment earnings on such Permitted Investments in the Capitalized Interest Account shall be for the benefit of NYMT. At the close of the Pre-Funding period, all amounts, if any, other than the Subsequent Mortgage Loan Interest remaining in the Capitalized Interest Account shall be released to NYMT and the Securities Administrator shall terminate such Account.

(c) The Capitalized Interest Account shall be part of the Trust Estate, but not part of any REMIC created hereunder. For federal income tax purposes, the Capitalized Interest Account shall be an “outside reserve fund” within the meaning of Treasury regulation § 1.860G-2(h). NYMT shall be the beneficial owner of the Capitalized Interest for federal income tax purposes, subject to the foregoing power of the Securities Administrator to transfer amounts in the Capitalized Interest Account to the Collection Account on behalf of NYMT.

Section 6.13. REMIC Administration.

(a) The Trustee shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state and local law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state or local return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the regular interests in REMIC I and the Class R-I Interest shall be designated as the residual interest in REMIC I, each within the meaning of the REMIC provisions. For purposes of the REMIC election in respect of REMIC II, the REMIC II Regular Interests shall be designated as the regular interests in REMIC II and the Class R-II Interest shall be designated as the residual interest in REMIC II, each within the meaning of the REMIC provisions. For purposes of the REMIC election in respect of REMIC III, the REMIC III Regular Interests shall be designated as the regular interests in REMIC III and the Class R-III Interest shall be designated as the residual interest in REMIC III, each within the meaning of the REMIC provisions. The Certificates shall be designated as the regular interests in REMIC IV and the Class R-IV Interest shall be designated as the residual interest in REMIC IV, each within the meaning of the REMIC provisions.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

(c) The Securities Administrator shall pay out of funds on deposit in the Collection Account, any and all expenses relating to any tax audit of the Trust Estate (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any REMIC created hereunder that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence. The Securities Administrator, as agent for all of REMIC I’s, REMIC II’s, REMIC III’s and REMIC IV’s tax matters persons, unless another agent is appointed in such role for the Class A-R Certificates, shall (i) act on behalf of the Trust Estate in relation to any tax matter or controversy involving any related REMIC created hereunder and (ii) represent the Trust Estate in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Estate for any expenses incurred by the Securities Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By its acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Estate unless another agent is appointed in such role for the Class A-R Certificates.

(d) The Securities Administrator shall prepare and file, and the Trustee shall sign, in a timely manner all of the income and information tax returns (whether federal, state or local) required under applicable law in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement for such expenses. The Depositor, Master Servicer and NYMT Servicing, as applicable, shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the Trust Estate as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this Article.

(e) The Securities Administrator shall perform on behalf of each REMIC created hereunder all federal, state and local tax reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder. The Master Servicer or the Servicers, as applicable, shall provide on a timely basis to the Securities Administrator such information with respect to the assets of the Trust Estate, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f) The Securities Administrator, NYMT Servicing, the Subservicer and the Trustee (to the extent within the control of such Persons and its express duties hereunder) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. Neither the Trustee, NYMT Servicing, the Subservicer nor the Securities Administrator shall knowingly take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created hereunder as a REMIC or (ii) result in the imposition of any tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either (i) or (ii), an “Adverse REMIC Event”) unless each of the Trustee and the Securities Administrator has received an Opinion of Counsel, addressed to the Trustee and the Securities Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall NYMT Servicing, the Subservicer or the

Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee and the Securities Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicers or the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any REMIC created hereunder or the respective assets of each, or causing any REMIC created hereunder to take any action, which is not contemplated under the terms of this Agreement, the Servicers and the Master Servicer will consult with the Securities Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and neither the Servicers nor the Master Servicer shall take any such action or cause any REMIC created hereunder to take such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicers and the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Securities Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Securities Administrator.

(g) In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee, Master Servicer, Subservicer or Securities Administrator, if applicable, pursuant to Section 6.09 hereof, if applicable, or otherwise (ii) against amounts on deposit in the Collection Account and shall be paid by withdrawal therefrom.

(h) The Securities Administrator shall apply for an Employee Identification Number from the IRS via a Form SS-4 or any other applicable method for all tax entities formed pursuant to this Agreement and will also file a Form 8811 for each REMIC formed pursuant to this Agreement.

(i) The Securities Administrator shall file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

ARTICLE VII

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 7.01. Duties of the Trustee and the Securities Administrator.

The Trustee, before the occurrence of a Servicer Event of Default or Master Servicer Event of Termination and after the curing of all Servicer Events of Default or Master Servicer Events of Termination that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Termination has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. Neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

The Securities Administrator agrees to notify the Master Servicer in writing no later than 5:00 p.m. New York time on each Servicer Remittance Date of the aggregate dollar amount of the funds received by the Securities Administrator from each Servicer on such Servicer Remittance Date and any other information reasonably requested by the Master Servicer, so as to enable the Master Servicer to make the reconciliations and verifications required to be made by it. Neither the Trustee nor the Securities Administrator shall be deemed to have knowledge of a Servicer Event of Default or Master Servicer Event of Termination unless a Responsible Officer of the Trustee or the Securities Administrator, respectively, has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default or Master Servicer Event of Termination is received by the Trustee or the Securities Administrator, respectively, and such notice references any of the Certificates, the Trust, the REMIC or this Agreement.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The duties and obligations of the Securities Administrator, and with respect to the duties and obligations of the Trustee, prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Termination, and after the curing of all such Servicer Events of Default or Master Servicer Events of Termination which may have occurred, shall be determined solely by the express provisions of this Agreement, the Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, as applicable, the Trustee or the Securities Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to it that conform to the requirements of this Agreement;

(ii) Neither the Trustee nor the Securities Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Securities Administrator, as applicable, unless it shall be proved that the Trustee or the Securities Administrator, as the case may be, was negligent in ascertaining the pertinent facts; and

Neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, or exercising any trust or power conferred upon the Trustee or the Securities Administrator, under this Agreement.

Section 7.02. Certain Matters Affecting the Trustee and the Securities Administrator.

(a) Except as otherwise provided in Section 7.01:

(i) Before taking any action under this Agreement, each of the Trustee or the Securities Administrator may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) Each of the Trustee and the Securities Administrator may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

(iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to it security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a Servicer Event of Default or Master Servicer Event of Termination (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs;

(iv) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) The Securities Administrator shall not, and prior to the occurrence of a Servicer Event of Default or a Master Servicer Event of Termination hereunder and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi) Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys were appointed with due and proper care);

(vii) Neither the Trustee nor the Securities Administrator shall be personally liable for any loss resulting from the investment of funds held in a Custodial Account by a Servicer pursuant to Section 4.02 or the Servicing Agreement, as applicable;

(viii) Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it (not including expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement); and

(ix) Neither the Trustee nor the Securities Administrator shall be personally liable for any loss resulting from any failure or omission of any other party to this Agreement to comply with its obligations hereunder.

(b) All rights of action under this Agreement or under any of the Certificates enforceable by the Trustee or the Securities Administrator, as applicable, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any other proceeding relating thereto, and any such suit, action or proceeding instituted by the

Trustee or the Securities Administrator, as applicable, shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 7.03. Neither the Trustee Nor the Securities Administrator Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee and the Securities Administrator contained in Article II and the representations and warranties of the Trustee and the Securities Administrator in Section 7.11) shall be taken as the statements of the Depositor, and the Trustee does not assume any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation or warranty as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 7.11) or of the Certificates (other than the signature of the Trustee and the Securities Administrator and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document or of the MERS® System. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.

Section 7.04. Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee or the Securities Administrator, as applicable.

Section 7.05. Fees and Expenses of the Trustee and Securities Administrator.

(a) The Securities Administrator will perform the duties and provide the services called for under this Article VII for such compensation as shall be agreed upon between the Securities Administrator and the Master Servicer.

(b) The annual fees of the Trustee as agreed to by the Trustee and the Master Servicer shall be paid by the Master Servicer and at the sole expense of the Master Servicer.

(c) Subject to Section 7.05(c), the Trustee and the Securities Administrator, and any director, officer, employee or agent of either, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including any unreimbursed fees or expenses for work relating to an appointment of a successor Servicer or a successor Master Servicer under Article V herein, but not including expenses, disbursements and advances incurred or made by the Trustee (or its custodian) or the Securities Administrator, as applicable, including the reasonable compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Securities Administrator arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, the Certificates, the Servicing Agreement or the Mortgage Loans, other than any loss, liability or expense (i) resulting from the Trustee’s or the Securities Administrator’s actions or omissions in connection with this Agreement and the Mortgage Loans or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the its respective obligations under Article VII hereof. Any amounts payable to the Trustee (or its custodian) or the Securities Administrator, and any director, officer, employee or agent of the Trustee (or its custodian) or the Securities Administrator, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee (or its Custodian), the Securities Administrator and any director, officer, employee or agent of the Trustee (or its custodian) or the Securities Administrator, may have hereunder in its capacity as such, may be withdrawn by the Securities Administrator from the Collection Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee or the Securities Administrator, as applicable.

(d) The foregoing indemnity shall survive the resignation or removal of the Trustee or the Securities Administrator.

Section 7.06. Eligibility Requirements for the Trustee and Securities Administrator.

Each of the Trustee and the Securities Administrator hereunder shall at all times be a corporation or an association (other than the Depositor, the Originator, the Servicer or any Affiliate of the foregoing) organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time either the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 7.07.

Section 7.07. Resignation and Removal of the Trustee or Securities Administrator.

The Trustee or the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer, the Master Servicer, if the Trustee is resigning to the Securities Administrator and if the Securities Administrator is resigning to the Trustee and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor Securities Administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor Securities Administrator, as applicable. The Depositor shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and the Servicers. If no successor trustee or successor Securities Administrator, as applicable, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 7.06 and shall fail to resign after written request by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable, and appoint a successor by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed and to the successor. The Depositor shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and the Servicers.

The Holders of Certificates entitled to at least 25% of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or Securities Administrator so removed and one complete set to the successor so appointed. The Depositor shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and the Servicer.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor as provided in Section 8.08.

Any resignation or removal of the initial Securities Administrator will result in the removal of the initial Master Servicer.

Section 7.08. Successor Trustee or Securities Administrator.

Any successor appointed as provided in Section 7.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee or Securities Administrator shall deliver to its successor all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a custodian, if any, which custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee or Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee or Securities Administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 7.06 and the appointment of such successor shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor trustee or Securities Administrator as provided in this Section, the Depositor shall mail notice of the succession to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor, the successor shall cause such notice to be mailed at the expense of the Depositor.

Section 7.09. Merger or Consolidation of the Trustee or the Securities Administrator.

Any corporation into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation succeeding to the business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder; provided, that such corporation shall be eligible under Section 7.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the applicable Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 7.10, such powers, duties, obligations, rights and trusts as such Servicer and the Trustee may consider necessary or desirable. If such Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 7.08 hereof. Any reasonable and necessary expense of the Trustee related to the appointment of a co-trustee or a separate trustee for the limited purpose of performing the Trustee’s duties pursuant to this Section 7.10 shall be reimbursable from the Trust Fund.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 7.11. Representations and Warranties of the Trustee and Securities Administrator.

(a) The Trustee hereby represents and warrants to NYMT Servicing, the Subservicer, the Master Servicer, the Securities Administrator and the Depositor, as of the Closing Date, that:

(i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or, to the best of its knowledge, result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the other parties, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(b) The Securities Administrator hereby represents and warrants to NYMT Servicing, the Subservicer, the Trustee and the Depositor, as of the Closing Date, that:

(i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the other parties, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

Section 7.12. Authenticating Agents. The Securities Administrator may appoint one or more authenticating agents (“Authenticating Agents”) which shall be authorized to act on behalf of the Securities Administrator in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Securities Administrator or the Securities Administrator’s certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Trustee. The Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Trustee. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.12, the Trustee may appoint a successor Authenticating Agent, shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

ARTICLE VIII

MASTER SERVICER EVENTS OF DEFAULT

Section 8.01. Master Servicer Events of Default; Trustee To Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

(i) Any failure by the Master Servicer to furnish to the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 5.08(a) which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or the Securities Administrator or to such Master Servicer and the Trustee by the Holders of not less than 25% of the Class Principal Amount of each Class of Certificates affected thereby; or

(ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer and the Trustee by the Majority Certificateholders; or

(iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 5.26 hereof; or

(vii) If a representation or warranty set forth in Section 5.01 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer and the Trustee by the Majority Certificateholders; or

(viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and the Majority Certificateholders; or

(ix) The Master Servicer has notice or actual knowledge that the Servicers at any time is not either an FNMA- or FHLMC- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under this Agreement and replaced the Servicers with an FNMA- or FHLMC-approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x) Any failure of the Master Servicer to remit to the Securities Administrator any Advance required to be made to the Securities Administrator for the benefit of Certificateholders under the terms of this Agreement, which failure continues unremedied as of the close of business on the Business Day prior to a Distribution Date.

If a Master Servicer Event of Default described in clauses (i) through (ix) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 8.01, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by the Majority Certificateholders, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (x) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (x) of this

Section 8.01, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under the terms of this Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Trustee shall be entitled to be reimbursed by the terminated Master Servicer (or by the Trust Estate, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the terminated Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust Estate and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 5.05(c); provided that the terminated Master Servicer shall reimburse the Trust Estate for any such expense incurred by the Trust Estate; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 5.07 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default. The Securities Administrator or the

Master Servicer shall immediately give written notice to the Trustee upon the Master Servicer’s failure to remit Advances on the date specified herein.

(b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 8.01(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.21, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 5.01. In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

(c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Such successor Master Servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuing Entity and the Trustee for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Servicers of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Section 8.02. Additional Remedies of Trustee Upon Event of Default. During the continuance of any Master Servicer Event of Default, so long as such Master Servicer Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 8.03. Waiver of Defaults. The Majority Certificateholders may, on behalf of all Certificateholders, waive any default or Master Servicer Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.04. Notification to Holders. Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the applicable Register. The Trustee shall also, within 45 days after the occurrence of any Master Servicer Event of Default known to the Trustee, give written notice thereof to Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 8.05. Directions by Certificateholders and Duties of Trustee During Master Servicer Event of Default. During the continuance of any Master Servicer Event of Default, the Majority Certificateholders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 8.06. Action Upon Certain Failures of the Master Servicer and Upon Master Servicer Event of Default. In the event that a Responsible Officer of the Trustee or the Securities Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee or Securities Administrator, as applicable, shall give notice thereof to the Master Servicer.

ARTICLE IX

REPORTING OBLIGATIONS.

Section 9.01. Reports Filed on 10-D.

(a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Issuing Entity any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Report attached thereto. Any disclosure in addition to the Monthly Report that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit S to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(b) As set forth on Exhibit S hereto, within 5 calendar days after the related Distribution Date, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit V hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(c) After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 9.04(b). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 9.01(c) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 9.01(c). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Section 9.02. Reports Filed on 10-K.

(a) On or prior to the 90th day after the end of each fiscal year of the Issuing Entity or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Issuing Entity a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the related Servicing Agreements and Custodial Agreement, (i) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (together with each Custodian, each, a “Reporting Servicer”) as described under Section 9.05 and in such other agreements, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 9.06 and in such other agreements, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 9.07 or in such other agreement, and (B) if any registered public accounting firm attestation report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 9.08 (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit T to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(b) As set forth on Exhibit T hereto, no later than March 1 (with a ten-calendar day cure period) of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(c) After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 9.04(b). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 8.07 related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 9.02 or, Sections 9.05, 9.06, 9.07 or 9.08. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10- K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 9.03. Reports Filed on 8-K.

(a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Issuing Entity any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit U to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(b) As set forth on Exhibit U hereto, for so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(c) After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 9.04(b). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 9.03 related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 9.03. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 9.04. Delisting; Amendments; Late Filings.

(a) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

(b) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any Monthly Report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 9.04 related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 9.05. Annual Statement of Compliance.

(a) The Master Servicer, Securities Administrator, NYMT Servicing and Cenlar FSB shall deliver (or otherwise make available) (and the Master Servicer, Securities Administrator, NYMT Servicing and the Subservicer shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b) The Master Servicer shall include all annual statements of compliance received by it from ABN AMRO with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

(c) In the event the Master Servicer, the Securities Administrator, NYMT Servicing, Cenlar FSB or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 9.05 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(d) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 9.06. Assessment of Compliance.

(a) By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer, the Securities Administrator, Cenlar FSB, at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of the end of the preceding calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b) No later than the end of each fiscal year for the Issuing Entity for which a 10-K is required to be filed, the Master Servicer, NYMT Servicing and Cenlar FSB shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, the Securities Administrator, NYMT Servicing, Cenlar FSB (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment and attestation pursuant to Sections 9.06 and 9.07 of each Servicing Function Participant engaged by it.

(c) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator, NYMT Servicing, Cenlar FSB and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit R and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

(d) The Master Servicer shall include all annual reports on assessment of compliance received by it from ABN AMRO with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(e) In the event the Master Servicer, the Securities Administrator, Cenlar FSB or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 9.06, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(f) In addition, if at any time NYMT Servicing, or any successor thereto, is directly servicing any of the NYMC Mortgage Loans, then NYMT Servicing, or such successor, also shall be obligated to comply with the provisions of this Section 9.06.

Section 9.07. Accountant’s Attestation.

(a) By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2007, the Master Servicer, the Securities Administrator, NYMT Servicing, Cenlar FSB, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm

(which may also render other services to the Master Servicer, the Securities Administrator, NYMT Servicing, Cenlar FSB or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(b) Promptly after receipt of each such assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to this Section 9.07 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c) The Master Servicer shall include each such attestation furnished to it by ABN AMRO with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

(d) In the event the Master Servicer, the Securities Administrator, any Servicer, Cenlar FSB or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 9.07, or such other applicable agreement, notwithstanding any such termination, assignment or resignation. In addition, if at any time NYMT Servicing, or any successor thereto, is directly servicing any of the NYMC Mortgage Loans, then NYMT Servicing, or such successor, also shall be obligated to comply with the provisions of this Section 9.07.

Section 9.08. Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each of the Master Servicer, the Securities Administrator and Cenlar FSB shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 1 (with a ten-calendar day cure period) of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit H, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. A senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the

Issuing Entity. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 9.08 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. In addition, if at any time NYMT Servicing, or any successor thereto, is directly servicing any of the NYMC Mortgage Loans, then NYMT Servicing, or such successor, also shall be obligated to comply with the provisions of this Section 9.08. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

Section 9.09. Notice. Any notice or notification required to be delivered by the Securities Administrator to the Depositor pursuant to this Article IX, may be delivered via facsimile to (212) 655-6269, via email to smummas@nymtrust.com or telephonically by calling Steven Mumma at (212) 634-2504.

Section 9.10. Indemnification. Each of the Depositor, Master Servicer, Securities Administrator and any Servicing Function Participant engaged by such party, respectively, shall indemnify and hold harmless the Master Servicer, the Securities Administrator and the Depositor, respectively, and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations under hereunder, including particularly its obligations to provide any Assessment of Compliance, Attestation Report, Compliance Statement or any information, data or materials required to be included in any 1934 Act report, (b) any material misstatement or omission in any information, data or materials provided by such party (or, in the case of the Securities Administrator or Master Servicer, any material misstatement or material omission in (i) any Compliance Statement, Assessment of Compliance or Attestation Report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning the Master Servicer or the Securities Administrator), or (c) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator or the Depositor, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE X

TERMINATION

Section 10.01. Termination. The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Securities Administrator to make payments to the Certificateholders as set forth in Article VI), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 10.02 and (iii) the Final Scheduled Distribution Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC created pursuant to this Agreement shall qualify as a “qualified liquidation” under the REMIC Provisions.

Section 10.02. Termination Prior to Final Scheduled Distribution Date; and Optional Purchase. On any Distribution Date on which the Aggregate Collateral Balance at the beginning of the Due Period related to that Distribution Date is less than or equal to 10% of the Aggregate Collateral Balance as of the Closing Date, the Master Servicer, acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Estate for a price equal to the Purchase Price. If the Master Servicer elects to exercise such option, it shall no later than 30 days prior to the Distribution Date selected for purchase of the assets of the Trust Fund (the “Purchase Date”) deliver written notice to the Trustee and the Securities Administrator and either (a) deposit in the Collection Account the related Purchase Price or (b) state in such notice that the related Purchase Price shall be deposited in the Collection Account not later than 10:00 a.m., New York City time, on the applicable Purchase Date. Upon exercise of such option, the property of the Trust Fund shall be sold to the Master Servicer at a price equal to the related Purchase Price. The Depositor, the Master Servicer, each Servicer, the Subservicer the Securities Administrator, the Trustee and the Custodian shall be reimbursed from the Purchase Price for any Advances, Servicer Advances, accrued and unpaid Servicing Fees and Master Servicing Fees or other amounts with respect to the Mortgage Loans that are reimbursable to such parties under this Agreement, the Servicing Agreement, as applicable, or the Custodial Agreement.

Section 10.03. Additional Termination Requirements. (a) If the Master Servicer exercises its purchase option as provided in Section 10.02, the Issuing Entity shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Issuing Entity to comply with the requirements of this Section X(a) will not (i) result in the imposition of taxes on “prohibited transactions” or “prohibited contributions” in respect of any REMIC created hereunder as defined in the REMIC Provisions, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

(i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC’s final tax return pursuant to Treasury

Regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

(ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of the Trust Estate to the Master Servicer for cash; and

(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited to the Holder of the Residual Certificate all cash on hand in the Trust Estate (other than cash retained to meet claims), and the Issuing Entity shall terminate at that time.

By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor, the Trustee or the Securities Administrator and appoints the Securities Administrator as its attorney-in-fact to adopt such plan of complete liquidation.

Section 10.04. Certain Notices upon Final Payment. The Securities Administrator shall give the Issuing Entity, the Trustee, each Rating Agency, each Certificateholder and the Depositor at least 10 days’ prior written notice of the date on which the Issuing Entity is expected to terminate in accordance with Section 10.01, or the date on which the Certificates will be redeemed in accordance with Section 10.01. Not later than the fifth Business Day in the Due Period in which the final payment in respect to the Certificates is payable to the Certificateholders, the Securities Administrator shall mail to the Certificateholders a notice specifying the procedures with respect to such final payment. The Securities Administrator on behalf of the Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Certificateholders. Following the final payment thereon, such Certificates shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03. Amendment.

(a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders of the Certificates, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Issuing Entity or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, (iii) to make any other provision with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Issuing Entity), cause any REMIC created hereunder to fail to qualify as a REMIC at any time the Certificates are outstanding or cause any tax to be imposed on any REMIC created hereunder nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

(b) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Certificateholders representing 66 2/3% Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid on any Class of Certificates without the consent of the Certificateholders of such Class, (ii) reduce the aforesaid percentages of Class Principal Amount of Certificates, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount of the Certificates or (iii) as evidenced by an Opinion of Counsel, cause any REMIC created hereunder to fail to qualify as a REMIC at any time the Certificates are outstanding or cause any tax to be imposed on any REMIC created hereunder. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of Book-Entry Certificates, the related Note Owners. The Trustee must promptly notify the Securities Administrator of all matters it submits to Certificateholders related to their Voting Interests.

(c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

(d) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 11.04. Acts of Certificateholders. Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders agree to take such action or give such consent or approval.

Section 11.05. Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than 66-2/3% of the Class Principal Balance of the Certificates requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders, or is necessary for the administration or servicing of the Mortgage Loans.

Section 11.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

Section 11.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

(i) if to the Seller:

The New York Mortgage Company, LLC

1301 Avenue of the Americas

New York, NY 10019

Attention: Michael I. Wirth, Secretary

Telephone: (212) 634-9400

Facsimile: (212) 655-6269

(ii) if to the Servicers:

with respect to the NYMC Mortgage Loans:

NYMT Servicing Corporation

1301 Avenue of the Americas

New York, NY 10019

Attention: Michael I. Wirth, Secretary

Telephone: (212) 634-9400

Facsimile: (212) 655-6269

with respect to the ABN AMRO Mortgage Loans:

ABN AMRO Mortgage Group, Inc.

2600 West Big Beaver Road

Troy, Michigan 48084

Attn: Richard F. Geary

Phone: (248) 457-5866

(iii) if to the Subservicer:

Cenlar FSB

P.O. Box 77400

425 Phillips Boulevard

Trenton, NJ 08628

Telephone: (609) 883-3900

(iv) if to the Master Servicer:

Wells Fargo Bank, N.A.

P.O. Box 98

Columbia, Maryland 21046

(or in the case of overnight deliveries,

9062 Old Annapolis Road

Columbia, Maryland 21045)

Attention: Client Manager NYMT 2006-1

Telephone : (410) 884-2000

Facsimile : (410) 715-2380

(v) if to the Securities Administrator:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Client Manager NYMT 2006-1

(vi) if to the Trustee or the Issuing Entity:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Corporate Trust - NYMT 2006-1

(vii) if to the Depositor:

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

Attention: Michael I. Wirth, Secretary

Telephone: (212) 634-9400

Facsimile:

All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

Section 11.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 11.12. Special Notices to the Rating Agencies.

(a) The Seller shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

(i) any amendment to this Agreement pursuant to Section 11.01; and

(ii) the making of a final payment hereunder.

(b) All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10004

Fax no.: (212) 553-4392

if to Fitch:

Fitch, Inc.

One State Street Plaza

New York, New York 10004

(c) The Securities Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 5.08.

Section 11.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.14. Execution by the Issuing Entity. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally but solely as Trustee on behalf of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank National Association but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other document.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

NYMT SECURITIES CORPORATION, as Depositor

By:	/s/ David A. Akre
Name:	David A. Akre
Title:	President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Becky Warren
Name:	Becky Warren
Title:	Assistant Vice President

WELLS FARGO BANK, N.A., as Securities Administrator and Master Servicer

By:	/s/ Peter A. Gobell
Name:	Peter A. Gobell
Title:	Vice President

NYMT SERVICING CORPORATION, as Servicer

By:	/s/ David A. Akre
Name:	David A. Akre
Title:	President

CENLAR FSB, as Subservicer

By:	/s/ Gregory S. Tornquist
Name:	Gregory S. Tornquist
Title:	EVP and CFO

THE NEW YORK MORTGAGE COMPANY, LLC, as Seller

By:	/s/ Steven Schnall
Name:	Steven Schnall
Title:	Chief Executive Officer

STATE OF NEW YORK	)
) ss.:
CITY OF NEW YORK	)

On this 30th day of March, 2006, before me, personally appeared David A. Akre, known to me to be the President of NYMT Securities Corporation, a Delaware corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Marc L. Mills
Notary Public

Marc L. Mills

Notary Public, State of New York

No. 4965116

Qualified in Nassau County

Commission Expires April 16, 2006

STATE OF MINNESOTA	)
) ss.:
COUNTY OF RAMSEY	)

On this 30th day of March, 2006, before me, personally appeared Becky Warren, known to me to be the Assistant Vice President of U.S. Bank National Association, a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Tiffany M. Jeanson
Notary Public

Tiffany M. Jeanson

Notary Public

Minnesota

My Commission Expires on January 31, 2009

STATE OF MARYLAND	)
) ss.:
COUNTY OF ANNE ARUNDEL	)

On the 30th day of March, 2006, before me, a Notary Public in and for said State, personally appeared Peter Gobell, known to me to be a Vice President of Wells Fargo Bank, National Association, one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Joanne K. Stahling
Notary Public

Joanne K. Stahling

Notary Public

Anne Arundel County, MD

My Commission Expires on 10-14-2009

STATE OF NEW YORK	)
	)	ss.:
CITY OF NEW YORK	)

On this 30th day of March 2006, before me personally appeared David A. Akre, known to me to be the President of NYMT Servicing Corporation, a Delaware corporation, that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Marc L. Mills
Notary Public

Marc L. Mills

Notary Public, State of New York

No. 4965116

Qualified in Nassau County

Commission Expires April 16, 2006

STATE OF NEW JERSEY	)
	)	ss.:
CITY OF MERCER	)

On this 30th day of March 2006 before me personally appeared Gregory S. Tornquist known to me to be the EVP and CFO of Cenlar FSB, that executed the within instrument and also known to me to be the person who executed it on behalf of said savings bank, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Cheri Allen
Notary Public

Cheri Allen

Notary Public of New Jersey

My Commission Expires May 9, 2006

STATE OF NEW YORK	)
	)	ss.:
CITY OF NEW YORK	)

On this 30th day of March, 2006, before me personally appeared Steven B. Schnall, known to me to be the Chief Executive Officer of The New York Mortgage Company, LLC, a New York limited liability company that executed the within instrument and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Marc L. Mills
Notary Public

Marc L. Mills

Notary Public, State of New York

No. 4965116

Qualified in Nassau County

Commission Expires April 16, 2006

Exhibit 4.1(ex)

EXHIBIT A-1

FORM OF INITIAL CERTIFICATION

Date

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

Attention: Michael I. Wirth, Secretary

Re:	Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of March 1, 2006 by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Pooling and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.0 1(b) of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This certificate is subject in all respects to the terms of Section 2.02 of the Pooling and Servicing Agreement and the sections cross-referenced therein.

[Custodian]

By:
Name:
Title:

A-1-1

EXHIBIT A-2

FORM OF INTERIM CERTIFICATION

Date

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

Attention: Michael I. Wirth, Secretary

Re:	Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of March 1, 2006 by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including, but not limited to, Section 2.02(b).

[Custodian]

By:
Name:
Title:

A-2-1

EXHIBIT A-3

FORM OF FINAL CERTIFICATION

Date

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

Attention: Michael I. Wirth, Secretary

Attention:

Re:	Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of March 1, 2006 by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Pooling and Servicing Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

[Custodian]

By:
Name:
Title:

A-3-1

EXHIBIT A-4

FORM OF ENDORSEMENT

Pay to the order of U.S. Bank National Association, as Trustee under the Pooling and Servicing Agreement dated as of March 1, 2006 by and among NYMT Securities Corporation, as Depositor, the Trustee, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller, relating to New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates, without recourse.

[current signatory on note]

By:
Name:
Title:

A-4-1

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

FORM OF LOST NOTE AFFIDAVIT

I,                     , being duly sworn, do hereby state under oath that:

1.	I, as of (the “Company”), am authorized to make this Affidavit on behalf of the Company.

2.	The Company received the following described mortgage note (the “Note”):

Loan No.:

Borrower(s):

Original Principal Amount:

from the Borrower(s) to secure a Deed of Trust/Mortgage (the “Deed of Trust/Mortgage”) dated                      from the Borrower(s) to the Company.

3.	The Company represents and warrants that it has not canceled, altered, assigned, or hypothecated the Note.

4.	The original Note, a true and correct copy of which is attached hereto, was not located after a thorough and diligent search, and based thereon, the Company declares the Note lost.

5.	This Affidavit is intended to be relied on by the Trustee and its successors and assigns.

6.	The Company has assigned all of its right, title and interest in the Note and the Deed of Trust/Mortgage to the Trustee and agrees immediately and without further consideration to surrender the original Note to the Trustee or its successor and assigns if such original Note ever comes into the Company’s possession, custody, or power.

7.	The Company further agrees to indemnify and hold harmless the Trustee and its successors and assigns from any and all loss, liability, costs, damages, reasonable attorneys’ fees and expenses without limitation in connection with or arising out of the representations, warranties, and agreements made in this Affidavit and any claim of any nature made by any entity with respect to the Note.

8.	The Company agrees and acknowledges that this Affidavit may be presented as evidence of the Note, whether in any proceeding or action with respect thereto or otherwise, and hereby authorizes such use of this Affidavit.

9.	The representations, warranties, and agreements herein shall bind the undersigned and its successors and assigns, and shall inure to the benefit of the Trustee and its successors and assigns.

C-1

EXECUTED THIS          day of                     , 200   on behalf of

By
Its:

STATE OF	)
) ss:
COUNTY OF	)

On the         day of                     , 200  , before me,                     , a notary public in and for said State, personally appeared                      personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

My Commission Expires:

C-2

EXHIBIT D

CUSTODIAL AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Securities Administrator

and

LASALLE BANK NATIONAL ASSOCIATION,

as Custodian

CUSTODIAL AGREEMENT

as of March 1, 2006

EXHIBITS

EXHIBIT 1	FORM OF RECEIPT OF MORTGAGE NOTE

EXHIBIT 2	FORM OF INTERIM CERTIFICATION

EXHIBIT 3	FORM OF FINAL CERTIFICATION

EXHIBIT 4	FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

EXHIBIT 5	AUTHORIZED REPRESENTATIVES OF TRUSTEE

EXHIBIT 6	MASTER SERVICING OFFICERS OF WELLS FARGO BANK, NATIONAL ASSOCIATION

EXHIBIT 7	SERVICING OFFICERS OF NYMT SERVICING CORPORATION

EXHIBIT 8	SERVICING OFFICERS OF CENLAR FSB

EXHIBIT 9	SERVICING OFFICERS OF ABN AMRO

EXHIBIT 10	SCHEDULE OF MORTGAGE LOANS

THIS CUSTODIAL AGREEMENT (the “Custodial Agreement”), dated as of March 1, 2006, by and among U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Trustee”), having an address at 60 Livingston Avenue, St. Paul, Minnesota 55107, not individually, but solely as Trustee for the Issuing Entity, created pursuant to the terms of the Pooling and Servicing Agreement (as defined below) WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at 9062 Old Annapolis Road, Columbia, MD 21045 (the “Securities Administrator”), and LASALLE BANK NATIONAL ASSOCIATION, having an address at 2571 Busse Road, Suite 200, Dock #49, Elk Grove Village, IL 60007, as custodian (the “Custodian”).

WITNESSETH

WHEREAS, NYMT Securities Corporation (the “Depositor”) has agreed to transfer certain mortgage loans (the “Mortgage Loans”) to the Issuing Entity, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated March 1, 2006 (the “Pooling and Servicing Agreement”), among the Depositor, The New York Mortgage Company, LLC (“NYMC”), as the seller (the “Seller”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”) and as Securities Administrator, NYMT Servicing Corporation, as servicer (“NYMT Servicing”) Cenlar FSB, as subservicer (the “Subservicer”) and the Trustee; and

WHEREAS, the Master Servicer is to oversee and enforce the servicing of the Mortgage Loans by NYMT Servicing pursuant to the terms and conditions of the Pooling and Servicing Agreement and ABN AMRO Mortgage Group, Inc. (“ABN AMRO”) pursuant to the terms of the Master Mortgage Loan Sale and Servicing Agreement, dated as of February 1, 2006 between ABN AMRO and NYMC, as amended by the Assignment, Assumption and Recognition agreement, dated as of March 30, 2006, among the Seller, ABN AMRO and the Trustee as acknowledged by Wells Fargo Bank, National Association as master servicer and securities administrator (“Wells Fargo Bank”) (collectively, the “Servicing Agreement”);

WHEREAS, the Custodian is a national banking association and is otherwise authorized to act as Custodian pursuant to this Custodial Agreement; and

NOW, THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

Section 1. Definitions.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, a copy of which has been received by the Custodian.

Agreement: This Custodial Agreement and all amendments, attachments and supplements hereto.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the City of Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the Custodian is located are authorized or obligated by law or executive order to be closed.

Closing Date: March 30, 2006.

Custodian: LaSalle Bank National Association or its successor in interest or assigns, or any successor to the Custodian under this Custodial Agreement as herein provided.

Mortgage File: As to each Mortgage Loan, any mortgage loan documents which are delivered to the Custodian or which at any time come into the possession of the Custodian as set forth in Section 2 of this Custodial Agreement.

Delivery Date: The Closing Date or such other date as mutually agreed upon by the Trustee and the Custodian.

Exchange Act: The Securities and Exchange Act of 1934, as amended.

Trustee: U.S. Bank National Association, as Trustee for the Issuing Entity, or its successor in interest or assigns.

Issuing Entity: New York Mortgage Trust 2006-1, a Delaware statutory trust.

Master Servicer: Wells Fargo Bank, National Association, under the Pooling and Servicing Agreement, or its successors and assigns.

Mortgage Loan: Each mortgage loan sold, assigned or transferred pursuant to this Custodial Agreement and identified on the Mortgage Loan Schedule attached hereto as Exhibit 10, as such Mortgage Loan Schedule may be supplemented from time to time.

Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of March 1, 2006, between The New York Mortgage Company, LLC as the seller, NYMT Securities Corporation as the purchaser or depositor and New York Mortgage Trust, Inc. as the guarantor.

Mortgage Loan Schedule: As of any date, the list of Mortgage Loans attached to the Pooling and Servicing Agreement as Schedule A. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan: [NYMT: Please confirm that these data fields will be provided]

(i) the Mortgage Loan identifying number;

(ii) the Mortgagor’s name;

(iii) the street address of the Mortgaged Property including the state and five-digit ZIP code;

(iv) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v) a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(vi) if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Scheduled Payments and (b) the remaining number of such Scheduled Payments as of the Cut-Off Date;

(vii) the original months to maturity;

(viii) the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(ix) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio at origination;

(x) [Reserved];

(xi) [Reserved];

(xii) the Mortgage Rate in effect immediately following the Cut-Off Date;

(xiii) the date on which the first Scheduled Payment is or was due on the Mortgage Loan;

(xiv) the stated maturity date;

(xv) the Master Servicing Fee Rate and the Servicing Fee Rate, if any;

(xvi) [Reserved];

(xvii) the last Due Date on which a Scheduled Payment was actually applied to the unpaid Stated Principal Balance;

(xviii) the original principal balance of the Mortgage Loan;

(xix) the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xx) the Index specified in related Mortgage Note;

(xxi) the next adjustment date, if applicable;

(xxii) the maximum Mortgage Rate, if applicable;

(xxiii) the Collateral Value of the Mortgaged Property;

(xxiv) the sale price of the Mortgaged Property, if applicable;

(xxv) the product code; and

(xxvi) the originator of the Mortgage Loan.

NYMC: The New York Mortgage Company, LLC, or its successors or assigns.

Offering Document: The Second Free Writing Prospectus, dated as of March 22, 2006, and the Prospectus Supplement, dated as of March [ ], 2006, both regarding New York Mortgage Trust, Inc. as sponsor, The New York Mortgage Company, LLC as seller, NYMT Securities Corporation as depositor, Wells Fargo Bank, N.A. as master servicer and securities administrator and New York Mortgage Trust 2006-1 as issuing entity.

Servicer: NYMT Servicing Corporation.

Subservicer: Cenlar FSB.

Securities Administrator: Wells Fargo Bank, National Association, as Securities Administrator for the Issuing Entity, or its successors or assigns.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Section 2. Delivery of Mortgage Files.

(a) Pursuant to the Pooling and Servicing Agreement, the Seller, on behalf of the Depositor, will deliver and release or cause to be delivered and released to the Custodian on each Delivery Date the following documents or instruments with respect to each Mortgage Loan identified in the related Mortgage Loan Schedule:

(i)

the original Mortgage Note, endorsed (other than for a MOM Loan) either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of U.S. Bank National Association, as Trustee for the Certificateholders of the New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates, without recourse”, or with respect to any lost Mortgage Note, an original Lost Certificate Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note;

(ii)	except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Custodian is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii)	the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the applicable Custodian on behalf of the Issuing Entity is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv)	in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage will be assigned to “U.S. Bank National Association, as Trustee for the Certificateholders of the New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates, without recourse”;

(v)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense)

acceptable to the Trustee that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi)	the original Insurance Policy, if any, or certificate, if any;

(vii)	the original or a certified copy of lender’s title insurance policy; and

(viii)	with respect to any Cooperative Loan, the Cooperative Loan Documents.

(b) With respect to each Cooperative Loan, pursuant to the Pooling and Servicing Agreement, the Seller, on behalf of the Depositor will deliver or cause to be delivered to the Custodian on behalf of the Trustee the following documents or instruments:

(i)	the Cooperative Shares, together with a stock power in blank;

(ii)	the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank;

(iii)	the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank;

(iv)	the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank;

(v)	the UCC1 financing statement with evidence of recording thereon; and

(vi)	executed UCC3 financing statements (or copies thereof) or other appropriate UCC financing statements, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

(c) The Custodian agrees to execute and deliver to the Depositor and the Trustee on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit 1 hereto, which may provide for exceptions for Delayed Delivery Mortgage Loans.

If, pursuant to Section 2.01(b)(vii) of the Pooling and Servicing Agreement, the original lender’s title insurance policy, or a certified copy thereof, was not delivered, the Seller, pursuant to the Pooling and Servicing Agreement, will deliver or cause to be delivered to the Custodian the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Custodian, promptly upon receipt thereof, but in any case within 175 days of the Closing Date. The Seller, pursuant to the Pooling and Servicing Agreement, will deliver or cause to be delivered to the Custodian, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, for Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, will deliver the Custodian on behalf of the Trustee, an Officer’s Certificate which will include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account have been so deposited. All original documents that are not delivered to the Custodian on behalf of the Trustee will be held by the Master Servicer or the related Servicer in trust for the Custodian, for the benefit of the Trustee and the Certificateholders.

From time to time, pursuant to the Pooling and Servicing Agreement, the applicable Servicer or the Seller shall forward or shall cause to be forwarded to the Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the applicable Servicer, in accordance with the terms of the Pooling and Servicing Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the “Mortgage File”. From time to time, the Trustee shall instruct or cause the instruction of the Custodian to deliver certain mortgage loan documents to the Trustee for assignment and recordation.

At least 24 hours prior to delivery of the Mortgage Loans, the Seller will provide or cause to be provided to the Custodian, via electronic transmission, a list of all the Mortgage Loans and their related data fields including loan ID, Mortgagor name, Mortgaged Property address, Mortgage Rate, maturity date, and original principal balance of each such Mortgage Loan. This data will be delivered to the Custodian in an acceptable format that can be easily uploaded to the Custodian’s system. A hard copy of the Mortgage Loan Schedule will be delivered to the Custodian at the time of delivery to the Custodian of such documents related to the Mortgage Loans identified in such Mortgage Loan Schedule.

Section 3. Custodian as Bailee.

The Custodian hereby acknowledges that it is, and agrees to act as, bailee for the Trustee and is holding each Mortgage File delivered to it in trust for the Trustee for the exclusive use and benefit of all present and future Certificateholders.

Section 4. Interim and Final Certifications of the Custodian.

The Custodian, for the benefit of the Certificateholders, shall review each Mortgage File delivered to it and certify and deliver to the Depositor, the Trustee, the Seller and the Rating Agency an interim certification in substantially the form attached hereto as Exhibit 2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be reviewed by it pursuant to Section 2 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (iii), (xiii), (xiv) and (xviii) in the definition of Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Custodian is not under a duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, valid, enforceable, sufficient, nor shall the Custodian have any responsibility to determine the perfection or priority of any instrument, that they are appropriate for the represented purpose or that they have actually been recorded, are in recordable form sufficient to be recorded, or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Custodian shall deliver to the Depositor, the Trustee, the Seller and the Rating Agency a final certification in the form annexed hereto as Exhibit 3 evidencing the completeness of the applicable Mortgage Files, with any applicable exceptions noted thereon.

If, in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or not conforming to the requirements as specifically set forth herein, at the conclusion of the Custodian’s review, the Custodian shall promptly notify the Seller, the Depositor and the Trustee. In addition, upon receipt by the Custodian of written notification of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan or by ABN AMRO in the Servicing Agreement in respect of any ABN AMRO Mortgage Loan, the Custodian shall give prompt written notice to the parties to the Pooling and Servicing Agreement and ABN AMRO in respect of the ABN AMRO Mortgage Loans.

Nothing in this Agreement shall be construed to constitute an assumption by the Custodian of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

Upon execution of the Pooling and Servicing Agreement, the Depositor will deliver to the Custodian, and the Custodian hereby acknowledges receipt of, the Mortgage Loan Purchase Agreement and the Servicing Agreement.

Section 5. Obligations of the Custodian.

With respect to the Mortgage Note, the Mortgage and the Assignment of Mortgage and other documents constituting each Mortgage File which is delivered to the Custodian or which come into the possession of the Custodian, the Custodian is the custodian for the Trustee exclusively. The Custodian shall hold all mortgage documents received by it constituting the Mortgage File for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with this Custodial Agreement and the instructions furnished by the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Mortgage File in secure and fire-resistant facilities in accordance with customary standards for such custody. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Mortgage Loans or (ii) the collectability, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, or suitability of any Mortgage Loan unless specified otherwise in this Custodial Agreement. The Custodian shall promptly report to the Trustee any failure on its part to hold the Mortgage Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy such failure.

Section 6. [Reserved].

Section 7. Future Defects.

During the term of this Custodial Agreement, if the Custodian discovers any defect with respect to the Mortgage File, the Custodian shall give written specification of such defect to the Trustee and the Servicer.

Section 8. Release for Servicing.

From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian is hereby authorized, upon written receipt from the applicable Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit 4, to release to the related Servicer the related Mortgage File or the documents set forth in such request and receipt. The applicable Servicer shall promptly return to the Custodian the Mortgage File or other such documents when the related Servicer’s need therefor no longer exists, unless the related Mortgage Loan shall be liquidated in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the applicable Servicer to the Custodian in the form annexed hereto as Exhibit 4, the applicable Servicer’s request and receipt submitted pursuant to the first sentence of this Section 8 shall be released by the Custodian to the applicable Servicer. If the Custodian fails to release the Mortgage File within five (5) business days of receipt of the request for release of documents, the Custodian, upon the written request of the applicable Servicer, will provide the Applicable Servicer with a lost note affidavit and indemnity; provided, however, that in the event such Mortgage File did not contain an original Mortgage Note and such exception was duly reported on the document exception report attached to the interim certification, the Custodian will not be required to provide a lost note affidavit and indemnity. The Custodian agrees to indemnify the Servicer and the Trustee for the reasonable replacement cost of the file, as well as any actual penalties or charges resulting from the failure of the Custodian to return the Mortgage Files within the time frame described above.

Section 9. [Reserved].

Section 10. Release for Payment.

Upon receipt by the Custodian of the Subservicer’s or the applicable Servicer’s (or, if the applicable Servicer or Subservicer does not do so, the Master Servicer’s) request for release of documents and receipt in the form annexed hereto as Exhibit 4 (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in the Pooling and Servicing Agreement), the Custodian shall promptly release the related Mortgage File to the Subservicer, Servicers or Master Servicer, as applicable.

Section 11. Fees of Custodian.

The Custodian shall charge such fees for its services under this Custodial Agreement as are set forth in the letter agreement between the Custodian and the Securities Administrator, the payment of which fees (with the exception of conference room fees and extraordinary time charges which shall be the expense of the party requesting such services, and the Custodian’s expenses in connection herewith, which shall be solely the obligation of the Issuing Entity), shall be solely the obligation of the Securities Administrator.

Section 12. Removal of Custodian.

The Trustee, with or without cause, may upon at least 60 days’ notice remove and discharge the Custodian from the performance of its duties under this Custodial Agreement by written notice from the Trustee to the Custodian. Having given notice of such removal, the Trustee promptly shall appoint a successor Custodian (which may be the Trustee or an affiliate of the Trustee) to act on behalf of the Trustee by written instrument, one original counterpart of which instrument shall be delivered to the Trustee and an original to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed, all Mortgage Files being administered under this Custodial Agreement. In the event of any such appointments, the Securities Administrator shall be responsible for the fees, and the assets of the Issuing Entity will be used to pay any expenses, in each case, of the existing and successor Custodian unless the Custodian shall be removed for cause, in which case such fees and expenses (including, without limitation, any recertification fees) shall be payable out of the assets of the Issuing Entity. If the Trustee removes the Custodian without cause, all expenses incurred in the transmission of the Mortgage Files to the successor Custodian and all applicable release fees of the Custodian shall be payable out of the funds of the Issuing Entity.

Section 13. Transfer of Mortgage Files.

Upon written request of the applicable Servicer or the Subservicer, the Custodian shall release to such Persons as the applicable Servicer or the Subservicer shall designate the Mortgage Files relating to such Mortgage Loans as the applicable Servicer or the Subservicer shall request.

Section 14. Examination of Mortgage Files.

Upon reasonable prior notice to the Custodian but not less than two (2) Business Days notice, the Trustee and its agents, accountants, attorneys, auditors and designees will be permitted during normal business hours to examine the Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans. The Mortgage Files shall be maintained at LaSalle Bank National Association, 2571 Busse Road, Elk Grove Village, IL 60007 or at such other location as the Custodian may designate in writing to the Trustee.

Section 15. Insurance of Custodian.

At its own expense, the Custodian shall maintain at all times during the existence of this Custodial Agreement and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as custodian. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Company’s & Servicer’s Guide. Upon request, the Trustee shall be entitled to receive evidence satisfactory to the Trustee that such insurance is in full force and effect.

Section 16. Counterparts.

For the purpose of facilitating the execution of this Custodial Agreement as herein provided and for other purposes, this Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

Section 17. Periodic Statements.

Upon the request of the Trustee or the Securities Administrator at any other time, the Custodian shall provide to the Trustee or the Securities Administrator, as applicable, a list of all the Mortgage Loans and file exceptions for which the Custodian holds a Mortgage File pursuant to this Custodial Agreement and the Pooling and Servicing Agreement. Such list may be in a mutually agreeable electronic format.

Section 18. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 19. Copies of Mortgage Documents.

Upon the request of the Trustee, acting solely at the direction of the applicable Servicer or a Certificateholder, and at the expense of the Issuing Entity, the Custodian shall provide the Trustee with copies of the Mortgage Notes, Mortgages, Assignments of Mortgage and other documents relating to one or more of the Mortgage Loans.

Section 20. No Adverse Interest of Custodian.

By execution of this Custodial Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Custodial Agreement shall hold, no interest adverse to the Trustee, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

Section 21. Termination by Custodian.

The Custodian may terminate its obligations under this Custodial Agreement upon at least 60 days’ prior written notice to the Trustee. In the event of such termination, the Trustee shall appoint a successor Custodian. The payment of such successor Custodian’s fees shall be solely the responsibility of the Securities Administrator, and the payment of such successor Custodian’s expenses shall solely be payable out of the funds of the Issuing Entity, in each case, pursuant to Section 11 hereof. Upon such appointment, the Custodian shall promptly transfer at its expense to the successor Custodian, as directed, all Mortgage Files being administered under this Custodial Agreement.

Section 22. Term of Agreement.

Unless terminated pursuant to Section 12 or Section 21 hereof, this Custodial Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due under the Pooling and Servicing Agreement. In such event all documents remaining in the Mortgage Files shall be released in accordance with the written instructions of the Trustee.

Section 23. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party at the addresses shown on the first page hereof, and in the case of the Trustee, to the attention of U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107; in the case of the Custodian, to the attention of the Document Custodian, LaSalle Bank N.A., 2571 Busse Road, Suite 200, Elk Grove Village, IL 60007; and to the Securities Administrator, to the attention of the Securities Administrator, New York Mortgage Trust 2006-1, Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, MD 21045, or at such other addresses as may hereafter be furnished to the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 24. Successors and Assigns.

The Custodian may assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate; however, the Custodian agrees to notify the Trustee of any such assignment. “Affiliate” is defined as any entity that directly or indirectly is under common control with Custodian, or is under contract to be under common control with Custodian, and shall include a subsidiary or parent company of Custodian.

This Custodial Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any person into which the Custodian may be merged or converted or with which the Custodian may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary herein notwithstanding. Any assignee shall forward a list of authorized representatives to each party to this Custodial Agreement pursuant to Section 28 of this Custodial Agreement.

Section 25. Indemnification of Custodian.

Neither the Custodian nor any of its directors, affiliates, officers, agents, or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Custodial Agreement, except for its or their own negligence, lack of good faith or willful misconduct. In no event shall the Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

The Custodian and its directors, officers, agents and employees shall be indemnified by the Issuing Entity and held harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Custodian because of the breach by the Custodian of its obligations hereunder, which breach was caused by gross negligence, lack of good faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees. The indemnification set forth in this section shall survive any termination or assignment of this Agreement and the termination or removal of the Custodian.

Section 26. Reliance of Custodian.

In the absence of gross negligence or bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any data communications, magnetic tape, request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodial Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms prima facie to the requirements of this Custodial Agreement.

Section 27. Transmission of Mortgage Files.

Written instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with transmission of Mortgage Files and loan documents in the performance of the Custodian’s duties hereunder shall be delivered by each of the Servicers, the Subservicer or the Trustee, as applicable, to the Custodian prior to any shipment of any Mortgage Files and loan documents hereunder. The Trustee, the Subservicer or the related Servicer, as applicable, will arrange for the provision of such services at the reasonable cost and expense of the Issuing Entity, the Subservicer or the applicable Servicer, as applicable (or, at the Custodian’s option, the Issuing Entity, the Subservicer or the applicable Servicer shall reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Mortgage Files and loan documents as the Trustee deems appropriate. Without limiting the generality of the provisions of Section 25 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, the Trustee, arising out of actions of the Custodian consistent with instructions of the Trustee, the Subservicer or the applicable Servicer.

Section 28. Authorized Representatives.

Each individual designated as an authorized representative of the Trustee (an “Authorized Representative”) or as an authorized representative of the Master Servicer, related Servicer, or Subservicer (a “Master Servicing Officer,” “Servicing Officer” and “Subservicing Officer” respectively), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of the Trustee or the Master Servicer, the applicable Servicer or the Subservicer, and the specimen signature for each Authorized Representative, Master Servicing Officer, Servicing Officer or Subservicing Officer of the Trustee, the Master Servicer, the Servicer, or Subservicer, as applicable, initially authorized hereunder, is set forth in Exhibit 5, Exhibit 6, Exhibit 7, Exhibit 8 and Exhibit 9 hereto. If a specimen signature for each Authorized Representative is not initially authorized hereunder, such signature may be requested by the Custodian from time to time in the future and shall be delivered by the applicable party upon request. From time to time, the Trustee, the Master Servicer, the Servicer and the Subservicer may, by delivering to the

Custodian a revised exhibit, change the information previously given pursuant to this Section 28, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

Section 29. Reproduction of Documents.

This Custodial Agreement and all documents relating thereto except with respect to the Mortgage File, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 30. Force Majeure.

The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations adopted after the date of this Agreement, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters of a similar nature to the foregoing.

Section 31. Limitations on the Responsibilities of the Custodian.

(i) Except as provided herein, the Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

(ii) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian’s compensation or for reimbursement of expenses.

(iii) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage File.

(iv) Any other provision of this Agreement to the contrary notwithstanding, the Custodian shall have no notice, and shall not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless the Custodian is a signatory party to that document or agreement. Notwithstanding the foregoing sentence, the Custodian shall be deemed to have notice of the terms and conditions (including without limitation definitions not otherwise set forth in full in this Agreement) of other documents and agreements executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement, to the extent such terms and provisions are referenced, or are incorporated by reference, into this Agreement only as long as the Custodian shall have been provided a copy of any such document or agreement.

(v) The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

(vi) Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties hereunder.

(vii) The Custodian may consult with counsel selected by the Custodian with regard to legal questions arising out of or in connection with this Agreement, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, omitted or suffered by the Custodian in good faith and in accordance therewith.

(viii) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(ix) The Custodian shall have no duty to ascertain whether or not each amount or payment has been received by the Trustee or any third person.

Section 32. Execution by the Issuing Entity.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally but solely as Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank National Association but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other document.

Section 33. Compliance with Regulation AB.

Section 33.1. [Reserved]

Section 33.2. Additional Representations and Warranties of the Custodian.

(a) The Custodian hereby represents and warrants that the information set forth in the Offering Document under the caption “Parties to the Transaction - The Custodian” (the “Custodian Disclosure”) does not contain any untrue statement of a material fact or omit to state a material required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Custodian shall be deemed to represent to the Trustee as of the date hereof and on each date on which information is provided to the Trustee under Section 33 that, except as disclosed in writing to the Trustee prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Trustee or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the Agreement, as identified by the Trustee to the Custodian in writing as of the Closing Date (each, a “Transaction Party”).

(c) If so requested by the Trustee on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Trustee shall not be given more than once each calendar quarter, unless the Trustee shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 33.3. Additional Information to Be Provided by the Custodian.

For so long as the Certificates are outstanding, for the purpose of satisfying the Issuing Entity’s reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Master Servicer and Securities Administrator in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Master Servicer and Securities Administrator a written description of such proceedings. Any notices and descriptions required under this Section 33 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Trustee or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 33, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 33.4. Report on Assessment of Compliance and Attestation.

On or before March 15 of each calendar year that the Issuing Entity is subject to the reporting requirements of the Exchange Act, commencing in 2007, the Custodian shall:

(a) deliver to the Master Servicer and Securities Administrator a report (in form and substance reasonably satisfactory to the Master Servicer and Securities Administrator) regarding the Custodian’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and Securities Administrator and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Eleven hereto; and

(b) deliver to the Master Servicer and Securities Administrator a report of a registered public accounting firm reasonably acceptable to the Master Servicer and Securities Administrator that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

Section 33.5. Indemnification; Remedies.

(a) The Custodian shall indemnify the Issuing Entity and the Trustee, each affiliate of the Trustee, the Master Servicer and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective directors, officers, and employees of each of the foregoing (each an “Indemnified Party”), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain directly relating to:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants’ attestation or other material provided under this Section 33 by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii) any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Section 33; or

(iii) the negligence, bad faith or willful misconduct of the Custodian in the performance of its obligations under this Section 33.

(b) In the case of any failure of performance described in clause (ii) of Section 33.5(a), the Custodian shall promptly reimburse the Trustee, Master Servicer or Securities Administrator for all costs reasonably incurred in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Custodian agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Custodian on the other. This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

*   *   *   *   *

IN WITNESS WHEREOF, the parties below have caused their names to be duly signed to this Custodial Agreement by their respective officers thereunto duly authorized, all as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Becky Warren
Name: Becky Warren
Title: Assistant Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Mark J. Jerva
Name: Mark J. Jerva
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator for the Issuing Entity

By:	/s/ Peter A. Gobell
Name: Peter A. Gobell
Title: Vice President

EXHIBIT 1

RECEIPT OF MORTGAGE CERTIFICATE

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Re:	New York Mortgage Trust 2006-1,
Mortgage-Backed Certificates, Series 2006-1

Ladies and Gentlemen:

Pursuant to Section 2 of the Custodial Agreement dated as of March 1, 2006, among U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Securities Administrator, and LaSalle Bank National Association, as Custodian, we hereby acknowledge the receipt of the original Mortgage Note with respect to each Mortgage Loan listed on Exhibit 1, with any exceptions thereto listed on Exhibit 2.

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

EXHIBIT 2

INTERIM CERTIFICATION OF CUSTODIAN

[date]

NYMT Securities Corporation

1301 Avenue of the Americas

New York, New York 10019

The New York Mortgage Company, LLC

1301 Avenue of the Americas

New York, New York 10019

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Fitch Ratings

One State Street Plaza

New York, NY 10004

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10004

Re:	Custodial Agreement dated as of March 1, 2006 among U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Securities Administrator, and LaSalle Bank National Association

Ladies and Gentlemen:

In accordance with Section 4 of the above-captioned Custodial Agreement (the “Custodial Agreement”), the undersigned, as Custodian, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule) it has received:

(i)	all documents required to be reviewed by the Custodian pursuant to Section 2 of the Custodial Agreement are in its possession;

(ii)	such documents have been reviewed by the Custodian and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and

(iii)	based on the Custodian’s examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i),

(ii), (iii), (xiii), (xiv) and (xviii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability, genuineness, priority or perfection of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

EXHIBIT 3

FINAL CERTIFICATION OF CUSTODIAN

[date]

NYMT Securities Corporation

1301 Avenue of the Americas

New York, New York 10019

The New York Mortgage Company, LLC

1301 Avenue of the Americas

New York, New York 10019

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Fitch Ratings

One State Street Plaza

New York, NY 10004

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10004

Re:	Custodial Agreement dated as of March 1, 2006 among U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Securities Administrator, and LaSalle Bank National Association

Ladies and Gentlemen:

In accordance with Section 4 of the above-captioned Custodial Agreement (the “Custodial Agreement”), the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received all documents required to be reviewed by the Custodian pursuant to Section 2 of the Custodial Agreement.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii), (xiii), (xiv) and (xviii) of the definition of the “Mortgage Loan Schedule” in Section 1 of the Custodial Agreement accurately reflects information set forth in the Mortgage File.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Custodial Agreement. The

Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability, genuineness, priority or perfection of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

EXHIBIT 4

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

_______________________

Date

[Addressed to Custodian]

In connection with the administration of the mortgages held by you as Custodian under a certain Custodial Agreement dated as of March 1, 2006 by and among U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Securities Administrator, and you, as Custodian (the “Custodial Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Custodian with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. (The [Master Servicer] [Servicer] hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

2. The Mortgage Loan is being foreclosed.

3. Mortgage Loan substituted. (The [Master Servicer] [Servicer] hereby certifies that a Qualified Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

4. Mortgage Loan repurchased. (The [Master Servicer] [Servicer] hereby certifies that the Purchase Price has been credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

5. Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualified Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

Capitalized terms used herein shall have the meanings ascribed to them in the Custodial Agreement.

[Name of [Master Servicer] [Servicer]]

By:
Name:
Title: Servicing Officer

Acknowledgment of Documents returned to the Custodian:

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

Date:

EXHIBIT 5

AUTHORIZED REPRESENTATIVES OF TRUSTEE

NAME	SPECIMEN SIGNATURE

Becky Warren	/s/ Becky Warren

S. Christopherson	/s/ S. Christopherson

Charles F. Pedersen	/s/ Charles F. Pedersen

Kristy Frideres	/s/ Kristy Frideres

Susan Burdick	/s/ Susan Burdick

EXHIBIT 6

MASTER SERVICING OFFICERS OF

WELLS FARGO BANK, NATIONAL ASSOCIATION

NAME	SPECIMEN SIGNATURE

Jacquelyn E. Kimball	/s/ Jacquelyn E. Kimball

Linda Wilder	/s/ Linda Wilder

Christopher Regnier	/s/ Christopher Regnier

EXHIBIT 7

SERVICING OFFICERS OF NYMT SERVICING CORPORATION

NAME	SPECIMEN SIGNATURE

David A. Akre	/s/ David A. Akre

Steven R. Mumma	/s/ Steven R. Mumma

Michael I. Wirth	/s/ Michael I. Wirth

EXHIBIT 8

SERVICING OFFICERS OF CENLAR FSB

NAME	SPECIMEN SIGNATURE

Joe G. Loots	/s/ Joe G. Loots

Joanne P. McGrath	/s/ Joanne P. McGrath

Angela M. Pulli	/s/ Angela M. Pulli

Reginald A. Watkins	/s/ Reginald A. Watkins

EXHIBIT 9

SERVICING OFFICERS OF ABN AMRO

NAME	SPECIMEN SIGNATURE

EXHIBIT 10

SCHEDULE OF MORTGAGE LOANS

[Attached as Schedule I to the Pooling and Servicing Agreement]

EXHIBIT 11

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria for the Custodian
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

Servicing Criteria		Applicable Servicing Criteria for the Custodian
Reference	Criteria

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

Servicing Criteria		Applicable Servicing Criteria for the Custodian
Reference	Criteria

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT E

CUSTODIAL ACCOUNT LETTER AGREEMENT

To:	_________________________
_________________________
_________________________
(the “Depository”)

As Subservicer under the Pooling and Servicing Agreement dated as of March 1, 2006 by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer and The New York Mortgage Company, LLC, as Seller (the “Pooling and Servicing Agreement”), we hereby authorize and request you to establish an account as a Custodial Account pursuant to Section 3.03 of the Pooling and Servicing Agreement, designated as “Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Trustee for the New York Mortgage Trust 2006-1.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Subservicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

Cenlar FSB, Subservicer

By:
Name:
Title:
Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number                     , at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:
Name:
Title:
Date:

E-1

EXHIBIT F

ESCROW ACCOUNT LETTER AGREEMENT

                            ,

To:	_________________________
_________________________
_________________________
(the “Depository”)

As Subservicer under the Pooling and Servicing Agreement dated as of March 1, 2006 by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer and The New York Mortgage Company, LLC, as Seller (the “Pooling and Servicing Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Pooling and Servicing Agreement, to be designated as “Wells Fargo Bank, N.A. in trust for U.S. Bank National Association, as Trustee for the New York Mortgage Trust 2006-1.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Subservicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

Cenlar FSB, Subservicer

By:
Name:
Title:
Date:

F-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number             , at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

Depository

By:

Name:

Title:

Date:

F-2

EXHIBIT G-1

FORM OF MONTHLY REMITTANCE ADVICE

Standard File Layout – Scheduled/Scheduled

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer’s fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer’s fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower’s actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower’s actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower’s next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

G-1-1

Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan “paid in full” amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer — only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11

G-1-2

Column Name	Description	Decimal	Format Comment	Max Size
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer — only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

G-1-3

EXHIBIT G-2

Column/Header Name	Description	Decimal	Format Comment

SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR

LOAN_NBR	A unique identifier assigned to each loan by the originator.

CLIENT_NBR	Servicer Client Number

SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.

BORROWER_FIRST_NAME	First Name of the Borrower.

BORROWER_LAST_NAME	Last name of the borrower.

PROP_ADDRESS	Street Name and Number of Property

PROP_STATE	The state where the property located.

PROP_ZIP	Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE	The date that the borrower’s next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY

LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.

POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY

BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY

LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY

LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;

LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY

LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY

FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY

ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY

FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY

FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY

FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY

FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)

EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY

EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY

LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)

LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY

OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)

OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY

REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY

OCCUPANT_CODE	Classification of how the property is occupied.

PROP_CONDITION_CODE	A code that indicates the condition of the property.

PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY

APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY

G-2-1

CURR_PROP_VAL	The current “as is” value of the property based on brokers price opinion or appraisal.	2

REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker’s price opinion or appraisal.	2

If applicable:

DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan

DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.

MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY

MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)

MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY

MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)

POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY

POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)

POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY

POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)

VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY

VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY

VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

• ASUM-	Approved Assumption

• BAP-	Borrower Assistance Program

• CO-	Charge Off

• DIL-	Deed-in-Lieu

• FFA-	Formal Forbearance Agreement

• MOD-	Loan Modification

• PRE-	Pre-Sale

• SS-	Short Sale

• MISC-	Anything else approved by the PMI or Pool Insurer

G-2-2

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

G-2-3

Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

G-2-4

The FNMA Delinquent Status Code field should show the Status of Default. The following FNMA Delinquency Status Codes to be used are below.

Status Code	Status Description
09.	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate

32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

G-2-5

EXHIBIT G-3

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

(a)

(b)	The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.	The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

•	For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

•	For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

•	Other expenses - copies of corporate advance history showing all payments

•	REO repairs > $1500 require explanation

•	REO repairs >$3000 require evidence of at least 2 bids.

•	Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

•	Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

G-3-1

(c)	Credits:

14-21.	Complete as applicable. Required documentation:

•	Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

  Letter of Proceeds Breakdown.

•	Copy of EOB for any MI or gov’t guarantee

•	All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

G-3-2

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by:	Date:
Phone:	Email Address:

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No.

Borrower’s Name:

Property Address:

Liquidation Type: REO Sale	3rd Party Sale	Short Sale	Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown                      Yes                                  No

If “Yes”, provide deficiency or cramdown amount

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney’s Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)
	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a )
HUD Part A
		(18b )
HUD Part B
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
	__________________________________	(21)
Total Credits		$(22)
Total Realized Loss (or Amount of Gain)		$(23)

G-3-3

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

G-3-4

EXHIBIT H

FORM OF ANNUAL CERTIFICATION

RE: The Pooling and Servicing Agreement dated as of March 1, 2006 (the “Agreement”), among by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee on behalf of New York Mortgage Trust, 2006-1, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller.

I,                     , the                      of [NAME OF COMPANY], (“the Company”), certify to the Depositor and the Master Servicer and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Master Servicer pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the Depositor and the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Depositor and the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:

H-1

EXHIBIT I

FORM OF SUBSEQUENT TRANSFER AGREEMENT

SUBSEQUENT TRANSFER AGREEMENT (the “Agreement”), dated as of , 200_ by and among The New York Mortgage Company, LLC (the “Seller”), NYMT Securities Corporation (the “Depositor)”, U.S. Bank National Association, (the “Trustee”) and Wells Fargo Bank, N.A. (the “Securities Administrator”) pursuant to the Pooling and Servicing Agreement referred to below.

WITNESSETH:

WHEREAS, pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of March 1, 2006, among the Seller, the Depositor, the Trust, the Trustee and the Securities Administrator, the Seller wishes to convey the Subsequent Mortgage Loans (as defined below) to the Depositor, the Depositor wishes to convey the Subsequent Mortgage Loans to the Issuing Entity, and the Issuing Entity wishes to acquire the same for the consideration set forth in Section IV below; and

WHEREAS, the Seller shall timely deliver to the Trustee, Securities Administrator and Depositor an Addition Notice related to such conveyance as required by Section 2.04 of the Pooling and Servicing Agreement;

NOW THEREFORE, the Seller, the Depositor, the Trustee and the Securities Administrator hereby agree as follows:

Section I. Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement unless otherwise defined.

“Subsequent Mortgage Loans” shall mean, for purposes of this Agreement, the Subsequent Mortgage Loans listed in the Subsequent Mortgage Loan Schedule attached hereto as Schedule I.

“Subsequent Transfer Date” shall mean, with respect to the Subsequent Mortgage Loans transferred hereby, the date hereof.

“Cut-off Date” shall mean, with respect to the Subsequent Mortgage Loans transferred hereby, [                    ].

Section II. Subsequent Mortgage Loan Schedule. The Subsequent Mortgage Loan Schedule attached hereto as Schedule I is a supplement to the Initial Mortgage Loan Schedule attached as Schedule A to the Pooling and Servicing Agreement. The Mortgage Loans listed in the Subsequent Mortgage Loan Schedule constitute the Subsequent Mortgage Loans to be transferred pursuant to this Agreement on the Subsequent Transfer Date.

Section III. Transfer of Subsequent Mortgage Loans. As of the related Cut-off Date, subject to and upon the terms and conditions set forth in Sections 2.01,2.02, 2.04, 2.07, 2.08 and 2.09 of the Pooling and Servicing Agreement and set forth in this Agreement, the Seller hereby irrevocably sells, transfers, assigns, sets over and otherwise conveys to the Depositor and the Depositor hereby irrevocably sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Issuing Entity without recourse other than as expressly provided herein and in the Pooling and Servicing Agreement, all the right, title and interest of the Seller and the Depositor in and to the (i) Subsequent Mortgage Loans including the related Stated Principal Balance as of the Cut-off Date, all interest accruing thereon after the Cut-off Date, and all collections in respect of principal received after the Cut-off Date; (ii) property which secured a Subsequent Mortgage Loan and which is acquired by foreclosure or in lieu of foreclosure; (iii) interest of the Seller in any insurance policies in respect of the Subsequent Mortgage Loans; and (iv) all proceeds of any of the foregoing.

Section IV. Representations and Warranties of the Seller and the Depositor. (a) The Seller and the Depositor hereby represent and warrant to the Trustee on behalf of the Issuing Entity for the benefit of the Certificateholders that the representations and warranties of the Seller and the Depositor set forth in Sections 2.07, (b) and (c) of the Pooling and Servicing Agreement are true and correct with respect to the Seller and the Subsequent Mortgage Loans as of the Subsequent Transfer Date.

(b) The Seller hereby represents and warrants that (i) the aggregate of the Stated Principal Balances of the Subsequent Mortgage Loans listed on the Subsequent Mortgage Loan Schedule and conveyed to the Trustee on behalf of the Issuing Entity pursuant to this Agreement as of the Cut-off Date is $                                 and (ii) the conditions precedent for the transfer of Subsequent Mortgage Loans set forth in Section 2.04 of the Pooling and Servicing Agreement have been satisfied as of the Subsequent Transfer Date.

(c) The Seller and the Depositor hereby represent and warrant that neither the Seller nor the Depositor is (i) insolvent and will not be rendered insolvent by the transfer of Subsequent Mortgage Loans pursuant to this Agreement or (ii) aware of any pending insolvency.

Section V. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

Section VI. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws principles applied in New York (other than Section 5-1401 and 5-1402 of the New York General Obligations Law which shall apply hereto).

Section VII. Execution by the Issuing Entity. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally but solely as Trustee on behalf of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank National Association but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other document.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto authorized as of the date first written above.

NYMT SECURITIES CORPORATION, as Depositor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Securities Administrator and Master Servicer

By:
Name:
Title:

NYMT SERVICING CORPORATION, as Servicer

By:
Name:
Title:

CENLAR FSB, as Subservicer

By:
Name:
Title:

THE NEW YORK MORTGAGE COMPANY, LLC, as Seller

By:
Name:
Title:

STATE OF MINNESOTA	)
) ss.:
CITY OF RAMSEY	)

On this              day of April, 2006, before me, personally appeared                                 , known to me to be a                                  of U.S. Bank National Association, a                                  that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK	)
) ss.:
CITY OF NEW YORK	)

On the              day of April, 2006, before me, personally appeared                                 , known to me to be a                                  of The New York Mortgage Company, LLC, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND	)
) ss.:
CITY OF ANN ARUNDEL	)

On the              day of April 2006, before me, a notary public in and for said State, personally appeared                                 , known to me to be a                                  of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF NEW YORK	)
) ss.:
CITY OF NEW YORK	)

On the              of April 2006 before me, a Notary Public in and for said State, personally appeared                                  known to me to be a                                  of NYMT Servicing Corporation, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF NEW JERSEY	)
) ss.:
CITY OF MERCER	)

On the              of April 2006 before me, a Notary Public in and for said State, personally appeared                                  known to me to be a                                  of Cenlar FSB, that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK	)
) ss.:
CITY OF NEW YORK	)

On the              of April 2006 before me, a Notary Public in and for said State, personally appeared                                  known to me to be a                                  of The New York Mortgage Company, LLC, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

EXHIBIT J

SUBSEQUENT MORTGAGE LOAN CRITERIA

The subsequent Mortgage Loans must be acceptable to the Rating Agencies.

J-1

EXHIBIT K

FANNIE MAE GUIDE NO. 95-19

Reference

•	Selling This announcement amends the guide(s) indicated.

•	Servicing Please keep it for reference until we issue a formal change.

Subject	“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring — as of the month ending March 31, 1996 — servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date — for example, at the end of the first week of a month — to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad Senior Vice President – Mortgage and Lender Standards

11/20/95

K-1

FANNIE MAE GUIDE 95-19

ATTACHMENT I

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number
Consumer Credit Associates, Inc. 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries.

Equifax	Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

K-2

EXHIBIT L

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	New York Mortgage Trust 2006-1,
Mortgage-Backed Pass-Through Certificates

Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee on behalf of New York Mortgage Trust, 2006-1, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to $             initial Certificate Balance of Class              Certificates which are held in the form of Definitive Certificates registered in the name of                                  (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriter, the Certificate Registrar and the Depositor.

[Name of Transferor]

By:
Name:
Title:

Dated:                     ,

L-1

EXHIBIT M

FORM OF PURCHASER’S LETTER FOR

INSTITUTIONAL ACCREDITED INVESTOR

Date

Dear Sirs:

In connection with our proposed purchase of $                     principal amount of New York Mortgage Trust 2006-1, Mortgage-Backed Pass-Through Certificates (the “Privately Offered Certificates”) of NYMT Securities Corporation (the “Depositor”), we confirm that:

(1)	We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of March 1, 2006, by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee on behalf of New York Mortgage Trust, 2006-1, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the

M-1

Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Pooling and Servicing Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

You and the Certificate Registrar are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

M-2

EXHIBIT N

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
CITY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the                      of                      (the “Investor”), a [corporation duly organized] and existing under the laws of                     , on behalf of which he makes this affidavit.

2. The Investor

(x) is not, and on              [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or similar law (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan;

(y) with respect to an ERISA-Restricted Certificate other than the Class A-R Certificate, (a) with respect to the Class B-4, Class B-5 and Class B-6 Certificates only, the Certificate has been the subject of an ERISA-Qualifying Underwriting (as defined in the Pooling and Servicing Agreement) and (b) the Investor is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95☐60 and the purchase and holding of the Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95☐60; or

(z) with respect to an ERISA-Restricted Certificate other than the Class A-R Certificate, herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar, and upon which the Certificate Registrar, the Trustee, the Master Servicer, any Servicer, the Depositor and the Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor, the Securities Administrator or any Servicer to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Agreement”), by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee on behalf of New York Mortgage Trust, 2006-1, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

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IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this              day of                      20    .

[Investor]

By:
Name:
Title:

ATTEST:

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named                     , known or proved to me to be the same person who executed the foregoing instrument and to be the                      of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this              day of                      20    .

NOTARY PUBLIC

My commission expires the
day of 20 .

N-2

EXHIBIT O

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER],                      being first duly sworn, deposes and says:

(1)	That he [she] is [title of officer] of [name of Transferee] , a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], the proposed transferee (the “Transferee”) of the Class A-R Certificate (the “Residual Certificate”) issued pursuant to the Pooling and Servicing Agreement, dated March 1, 2006 (the “Agreement”), by and among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee on behalf of New York Mortgage Trust, 2006-1, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

1.	That the Transferee’s Taxpayer Identification Number is [ ].

2.

That the Transferee is a Permitted Transferee and will be a Permitted Transferee as of [date of transfer], and that the Transferee is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Section 1381(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), any “electing large partnership” within the meaning of Section 775 of the Code, any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, a United States person (as defined in the Code) with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States

Person, or any other entity identified as a disqualified organization in the REMIC provisions of the Code or Treasury Regulations.

3.	That the Transferee is not, and on [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code, (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate.

4.	The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as a nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

5.	That the Transferee does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

6.	That the Transferee does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

7.	The Transferee has reviewed the provisions of Section 3.03 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 3.03 of the Agreement and the restrictions noted on the face of the Residual Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

8.	That the Transferee understands that, as the holder of a Residual Certificate, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

9.

That the Transferee (i) is a U.S. Person as defined in Code Section 7701(a)(30) or (ii) holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Trustee and the Certificate Registrar with an effective Internal Revenue Service Form W☐8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) has delivered to the transferor, the Trustee and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

10.	The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or another U.S. taxpayer.

11.	That the Transferee agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to a “disqualified organization,” an agent thereof or a Book-Entry Nominee.

12.	That the Transferee consents to the designation of the Securities Administrator to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Pooling and Servicing Agreement.

13.	The Transferee has historically paid its debts as they have come due and intends to do so in the future.

14.	The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

15.	The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an “electing large partnership” under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

16.	The Transferee is aware that the Residual Certificate may be a “noneconomic residual interest” within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this              day of                      20    .

[Name of Transferee]

By:
Name:
Title:

Personally appeared before me the above-named [name of officer]                     , known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer]                      of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this              day of                      20    .

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the              day of                      20    .

EXHIBIT P

FORM OF RESIDUAL CERTIFICATE TRANSFEROR CERTIFICATE

Date

Wells Fargo Bank, N.A.,

as Securities Administrator

Re:	New York Mortgage Trust 2006-1
Mortgage-Backed Pass-Through Certificates

In connection with our disposition of the above Certificates we certify that (A) we have no knowledge the Purchaser is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Purchaser, we have no knowledge and no reason to believe that the Purchaser will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in the Purchaser’s Residual Transfer Affidavit are false.

Very truly yours,

Name:
Title:

P-1

EXHIBIT P-1

[FORM OF SENIOR CERTIFICATE (OTHER THAN CLASS A-R CERTIFICATE)]

CLASS [1-A-1] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH (A) A REPRESENTATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR SIMILAR LAW (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING FOR, ON BEHALF OF OR WITH THE ASSETS OF, ANY SUCH PLAN OR (2) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE SERVICER, AND UPON WHICH THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE SERVICER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE (I) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW AND (II) WILL NOT SUBJECT THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE SERVICER OR THE TRUST FUND. A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED HEREIN.

P-1-1

Certificate No.	:	1

Cut-off Date	:	March 1, 2006

First Distribution Date	:	The Distribution Date in April 2006

Initial Certificate Balance of this Certificate (“Denomination”)	:	$

CUSIP	:

ISIN	:

P-1-2

NYMT SECURITIES CORPORATION

New York Mortgage Trust 2006-1

Mortgage-Backed Pass-Through Certificates

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Securities Administrator, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Agreement”), among NYMT Securities Corporation, as depositor (the “Depositor”), NYMT Servicing Corporation, as servicer (“NYMT Servicing”), Wells Fargo Bank, N.A., as master servicer and securities sdministrator, and U.S. Bank National Association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

*        *        *

P-1-3

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: March     , 2006

WELLS FARGO BANK, N.A., as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Classes of Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Certificate Registrar

By:
Authorized Signatory

P-1-4

NYMT SECURITIES CORPORATION

New York Mortgage Trust 2006-1

Mortgage-Backed Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as New York Mortgage Trust 2006-1 Mortgage-Backed Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Originator, the Servicer, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing

P-1-5

the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut☐off Date Pool Principal Balance, the Person specified in Section 10.02 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 10.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________ ,

___________________________________________________________________________________________________________,

for the account of __________________________________________________________________________________________ ,

account number                     , or, if mailed by check, to ____________________________________________________________ .

Applicable statements should be mailed to _______________________________________________________________________ ,

___________________________________________________________________________________________________________.

This information is provided by ____________________________________________________________________________, the assignee named above, or _________________________________________________________________________________, as its agent.

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EXHIBIT P-2

[FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE OR SIMILAR LAW ( EACH A “PLAN”), OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE SHALL BE VOID AND OF NO EFFECT.

P-2-1

Certificate No.	:

Cut-off Date	:

First Distribution Date	:

Initial Certificate Principal Amount of this Certificate (“Denomination”)	:	$

Initial Certificate Principal Amount of all Certificates of this Class	:	$

CUSIP	:

Final Scheduled Distribution Date	:

NEW YORK MORTGAGE TRUST 2006-1

Mortgage-Backed Pass-Through Certificates

Class A-R

evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional adjustable rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

NYMT Securities Corporation, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Amount at any time may be less than the Certificate Principal Amount as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                                  is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate Initial Certificate Principal Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by NYMT Securities Corporation (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee on behalf of New York Mortgage Trust, 2006-1, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and

P-2-2

conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

No transfer of a Class A-R Certificate shall be made unless the Certificate Registrar, on behalf of the Trustee, shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code or similar law (each, a “Plan”), nor a person acting on behalf of or investing plan assets of any such Plan, which representation letter shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator. Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code shall be void and of no effect.

Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

*             *             *

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                         , 20

WELLS FARGO BANK, N.A., as Securities Administrator, on behalf of the Trustee

By

Countersigned:

By
Authorized Signatory of WELLS FARGO BANK, N.A., as Securities Administrator, on behalf of the Trustee

P-2-4

EXHIBIT P-3

[FORM OF SUBORDINATE CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[FOR THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES:] NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH (A) A REPRESENTATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR SIMILAR LAW (COLLECTIVELY, A “PLAN”), NOR A PERSON ACTING FOR, ON BEHALF OF OR WITH THE ASSETS OF, ANY SUCH PLAN OR (2) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”)) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE,

P-3-1

THE SECURITIES ADMINISTRATOR AND THE SERVICER, AND UPON WHICH THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE SERVICER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE (I) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW AND (II) WILL NOT SUBJECT THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE SERVICER OR THE TRUST FUND. A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED HEREIN.

[FOR THE CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES:] NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH (A) A REPRESENTATION TO THE EFFECT THAT SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE CODE OR SIMILAR LAW, NOR A PERSON ACTING FOR, ON BEHALF OF OR WITH THE ASSETS OF, ANY SUCH PLAN (COLLECTIVELY, A “PLAN INVESTOR”), (B) SUCH CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING UNDER PROHIBITED TRANSACTION EXEMPTION 2002-41 OR A SUBSTANTIALLY SIMILAR ADMINISTRATIVE EXEMPTION AND (I) SUCH TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD SUCH CERTIFICATE (OR INTEREST THEREIN) IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (A “COMPLYING INSURANCE COMPANY”), OR (C) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE SERVICER, AND UPON WHICH THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE SERVICER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE SERVICER OR THE TRUST FUND. EACH PURCHASER OF THIS CERTIFICATE IN BOOK-ENTRY FORM WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OF THIS CERTIFICATE, EITHER THAT (I) IT IS NOT A PLAN INVESTOR OR (II) THE CLASS [B4] [B5] [B6] CERTIFICATES HAVE BEEN THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING AND THE TRANSFEREE IS A COMPLYING INSURANCE COMPANY.

P-3-2

Certificate No.	:

Cut-off Date	:

First Distribution Date	:

Initial Certificate Principal Amount of this Certificate (“Denomination”)	:	$

Initial Certificate Principal Amount of all Certificates of this Class	:	$

CUSIP	:

Interest Rate	:

Final Scheduled Distribution Date	:

NEW YORK MORTGAGE TRUST 2006-1

Mortgage Pass-Through Certificates

Class [    ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional adjustable rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

NYMT Securities Corporation, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Amount at any time may be less than the Certificate Principal Amount as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that                                          is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Principal Amount of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by NYMT Securities Corporation (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) NYMT Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee on behalf of New York Mortgage Trust, 2006-1, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, NYMT Servicing

P-3-3

Corporation, as a Servicer, Cenlar FSB, as Subservicer, and The New York Mortgage Company, LLC, as Seller. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Certificate Registrar in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Certificate Registrar an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

[FOR THE CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES ONLY:] No transfer of this Certificate shall be registered unless the prospective transferee provides the Securities Administrator with (a) a representation to the effect that such transferee is neither an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or similar law, nor a person acting for, on behalf of or with the assets of, any such plan (collectively, a “Plan Investor”), (b) such Certificate has been the subject of an ERISA Qualifying Underwriting under Prohibited Transaction Exemption 2002-41 or a substantially similar administrative exemption and (i) such transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied (a “Complying Insurance Company”), or (c) an opinion of counsel satisfactory to the Trustee, the Securities Administrator and the Servicer, and upon which the Trustee, the Securities Administrator, the Master Servicer and the Servicer shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the prospective transferee will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Master Servicer or the Servicer to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Trust Fund. Each purchaser of this Certificate in book-entry form will be deemed to have represented, by virtue of its acquisition of this Certificate, either that (i) it is not a Plan Investor or (ii) the Class [B4] [B5]

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[B6] certificates have been the subject of an ERISA Qualifying Underwriting and the transferee is a Complying Insurance Company.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Securities Administrator.

*            *            *

P-3-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:         , 20

WELLS FARGO BANK, N.A., as Securities Administrator, on behalf of the Trustee

By

Countersigned:

By
Authorized Signatory of WELLS FARGO BANK, N.A., as Securities Administrator, on behalf of the Trustee

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EXHIBIT R

RELEVANT SERVICING CRITERIA

SERVICING CRITERIA TO BE ADDRESSED

IN ASSESSMENT OF COMPLIANCE

Key:

X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicers	Wells Fargo

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X

Reg AB Reference	Servicing Criteria	Servicers	Wells Fargo

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.	X	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

Reg AB Reference	Servicing Criteria	Servicers	Wells Fargo

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

Reg AB Reference	Servicing Criteria	Servicers	Wells Fargo

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT S

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information

Information included in the [Monthly Statement]	Servicer Master Servicer Securities Administrator

Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding sknown to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer

• Any other party contemplated by 1100(d)(1)	Depositor

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator Trustee, as to Master Servicer Events of Default only

Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator

Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible

Item 1115(b) – Derivative Counterparty Financial Information*

• Determining current maximum probable exposure	Depositor

• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits

Monthly Statement to Certificateholders	Securities Administrator

Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT T

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor

Reg AB Item 1112(b): Significant Obligors of Pool Assets

Significant Obligor Financial Information*	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information

• Determining current maximum probable exposure	Depositor

• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer

• Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:	Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT U

FORM 8-K DISCLOSURE INFORMATION

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties, as to themselves

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties, as to themselves

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor

• Sponsor (Seller)	Depositor/Sponsor (Seller)

• Depositor	Depositor

• Master Servicer	Master Servicer

• Affiliated Servicer	Servicer

• Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer

• Other material servicers	Servicer

• Trustee	Trustee

• Securities Administrator	Securities Administrator

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Partly Responsible
• Significant Obligor	Depositor
• Credit Enhancer (10% or more)	Depositor
• Derivative Counterparty	Depositor
• Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/Servicer/ Trustee (as to new trustee)

Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Partly Responsible

Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator/Trustee

Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Securities Administrator Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT V

ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A. as Securities Administrator

Old Annapolis Road

Columbia, Maryland 21045

Fax: (410) 715-2380

E-mail: cts.sec.notifications@wellsfargo.com

[insert name and address of Depositor]

Attn:	Corporate Trust Services - [DEAL NAME]-SEC REPORT PROCESSING

RE:	**Additional Form [ ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [    ] of the Pooling and Servicing Agreement, dated as of [    ] [    ], 2006, among [    ], as [    ], [    ], as [    ], [    ], as [    ] and [    ], as [    ]. The Undersigned, as [    ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [    ].

Description of Additional Form [    ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [    ] Disclosure:

Any inquiries related to this notification should be directed to [    ], phone number: [    ]; email address: [    ].

[NAME OF PARTY] as [role]

By:
Name:
Title:

V-1

EXHIBIT W

ABN AMRO SERVICING AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “Assignment”), dated as of March 1, 2006, is entered into among NYMT Securities Corporation, a Delaware corporation (the “Depositor”), U.S. Bank National Association, as trustee (the “Trustee”) of New York Mortgage Trust 2006-1, a common law trust (the “Issuing Entity”), The New York Mortgage Company, LLC, having an address at 1301 Avenue of the Americas, New York, NY 10019 (the “NYMC”) and ABN AMRO Mortgage Group, Inc., having an address at 2600 West Big Beaver Road, Troy, Michigan 48084 (the “Servicer”).

WHEREAS NYMC and the Servicer have entered into a certain Master Mortgage Loan Sale and Servicing Agreement, dated as of February 1, 2006 (the “Agreement”), pursuant to which NYMC has acquired certain Mortgage Loans pursuant to the terms of the Agreement and the Servicer agreed to service such Mortgage Loans;

WHEREAS the Depositor has agreed, on the terms and conditions contained herein, to purchase from NYMC certain of the mortgage loans (the “Specified Mortgage Loans”) which are subject to the provisions of the Agreement and are listed on the mortgage loan schedule attached as Exhibit A hereto, which may be supplemented from time to time upon mutual agreement of the parties (the “Specified Mortgage Loan Schedule”); and

WHEREAS the Trustee, on behalf of the Issuing Entity, has agreed, on the terms and conditions contained herein, to purchase from the Depositor the Specified Mortgage Loans;

WHEREAS Wells Fargo Bank, N.A., as the master servicer (the “Master Servicer”) is entering into a Pooling and Servicing Agreement, dated as of March 1, 2006, (the “Pooling and Servicing Agreement”), among NYMT Securities Corporation, the Master Servicer, Wells Fargo Bank, N.A. as securities administrator (in such capacity, the “Securities Administrator”), NYMT Servicing Corporation, Cenlar FSB, The New York Mortgage Company, LLC and U.S. Bank National Association, pursuant to which the Master Servicer will supervise, monitor and oversee the servicing of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. Assignment and Assumption

(a) On and of the date hereof, NYMC hereby sells, assigns and transfers to the Depositor all of its right, title and interest in the Specified Mortgage Loans and under the Agreement to the extent relating to the Specified Mortgage Loans, the Depositor hereby accepts such assignment from NYMC (the “First Assignment and Assumption”), and the Servicer hereby acknowledges the First Assignment and Assumption.

NYMC specifically reserves and does not assign to the Depositor hereunder any and all right, title and interest in, to and under and all obligations of NYMC with respect to any Mortgage Loans subject to the Agreement which are not the Specified Mortgage Loans.

(b) On and of the date hereof, immediately after giving effect to the First Assignment and Assumption, the Depositor hereby sells, assigns and transfers to the Trustee, on behalf of the Issuing Entity, all of its right, title and interest in the Specified Mortgage Loans and under the Agreement to the extent relating to the Specified Mortgage Loans, and the Trustee, on behalf of the Issuing Entity, hereby accepts such assignment from the Depositor (the “Second Assignment and Assumption”), and the Servicer hereby acknowledges the Second Assignment and Assumption.

(c) On and as of the date hereof, NYMC represents and warrants to the Depositor, the Trustee and the Servicer that NYMC has not taken any action that would serve to impair or encumber the respective ownership interests of the Depositor and the Trustee in the Specified Mortgage Loans since the date of NYMC’s acquisition of the Specified Mortgage Loans.

2. Recognition of Trustee and REMIC Election

(a) From and after the date hereof, both NYMC and the Servicer shall note the transfer of the Specified Mortgage Loans to the Trustee, in their respective books and records and shall recognize the Trustee, on behalf of the Issuing Entity, as of the date hereof, as the owner of the Specified Mortgage Loans and the “Purchaser” under the Agreement with respect to such Specified Mortgage Loans.

(c) The Depositor hereby notifies the Servicer that one or more REMIC elections have been made with respect to the Specified Mortgage Loans.

3. Representations and Warranties

(a) The Depositor represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Servicer or NYMC other than those contained in the Agreement or this Assignment.

(b) The Trustee represents and warrants to NYMC, the Depositor and the Servicer that, from and after the date hereof, it agrees to be bound by all of the terms and conditions under the Agreement as amended herein and the Trustee assumes for the benefit of the Issuing Entity all of the obligations of the “Purchaser” thereunder, but only, in both instances, with respect to the Specified Mortgage Loans.

(c) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

(d) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(e) Pursuant to Section 11.24 of the Agreement, the Servicer hereby restates, as of March 30, 2006, the representations and warranties contained in Section 6.01 and Section 11.23 of the Agreement and by this reference incorporates such representations and warranties herein, as of March 30, 2006.

4. Servicing of the Mortgage Loans. The Servicer shall service the Specified Mortgage Loans for the Trustee in accordance with the Agreement as amended hereby.

5. Recognition of the Master Servicer. The Trustee hereby notifies the Servicer that it has engaged Wells Fargo Bank, N.A. as the Master Servicer of the Specified Mortgage Loans to enforce the obligations of the Servicer and to exercise the rights of the Purchaser on behalf of the Issuing Entity under the Agreement as amended hereby with respect to the Specified Mortgage Loans and to enforce compliance with the REMIC Provisions. The Servicer hereby acknowledges that Wells Fargo Bank, N.A. has been appointed as the Master Servicer of the Specified Mortgage Loans pursuant to the Pooling and Servicing Agreement and, therefore, has the right to enforce all obligations of the Servicer under the Agreement as amended hereby including, without limitation, the right to terminate the Servicer under the Agreement upon the occurrence of an event of default thereunder. The Servicer shall make all distributions under the Agreement to the Master Servicer by wire transfer of immediately available funds to:

Wells Fargo Bank, N.A.

ABA Number: 121-000-248

Account Name: SAS Clearing

Account number: 3970771416

For further credit to: NYMT 2006-1, Account Number: 50907400

The Servicer shall deliver all reports, documents and other information required to be delivered to the Purchaser or the Master Servicer under the Agreement to the Master Servicer at the following address:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Client Manager – NYMT 2006-1

Telecopier: (410) 715-2380

6. Statements to the Purchaser

No later than the tenth (10th) calendar day (or if such (10th) day is not a Business Day, the first business day immediately preceding such tenth (10th) day of each month, the Company shall furnish to the Master Servicer an electronic file containing the data specified in Exhibit B, which data shall reflect information as to the period ending on the last day of the preceding month, and Exhibit C with respect to realized losses and gains with each such report.

7. Modifications to the Agreement

Section 1 of the Agreement is hereby amended by adding the following definitions:

Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and Treasury regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Section 6.01 of the Agreement is hereby amended by adding the following paragraphs thereto:

(pp) No Mortgage Loan is 30 days or more delinquent as of the date of this Agreement; in addition, as of the date of this Agreement, no Mortgage Loan was in foreclosure, nor are foreclosure proceedings imminent with respect to any Mortgage Loan.

Section 6.03 of the Agreement is hereby amended by adding the following at the end of such section:

Notwithstanding anything to the contrary in this Agreement, if a REMIC election has been made with respect to the arrangement under which the Specified Mortgage Loans are held, any substitution of a Qualified Substitute Mortgage Loan shall be effected not later than 90 days after the related Closing Date unless an opinion is provided pursuant to Section 11.26 herein.

Section 11.15 of the Agreement is hereby amended by deleting the second paragraph therein and inserting the following therein:

With respect to any remittance received by the Master Servicer after the business day on which such payment was due, the Master Servicer shall send written notice thereof to the Servicer. The Servicer shall pay to the Master Servicer, interest on such late remittance at an annual rate equal to the Prime Rate (as defined in the Wall Street Journal) plus one percentage point, but in no event greater than the maximum amount allowed by law.

The Agreement is hereby amended by adding the following new Section 11.26:

Section 11.26 Compliance with REMIC Provisions

If Seller has received written notice from Purchaser (or the Purchaser’s designee) that a REMIC election has been made with respect to the arrangement under which any Mortgage Loans and REO Property are held, Seller shall not take any action, or omit to take any action, that, under the REMIC Provisions, if taken or not taken, as the case may be, would (i) cause the termination of the status of the REMIC as a REMIC, (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code), or (iii) cause any REO Property to fail to qualify as “foreclosure property”

within the meaning of Section 860(G)(a)(8) of the Code or result in the receipt by the REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code unless the Master Servicer has received an independent opinion of federal income tax counsel reasonably acceptable to the Master Servicer (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax outlined above. If a REMIC election is made with respect to the arrangement under which REO Property is held, Seller shall use good faith efforts to dispose of such REO Property within three years or such other period as may be permitted under Section 860G(a)(8) of the Code or granted by the Internal Revenue Service. Notwithstanding any other provision of this Agreement, Seller shall have no liability under this Agreement for not selling any REO Property within such three year period if, after Seller has made a good faith effort to dispose of the REO Property, the REO Property is unsalable for any reason, of if Purchaser withholds its consent to the disposition thereof, Seller shall in no event by obligated to purchase the REO Property.

Section 11A.02(d) of the Agreement is hereby amended by deleting the reference to “so requested by the Purchaser and” in the first sentence thereof.

Section 11A.03 of the Agreement is hereby amended by replacing the references to “the Purchaser or its designee” and “the Purchaser” with “the Master Servicer.”

Sections 11A.04(a) and (b) of the Agreement are hereby amended by replacing the references to “the Purchaser or its designee” and “ the Purchaser” with “the Master Servicer.”

Section 11A.04(a)(i) of the Agreement is hereby amended by deleting the reference to “in the form annexed hereto as Exhibit 7.”

Section 11A.04(c) of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with a new Section 11A.04(c) as follows:

For so long as any of the Mortgage Loans are being serviced by Seller as part of a Securitization Transaction and a certificate with respect to servicing is required to be furnished by the Master Servicer on behalf of the Purchaser under the Sarbanes-Oxley Act of 2002, as amended (the “Act”), and any rules and regulations promulgated thereunder, an authorized officer of the Company, on or before March 1st of each year, shall execute and deliver, and shall cause each Subservicer and Subcontractor engaged by the Servicer to perform any of the servicing criteria identified on Exhibit 5 hereto with respect to the Specified Mortgage Loans to provide, an officer’s backup certificate to the Master Servicer for the previous calendar year in the form set forth in Exhibit 4 hereto; provided, however, that, on or before January 2nd of each year, except for the first year after the date of the Securitization Transaction, the Master Servicer shall have given the Company a written notification that a certificate with respect to servicing for the previous calendar year is required under the Act to be furnished that year by the Master Servicer. Should the need for any of the certificates, reports, or other items of this Section 11A.04(c) required of Purchaser or the Master Servicer for compliance with the Exchange Act be reduced or eliminated by termination or suspension of the duty of Purchaser or the Master Servicer to file reports under the Exchange Act or by act of the U.S. Congress, government regulation, published Commission staff statement or otherwise, then the requirements of the Seller under this Section 11A.04(c) shall be reduced accordingly. The Master Servicer shall promptly notify Seller in writing of any termination of registration or any suspension of the duty to file reports under the Exchange Act, including the filing of a Form 15 under sections 12(g) or 13 and 15(d) thereof.

Section 11A.05 of the Agreement is hereby amended by replacing the references to “the Purchaser” and “Purchaser (or any designee of Purchaser, such as a master servicer),” but not the references to “Purchaser’s Securitization Transaction,” with “the Master Servicer.”

Section 11A.05(b) of the Agreement is hereby amended by inserting “and any other certification” after the reference to “assessment of compliance and attestation” in the last sentence therein.

Except for the last sentence of subsection (h)(ii) thereof, Section 11A.06 of the Agreement is hereby amended by replacing the references to “Purchaser” and “Purchaser or Purchaser’s Agent” with “the Master Servicer.” The last sentence of Section 11A.06(h)(ii) shall be amended to read as follows:

Neither the Purchaser nor the Master Servicer shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph (h)(ii) if a failure of the Seller to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Specified Mortgage Loans.

Sections 11A.06(e) and (f) of the Agreement are hereby amended by deleting the references to “(a)” after the references to “11A.05” therein.

Exhibit 5 of the Agreement is hereby amended by deleting the reference to “if in trans. docs.” regarding the reference to Item 1122(d)(iii).

Exhibit 7 of the Agreement is hereby amended by deleting such Exhibit in its entirety (including Exhibits A and B thereto).

8. Third Party Beneficiary

For purposes of this Assignment, the Master Servicer shall be considered a third party beneficiary to this Assignment, entitled to all the rights and benefits hereof as if it were a direct party to this Assignment.

9. Limitation of Liability

It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trustee, not individually or personally but solely as the trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it.

10. Continuing Effect

Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

11. Governing Law

This Assignment shall be governed by, and construed in accordance with, the laws of the United States of America, and to the extent not preempted thereby, the laws of the State of Delaware, without regard to the choice of law rules of Delaware or any other jurisdiction.

12. Notices

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, return receipt requested, or, if by other means, when received by the other party with evidence of receipt at the address as follows:

In the case of NYMC:

The New York Mortgage Company, LLC

1301 Avenue of the Americas

New York, NY 10019

Attention: David Akre, NYMT 2006-1

Phone: (212) 634-9400

In the case of the Depositor:

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

Attention: David Akre, NYMT 2006-1

Phone: (212) 634-9400

In the case of the Trustee:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3D

St. Paul, Minnesota 55107

Telecopier: (651) 495-8090

In the case of the Servicer:

ABN AMRO Mortgage Group, Inc.

2600 West Big Beaver Road

Troy, Michigan 48084

Attn: Richard F. Geary

Phone: (248) 457-5866

Telecopier: (248) 457-5071

With copy to:

LaSalle Bank Corporation

Legal Department – M 0900-380

2600 West Big Beaver Road

Troy, Michigan 48084

Attn: Thomas E. Reiss

Phone: (248) 637-2571

Telecopier: (248) 637-2768

In the case of the Master Servicer:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Client Manager – NYMT 2006-1

Phone: (301) 815-6600

Telecopier: (410) 715-2380

or to such other address as may hereafter be furnished by a party hereto to the other parties hereto in accordance with the provisions of the Agreement.

13. Ratification

Except as modified and expressly amended by this Assignment, the Agreement is in all respects ratified and confirmed, and all terms, provisions and conditions thereof shall be and remain in full force and effect.

14. Counterparts

This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

15. Definitions

Any capitalized term used but not defined in this Assignment has the same meaning as in the Agreement.

16. Jury Waiver

EACH PARTY ACKNOWLEDGES THAT THE RIGHT OF TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT ONE THAT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH LEGAL COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, FOR ITS OWN BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION IN ANY WAY RELATED TO THIS AGREEMENT, PERFORMANCE THEREUNDER, AND/OR ENFORCEMENT THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

THE NEW YORK MORTGAGE COMPANY, LLC

By:	/s/ Steven B. Schnall
	Name:	Steven B. Schnall
	Title:	Chief Executive Officer

NYMT SECURITIES CORPORATION, as Depositor

By:	/s/ David A. Akre
	Name:	David A. Akre
	Title:	President

U.S. BANK NATIONAL ASSOCIATION, as Trustee of New York Mortgage Trust 2006-1

By:	/s/ Becky Warren
	Name:	Becky Warren
	Title:	Assistant Vice President

ABN AMRO MORTGAGE GROUP, INC., as Servicer

By:	/s/ Gregory Mass
	Name:	Gregory Mass
	Title:	Vice President

EXHIBIT A

SPECIFIED MORTGAGE LOAN SCHEDULE

LOAN NUMBER

216220787	651672070	216010750	651080063
651595522	651290045	651520247	216284740
651582377	651602521	651355281	651487133
651424605	651473353	651675120	651081805
650930935	651635644	650266771	650711451
650794042	650793325	650935667	651203993
651449090	651577746	550161136	649154308
649626375	650042907	650525672	650610961
650623911	650679473	650728449	650761349
650831445	650840037	650861910	650876928
650916608	650945066	650965221	650968930
650990108	651011855	651073543	651382126
650428710	650573078	650622874	650631067
650736427	650738032	650792994	650842313
650864979	650870682	650928123	650943019
650960545	650982222	651070458	651106917
651147404	651174215	651258944	651299896
651300775	651321736	651397942	651417628
651434253	651524708	651534937	651544699
651560315	550164550	650632898	650695177
650788384	650805170	650890312	650949641
651056449	651079208	651132544	651137710
651138254	651183626	651243946	651389920
651481887	651533037	651578918	651590106
651598547	651623582	216107493	650981005
651123725	651259649	651291035	651547705
651550426	651554237	651567367	650956435
651428051	651440901	651445029	651511667
651500904	651499013	651578952	651613626
651644827	651671649	216272735	647165465
651371418	651435733	651545484	651445826
651554191	550175314	650753668	550169098
649595551	649920577	650133883	650849207
651160903	651208830	550151975	649918005
650719040	650909006	651015995	649071193
650290986	650801336	650836246	651629429
650990972	651445520	651728884	649992266
650256519	650627595	650634709	651144913
651256679	651384139	651517071	651548385
651577201	651585973	651650826	651676018
651708470	649398142	651064325	651109750
651148531	651189427	651336620	651354291
651378858	651532957	651545656	651559835
651563147	651632787	651235365	651376253
651532376	651616435	651656582	216153673
651471088	651706456	650206448	651366832
651733756	651265670	550174916	550169021
649937930	650495131	651572455	651598989
650889945	651634040	651402609	651589238
651660281	651435378	651535698	651540092
651577791	651590413	651620486	651651100

651658539	651704773	651706092	650416987
650525240	651451084	651487941	651700438
651710793	651722833	651742848	650770716
651512511	651644315	651672161	651776202
650444981	651491435	651610690	651637760
651714036	651507080	651594678	651653066
216291339	651589648	216210160	651601187
651615708	651763274	651782415	651786317
651840870	651867133	651701714	651731992
651801247	651822561	651930232	651964084
651396462	651745603	651769908	651709507
651773458	651911945	216331554	651874724
651618574	651719849	550184861	651474058
651798641	216085545	650840388	651076524
651132771	650660234	651465455	651550233
651648718	651763742	651777156	651886944
651891623	651444277	651464706	651592756
651674447	651714673	651616663	651683530
651790051	651801043	651888866	651906492
216318476	650274203	651690049	651773539
651976545	651160195	651660292	651747148
216278025	651695681	651896387	651907368
651572694	651907712	651952774	651957472
652172475	652003481	652086243	652182672
652199671	651892292	651896116	651953786
652127059	652214943	652234572	652082580
652081044	652183070	216328877	651735634
651934463	652069413	652273331	550191132
651890906	651958440	652272762	216312152
651977034	652166068	650666207	651894114
216022812	651744817	652067228	652084467
651603327	651776587	651873789	651896150
652022360	652083843	652098533	652105612
652194916	652246133	652254613	651638772
651947754	652067989	652072145	652169551
652293643	651674937	651738341	651756641
651933053	651958747	652040625	652101903
652168538	652222408	216235238	651150320
651643483	651919055	652048111	652089838
652206512	216322973	652013369	652014678
652062644	652071086	550189811	652006473
652197668	651858768	652048315	652194459
652202596	652336256

EXHIBIT B

Monthly Reporting Data

(Contact Hunton & Williams LLP for this information)

EXHIBIT C

REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.	The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

•	For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

•	For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

•	Other expenses - copies of corporate advance history showing all payments

•	REO repairs > $1500 require explanation

•	REO repairs >$3000 require evidence of at least 2 bids.

•	Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

•	Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

•	Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

•	Copy of EOB for any MI or gov’t guarantee

•	All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by:	Date:
Phone:	Email Address:

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No.

Borrower’s Name:

Property Address:

Liquidation Type: REO Sale                     3rd Party Sale                     Short Sale                         Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown                     Yes                             No

If “Yes”, provide deficiency or cramdown amount

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$	______________	(1)
(2)	Interest accrued at Net Rate		______________	(2)
(3)	Accrued Servicing Fees		______________	(3)
(4)	Attorney’s Fees		______________	(4)
(5)	Taxes (see page 2)		______________	(5)
(6)	Property Maintenance		______________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)		______________	(7)
(8)	Utility Expenses		______________	(8)
(9)	Appraisal/BPO		______________	(9)
(10)	Property Inspections		______________	(10)
(11)	FC Costs/Other Legal Expenses		______________	(11)
(12)	Other (itemize)		______________	(12)
	Cash for Keys_______________________		______________	(12)
	HOA/Condo Fees_____________________		______________	(12)
	____________________________________		______________	(12)

	Total Expenses	$	______________	(13)
Credits:
(14)	Escrow Balance	$	______________	(14)
(15)	HIP Refund		______________	(15)
(16)	Rental Receipts		______________	(16)
(17)	Hazard Loss Proceeds		______________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance		______________	(18a )
HUD Part A
			______________	(18b )
HUD Part B
(19)	Pool Insurance Proceeds		______________	(19)
(20)	Proceeds from Sale of Acquired Property		______________	(20)
(21)	Other (itemize)		______________	(21)
			______________	(21)
	Total Credits	$	______________	(22)
	Total Realized Loss (or Amount of Gain)	$	______________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

SCHEDULE A

MORTGAGE LOAN SCHEDULE

(Contact Hunton & Williams for a copy)

Schedule A-1